Filed with the Securities and Exchange Commission on April 29, 2011

1940 Act File No. 811-09923

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940		☒
Amendment No.	22	☒

KINETICS PORTFOLIOS TRUST
(Exact Name of Registrant as Specified in Charter)

555 Taxter Road, Suite 175
Elmsford, New York 10523
(Address and Zip Code of Principal Executive Offices)

1-800-930-3828
Registrant's Telephone Number, including Area Code

Leonid Polyakov
555 Taxter Road, Suite 175
Elmsford, New York 10523
(Name and Address of Agent for Service)

With a copy to:
Mary Jo Reilly, Esq.
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPANATORY NOTE

This Amendment No. 22 to the Registration Statement of Kinetics Portfolios Trust (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-09923) the “Registration Statement” is being filed as a part of the Registration Statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”).  Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely to eligible investors in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Accordingly, investments in any of the series of the Registrant may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, and certain qualified pension and retirement plans.  The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests of any of the series of the Registrant.

Responses to Items 1, 2, 3, 4 and 13 of Part A and Items 28(e) and (i)-(k) of Part C have been omitted pursuant to paragraph B.2.(b) of the General Instructions to Form N-1A.

This Amendment No. 22 to the Registration Statement of the Trust is being filed to annually update information for the Trust’s series.

Name of Portfolio	Ticker Symbol
The Internet Portfolio	Not Applicable
The Global Portfolio	Not Applicable
The Paradigm Portfolio	Not Applicable
The Medical Portfolio	Not Applicable
The Small Cap Opportunities Portfolio	Not Applicable
The Market Opportunities Portfolio	Not Applicable
The Water Infrastructure Portfolio	Not Applicable
The Multi-Disciplinary Portfolio	Not Applicable

each a series of Kinetics Portfolios Trust
a Delaware statutory trust

Prospectus

May 1, 2011

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of the Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Summary Section	1

Summary Information About Purchases, Sales, And Taxation	3

Overview	4

Investment Objective, Principal Investment Strategies and Principal Risks of the Internet Portfolio	4

Investment Objective, Principal Investment Strategies and Principal Risks of the Global Portfolio	7

Investment Objective, Principal Investment Strategies and Principal Risks of the Paradigm Portfolio	9

Investment Objective, Principal Investment Strategies and Principal Risks of the Medical Portfolio	11

Investment Objective, Principal Investment Strategies and Principal Risks of the Small Cap Portfolio	13

Investment Objective, Principal Investment Strategies and Principal Risks of the Market Opportunities Portfolio	15

Investment Objective, Principal Investment Strategies and Principal Risks of the Water Infrastructure Portfolio	17

Investment Objective, Principal Investment Strategies and Principal Risks of the Multi-Disciplinary Portfolio	21

Additional Strategies and Risks of the Portfolios	24

Additional Strategies and Risks of the Portfolios	24

Portfolio Holdings Information	29

Management of the Portfolios	29

Valuation of the Portfolios	31

Purchase of Beneficial Interests in the Portfolios	32

Redemption of Beneficial Interests in the Portfolios	32

Exchange Privilege	33

Restrictions on Excessive Trading Practices	33

Taxes	33

Distribution of Shares	34

Counsel and Independent Registered Public Accounting Firm	34

Summary Section

Internet Portfolio

Management
Investment Adviser. The Internet Portfolio’s investment adviser is Kinetics Asset Management, LLC (“Kinetics” or “Investment Adviser”).

Portfolio Managers. The Internet Portfolio is managed by an investment team with Peter B. Doyle and James Davolos as the Co-Portfolio Managers.

Investment team member	Primary Title	Years of Service with the Portfolio
Peter B. Doyle	Chairman of the Board; President	12
James Davolos	Portfolio Manager	5
Paul Mampilly	Portfolio Manager	5
Steven Tuen	Portfolio Manager	8
Murry Stahl	Director of Research	12

Global Portfolio

Management
Investment Adviser. The Global Portfolio’s investment adviser is Kinetics Asset Management, LLC.

Portfolio Managers. The Global Portfolio is managed by an investment team with Mr. Tuen and Mr. Mampilly as the Co-Portfolio Managers.

Investment team member	Primary Title	Years of Service with the Portfolio
Paul Mampilly	Portfolio Manager	5
Steven Tuen	Portfolio Manager	12
Peter B. Doyle	Chairman of the Board; President	12
James Davolos	Portfolio Manager	5
Murray Stahl	Portfolio Manager	12

Paradigm Portfolio

Management
Investment Adviser. The Paradigm Portfolio’s investment adviser is Kinetics Asset Management, LLC.

Portfolio Managers. The Paradigm Portfolio is managed by an investment team with Mr. Doyle and Mr. Stahl as the Co-Portfolio Managers.

Investment team member	Primary Title	Years of Service with the Portfolio
Peter B. Doyle	Chairman of the Board; President	12
Murray Stahl	Director of Research	12
Paul Mampilly	Portfolio Manager	5
James Davolos	Portfolio Manager	5

1

Medical Portfolio

Management
Investment Adviser. The Medical Portfolio’s investment adviser is Kinetics Asset Management, LLC.

Portfolio Managers. The Medical Portfolio is managed by an investment team with Bruce P. Abel as the Portfolio Manager.

Investment team member	Primary Title	Years of Service with the Portfolio
Bruce P. Abel	Portfolio Manager	12
Peter B. Doyle	Chairman of the Board; President	12

Small Cap Opportunities Portfolio (the “Small Cap Portfolio”)

Management
Investment Adviser. The Small Cap Portfolio’s investment adviser is Kinetics Asset Management, LLC.

Portfolio Managers.  The Small Cap Portfolio is managed by an investment team with Mr. Doyle and Mr. Davolos as the Co-Portfolio Managers.

Investment team member	Primary Title	Years of Service with the Portfolio
Peter B. Doyle	Chairman of the Board; President	9
Paul Mampilly	Portfolio Manager	5
James Davolos	Portfolio Manager	5
Murray Stahl	Director of Research	11

Market Opportunities Portfolio

Management
Investment Adviser. The Market Opportunities Portfolio’s investment adviser is Kinetics Asset Management, LLC.

Portfolio Managers. The Market Opportunities Portfolio is managed by an investment team with Mr. Doyle and Mr. Stahl as the Co- Portfolio Managers.

Investment team member	Primary Title	Years of Service with the Portfolio
Peter B. Doyle	Chairman of the Board; President	5
Murray Stahl	Director of Research	5
Paul Mampilly	Portfolio Manager	5
James Davolos	Portfolio Manager	5

Water Infrastructure Portfolio

Management
Investment Adviser. The Water Infrastructure Portfolio’s investment adviser is Kinetics Asset Management, LLC.

Portfolio Managers. The Water Infrastructure Portfolio is managed by an investment team with Mr. Stahl and Mr. Kingsley as the Co- Portfolio Managers.

Investment team member	Primary Title	Years of Service with the Portfolio
Peter B. Doyle	Chairman of the Board; President	<1
Murray Stahl	Director of Research	<1
David Kingsley	Portfolio Manager	<1

2

Multi-Disciplinary Portfolio

Management
Investment Adviser. The Multi-Disciplinary Portfolio’s investment adviser is Kinetics Asset Management, LLC.

Portfolio Managers. The Multi-Disciplinary Portfolio is managed by an investment team with Mr. Stahl and Mr. Kingsley as the Co- Portfolio Managers.

Investment team member	Primary Title	Years of Service with the Portfolio
Peter B. Doyle	Chairman of the Board; President	3
Murray Stahl	Director of Research	3
David Kingsley	Portfolio Manager	3

Summary Information About Purchases, Sales, And Taxation

Purchase and Sale of Portfolio Shares
Investments in a Portfolio are sold solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

Tax Information
Each Portfolio is treated as a partnership for federal income tax purposes.  Each year, you will be taxable on a flow-through basis on your share of net income and gain of the Portfolio, and the Portfolio will provide you with an IRS Schedule K-1 that sets forth those tax items.  Additional information on tax aspects of an investment in a Portfolio is set forth below under the heading “Taxes.”

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Overview

EXPLANATORY NOTE

This Prospectus is being filed as a part of the Registration Statement filed by the Kinetics Portfolios Trust (the “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”).  Beneficial interests of each series (each a “Portfolio” and collectively, the “Portfolios”) of the Trust are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests are issued solely to eligible investors in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Accordingly, investments in any of the series of the Trust described herein may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, and certain qualified pension and retirement plans.  No part of this Prospectus or of the Trust’s Registration Statement constitutes an offer to sell, or the solicitation of an offer to buy, any beneficial interests of any of the series described herein or any other series of the Trust.

Responses to Items 1, 2, 3, 4 and 13 of Part A and Items 28(e) and (i)-(k) of Part C have been omitted pursuant to paragraph B.2.(b) of the General Instructions to Form N-1A.

Investment Objective, Principal Investment Strategies and Principal Risks of the Internet Portfolio

Investment Objective
The investment objective of the Internet Portfolio is long-term growth of capital.  The Internet Portfolio seeks to obtain current income as a secondary objective.

Principal Investment Strategies
The Internet Portfolio is a non-diversified mutual fund that invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and International Depositary Receipts (“IDRs”)), of U.S. and foreign companies engaged in the Internet and Internet-related activities and whose businesses are vastly improved through the distribution of content and reduction of costs with the use of the Internet.  The Internet Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Internet Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Investment Adviser believes that the Internet offers unique investment opportunities due to its ever-growing use and popularity among business and personal users alike.  The Internet is a collection of connected computers that allows commercial and professional organizations, educational institutions, government agencies and consumers to communicate electronically, access and share information and conduct business around the world.

Internet Portfolio securities will be selected by the Investment Adviser from companies that are engaged in the development of hardware, software and telecommunications solutions that enable the transaction of business on the Internet by individuals and companies engaged in private and commercial use of the Internet as well as companies that offer products and services primarily via the Internet.  Accordingly, the Internet Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values.  These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, they meet the Internet Portfolio’s investment criteria.  Also, such companies’ core business may not be primarily Internet-related.  Such companies include, but are not limited to, the following:

»	Content Developers: Companies that supply proprietary information and entertainment content, such as games, music, video, graphics and news, on the Internet.

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»
Computer Hardware: Companies that develop and produce computer and network hardware such as modems, switchers and routers, and those that develop and manufacture workstations and personal communications systems used to access the Internet and provide Internet services.

»
Computer Software: Companies that produce, manufacture and develop tools to access the Internet, enable Internet users to enhance the speed, integrity and storage of data on the Internet, facilitate information distribution and gathering on the Internet, and secure Internet-based transactions.

»	Venture Capital: Companies that invest in pre-IPO and start-up stage companies with business models related to the Internet.

»	Internet Service Providers: Companies that provide users with access to the Internet.

»	Internet Portals: Companies that provide users with search-engine services to access various sites by category on the Internet.

»	Wireless/Broadband Access: Companies that provide the infrastructure to enable high-speed and wireless communication of data via the Internet.

»	E-Commerce: Companies that derive a substantial portion of their revenue from sales of products and services conducted via the Internet.

»
Telecommunications: Companies that are primarily engaged in the development of the telecommunications transmission lines and software technologies that enhance the reach and bandwidth of Internet users.

»	Other Companies: Companies whose core business may not be primarily Internet-related include, but are not limited to, publishing and media companies.

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and business model as well as its ability to grow and expand its activities via the Internet or achieve a competitive advantage in cost/profitability and brand image leveraging via use of the Internet.  The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.  Furthermore, the Investment Adviser looks at the amount of capital a company currently expends on research and development.

Sell decisions are generally triggered by either adequate value being achieved, as determined by the Investment Adviser, or by an adverse change in a company’s operating performance or a deterioration of the company’s business model.  A sell trigger may also occur if the Investment Adviser discovers a new investment opportunity that it believes is more compelling and represents a greater risk reward profile than other investment(s) held by the Internet Portfolio.

The Internet Portfolio may invest up to 20% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Internet Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Internet Portfolio engages in a temporary defensive strategy, the Internet Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Internet Portfolio are listed below and could adversely affect the net asset value (“NAV”), total return and value of the Internet Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Internet Portfolio is likely to decline in value and you could lose money on your investment.

5

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Internet Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»
Internet Industry Concentration Risks: Investing a substantial portion of the Internet Portfolio’s assets in the Internet industry carries the risk that Internet-related securities will decline in price due to Internet developments.  Companies that conduct business on the Internet or derive a substantial portion of their revenues from Internet-related activities in general are subject to a rate of change in technology and competition which is generally higher than that of other industries.

»
Small and Medium-Size Company Risks: The Internet Portfolio may invest in the equity securities of small and medium-size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Internet Portfolio’s assets.

»
Foreign Securities Risks: The Internet Portfolio may invest in foreign securities directly or through ADRs, GDRs and IDRs.  Foreign securities can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»
Non-Diversification Risks: As a non-diversified investment company, the Internet Portfolio can invest a large percentage of its assets in a small number of issuers.  As a result, a change in the value of any one investment may affect the overall value of the Internet Portfolio’s shares more than shares of a diversified mutual fund that holds more investments.

»
Option Transaction Risks:  Purchasing and writing put and call options are highly specialized activities and entail greater than ordinary investment risks.  The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities markets.  By writing put options on equity securities, the Internet Portfolio gives up the opportunity to benefit from potential increases in the value of the common stocks above the strike prices of the written put options, but continues to bear the risk of declines in the value of its common stock portfolio.  The Internet Portfolio will receive a premium from writing a covered call option that it retains whether or not the option is exercised.  The premium received from the written options may not be sufficient to offset any losses sustained from the volatility of the underlying equity securities over time.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

»
Management Risk:  There is no guarantee that the Internet Portfolio will meet its investment objective. The Investment Adviser does not guarantee the performance of the Internet Portfolio, nor can it assure you that the market value of your investment will not decline.

6

Investment Objective, Principal Investment Strategies and Principal Risks of the Global Portfolio

Investment Objective
The investment objective of the Global Portfolio is long-term growth of capital.

Principal Investment Strategies
The Global Portfolio is a non-diversified mutual fund that invests, under normal circumstances, at least 65% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as ADRs, GDRs and IDRs) of foreign and U.S. companies listed on publicly traded exchanges in countries around the world.  Foreign companies are those companies with their primary place of business or headquarters located outside the U.S.  The Global Portfolio invests 40% or more of its net assets in companies located outside of the U.S. and invests in a least 3 countries, which may include the U.S.  The Global Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Global Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Global Portfolio may also invest in participatory notes. Participatory notes (commonly known as “P-notes”) are derivative instruments used by investors to take positions in certain foreign securities. P-notes are generally issued by the associates of foreign-based foreign brokerages and domestic institutional brokerages. P-notes represent interests in securities listed on certain foreign exchanges, and thus present similar risks to investing directly in such securities. P-notes also expose investors to counterparty risk, which is the risk that the entity issuing the note may not be able to honor its financial commitments.

The Global Portfolio securities selected by the Investment Adviser generally will be those of foreign companies that have the ability to facilitate an increase in the growth of their traditional business lines and those of U.S. companies that benefit from international economic growth.  An increase in growth may occur by entry into new distribution channels, through an ability to leverage brand identity, and by improvement in the underlying cost/profitability dynamics of the business.  Accordingly, the Global Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values.  These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, the companies meet the Global Portfolio’s investment criteria.  Such companies include, but are not limited to, the following:

»
Infrastructure:  Companies that hold equity stakes in or are involved in building, owning or operating infrastructure assets including electric generation and transmission, airports, toll roads, railways, ports, etc.

»	Energy: Companies that explore for, finance, produce, market or distribute energy-oriented products and services, including oil and natural gas, coal and alternate energy sources.

»	Utilities: Companies and industries such as gas, electric and telephone.

»	Financial Services: Companies that engage in financial service transactions such as banking, credit cards and investment services.

»	Real Estate Development: Companies that provide commercial real estate property and services.

»	Business Services: Companies that provide business-to-business products and services.

»	Healthcare: Companies and industries such as pharmaceuticals, healthcare services, contracting services, hospitals, medical devices, medical equipment, etc.

»	Media: Companies that provide print, broadcast, cable, satellite and web-based information and entertainment content.

»	Travel & Leisure: Companies that provide transportation and recreational services.

»	Retailers: Companies that sell retail products and services through traditional stores, catalogues, telemarketing, and web-sites.

7

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and business model as well as its ability to grow and expand its activities or achieve a greater competitive advantage in cost/profitability and brand image leveraging.  This evaluation by the Investment Adviser includes consideration of a company’s potential to maintain and grow long lived assets, while generating high returns on capital with operating predictability and transparency.  The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.

Sell decisions are generally triggered by either adequate value being achieved, as determined by the Investment Adviser, or by an adverse change in a company’s operating performance or a deterioration of the company’s business model.   A sell trigger may also occur if the Investment Adviser discovers a new investment opportunity that it believes is more compelling and represents a greater risk reward profile than other investment(s) held by the Global Portfolio.

The Global Portfolio may invest up to 35% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Global Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Global Portfolio engages in a temporary defensive strategy, the Global Portfolio may not achieve its investment objective.

Principal Risks of Investment
The Global Portfolio’s investments, including common stocks, have inherent risks that could cause you to lose money.  The principal risks of investing in the Global Portfolio are listed below and could adversely affect the NAV, total return and value of the Global Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Global Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Global Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»
Small and Medium-Size Company Risks: The Global Portfolio may invest in the equity securities of small and medium-size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Global Portfolio’s assets.

»
Foreign Securities Risks: The Global Portfolio may invest in foreign securities directly or through ADRs, GDRs and IDRs.  Foreign securities can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»
Non-Diversification Risks: As a non-diversified investment company, the Global Portfolio can invest a large percentage of its assets in a small number of issuers.  As a result, a change in the value of any one investment may affect the overall value of the Global Portfolio’s shares more than shares of a diversified mutual fund that holds more investments.

8

»
Option Transaction Risks: Purchasing and writing put and call options are highly specialized activities and entail greater than ordinary investment risks.  The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities markets.  By writing put options on equity securities, the Global Portfolio gives up the opportunity to benefit from potential increases in the value of the common stocks above the strike prices of the written put options, but continues to bear the risk of declines in the value of its common stock portfolio.  The Global Portfolio will receive a premium from writing a covered call option that it retains whether or not the option is exercised.  The premium received from the written options may not be sufficient to offset any losses sustained from the volatility of the underlying equity securities over time.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

»
Emerging Markets Risks: The risk that the securities markets of emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries as have historically been the case.

»
Derivatives Risks:  The Global Portfolio’s investments in P-notes and other derivative instruments may result in loss.  Derivative instruments may be illiquid, difficult to price and leveraged so that small changes may produce disproportionate losses to the Global Portfolio.

»
Management Risk:  There is no guarantee that the Global Portfolio will meet its investment objective. The Investment Adviser does not guarantee the performance of the Global Portfolio, nor can it assure you that the market value of your investment will not decline.

Investment Objective, Principal Investment Strategies and Principal Risks of the Paradigm Portfolio

Investment Objective
The investment objective of the Paradigm Portfolio is long-term growth of capital.

Principal Investment Strategies
The Paradigm Portfolio is a non-diversified mutual fund that invests, under normal circumstances, at least 65% of its net assets in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as ADRs, GDRs and IDRs) of U.S. and foreign companies.  The Paradigm Portfolio will invest in companies that the Investment Adviser believes are undervalued, that have, or are expected to soon have, high returns on equity and that are well positioned to reduce their costs, extend the reach of their distribution channels and experience significant growth in their assets or revenues.  The Paradigm Portfolio will carry out its investment strategy by regarding the investments as representing fractional ownership in the underlying companies’ assets.  This will allow the Paradigm Portfolio, to attempt to achieve its investment objective by acting as a classic value investor seeking high returns on equity, an intrinsic characteristic of the investment, not a reappraisal of a company’s stock value by the market, an external factor.  The Paradigm Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Paradigm Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

Paradigm Portfolio securities will be selected by the Investment Adviser from companies that are engaged in various industries that will facilitate an increase in the growth of traditional business lines, entry into new distribution channels, an ability to leverage brand identity, and an improvement in the underlying cost/profitability dynamics of the business.  These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, these companies meet the Paradigm Portfolio’s investment criteria.  Accordingly, the Paradigm Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values.  Such companies include, but are not limited to, the following:

»	Retailers: Companies that sell retail products and services through traditional stores, catalogues, telemarketing, and web-sites.

»	Media: Companies that provide print, broadcast, cable, satellite and web-based information and entertainment content.

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»	Financial Services: Companies that engage in financial service transactions such as banking, credit cards and investment services.

»	Real Estate Development: Companies that provide commercial real estate property and services.

»	Business Services: Companies that provide business-to-business products and services.

»	Travel & Leisure: Companies that provide transportation and recreational services.

»	Utilities: Companies and industries such as gas, electric and telephone.

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and traditional business lines as well as its ability to expand its activities or achieve competitive advantage in cost/profitability and brand image leveraging.  The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.

Sell decisions are generally triggered by either adequate value being achieved, as determined by the Investment Adviser, or by an adverse change in a company’s operating performance or a deterioration of the company’s business model.  A sell trigger may also occur if the Investment Adviser discovers a new investment opportunity that it believes is more compelling and represents a greater risk reward profile than other investment(s) held by the Paradigm Portfolio.

The Paradigm Portfolio may invest up to 35% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Paradigm Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Paradigm Portfolio engages in a temporary defensive strategy, the Paradigm Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Paradigm Portfolio are listed below and could adversely affect the NAV, total return and value of the Paradigm Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Paradigm Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Paradigm Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»
Small and Medium-Size Company Risks: The Paradigm Portfolio may invest in the equity securities of small and medium-size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Paradigm Portfolio’s assets.

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Foreign Securities Risks: The Paradigm Portfolio may invest in foreign securities directly or through ADRs, GDRs and IDRs.  Foreign securities can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

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Non-Diversification Risks: As a non-diversified investment company, the Paradigm Portfolio can invest a large percentage of its assets in a small number of issuers.  As a result, a change in the value of any one investment may affect the overall value of the Paradigm Portfolio’s shares more than shares of a diversified mutual fund that holds more investments.

»
Option Transaction Risks:  Purchasing and writing put and call options are highly specialized activities and entail greater than ordinary investment risks.  The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities markets.  By writing put options on equity securities, the Paradigm Portfolio gives up the opportunity to benefit from potential increases in the value of the common stocks above the strike prices of the written put options, but continues to bear the risk of declines in the value of its common stock portfolio.  The Paradigm Portfolio will receive a premium from writing a covered call option that it retains whether or not the option is exercised.  The premium received from the written options may not be sufficient to offset any losses sustained from the volatility of the underlying equity securities over time.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

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Management Risk:  There is no guarantee that the Paradigm Portfolio will meet its investment objective. The Investment Adviser does not guarantee the performance of the Paradigm Portfolio, nor can it assure you that the market value of your investment will not decline.

Investment Objective, Principal Investment Strategies and Principal Risks of the Medical Portfolio

Investment Objective
The investment objective of the Medical Portfolio is long-term growth of capital.

Principal Investment Strategies
The Medical Portfolio  is a non-diversified mutual fund that invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as ADRs, GDRs and IDRs) of U.S. and foreign companies engaged in medical research, pharmaceutical and medical technology industries and related technology industries, generally, with an emphasis toward companies engaged in cancer research and drug development.  These types of companies derive at least 50% of their revenue from such activities.  The Medical Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Medical Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Medical Portfolio’s Investment Adviser believes that favorable investment opportunities are available through companies that are developing technology, products, and/or services for cancer research and treatment and related medical activities. Accordingly, the Medical Portfolio seeks to invest in the equity securities of companies whose research and development efforts may result in higher stock values.

Medical Portfolio securities will be selected by the Investment Adviser from companies that are engaged in the medical industry generally, including, among others, companies engaged in cancer research and treatment, biopharmaceutical research and the development of medical instruments for therapeutic purposes. These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, the companies meet the Medical Portfolio’s investment criteria. Such companies include, but are not limited to, the following:

»	Pharmaceutical Development: Companies that develop drugs and medications for the treatment and prevention of cancer and other disease.

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Surgical and Medical Instrument Manufacturers and Developers: Companies that produce, manufacture and develop the tools used by health care providers in the delivery of medical care and procedures for the treatment of cancer and other diseases.

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»	Pharmaceutical Manufacturers: Companies that primarily engage in the mass production of existing drugs and medicines including drugs and medicines for the treatment of cancer and other diseases.

»	Biotech & Medical Research: Companies that primarily research and develop new methods and procedures in the provision of health care related services for the treatment of cancer and other diseases.

The Investment Adviser selects portfolio securities by evaluating a company’s positioning and the resources that it currently expends on research and development looking for a significant percentage, or large amount, of capital invested into research and treatment of cancer and other diseases.  The Investment Adviser also considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.  The Investment Adviser also looks at the amount of capital a company spends on research and development because the Investment Adviser believes that such expenditures frequently have significant bearing on future growth.

Sell decisions are generally triggered by either adequate value being achieved, as determined by the Investment Adviser, or by an adverse change in a company’s operating performance or a deterioration of the company’s business model.  A sell trigger may also occur if the Investment Adviser discovers a new investment opportunity that it believes is more compelling and represents a greater risk reward profile than other investment(s) held by the Medical Portfolio.

The Medical Portfolio may invest up to 20% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Medical Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Medical Portfolio engages in a temporary defensive strategy, the Medical Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Medical Portfolio are listed below and could adversely affect the NAV, total return and value of the Medical Portfolio and your investment.

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Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Medical Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Medical Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

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Industry Emphasis Risks: Mutual funds that invest a substantial portion of their assets in a particular industry carry a risk that a group of industry-related securities will decline in price due to industry specific developments.  Companies in the same or similar industries may share common characteristics and are more likely to react comparably to industry specific market or economic developments.

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Concentration Risks of the Medical Industry: Medical and pharmaceutical-related companies in general are subject to the rate of change in technology, which is generally higher than that of other industries.  Similarly, cancer research-related industries use many products and services of companies engaged in medical and pharmaceutical related activities and are also subject to relatively high risks of rapid obsolescence caused by progressive scientific and technological advances. Additionally, it is possible that a medical device or product may fail after its research period; such research period may involve substantial research, testing and development time and the development company may incur significant costs.  Further, the medical research and development industry is subject to strict regulatory scrutiny and ongoing legislative action.

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Small and Medium-Size Company Risks: The Medical Portfolio may invest in the stocks of small and medium-size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Medical Portfolio’s assets.

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Foreign Securities Risks: The Medical Portfolio may invest in foreign securities directly or through ADRs, GDRs and IDRs.  Foreign securities can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

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Non-Diversification Risks: As a non-diversified investment company, the Medical Portfolio can invest a large percentage of its assets in a small number of issuers.  As a result, a change in the value of any one investment may affect the overall value of the Medical Portfolio’s shares more than shares of a diversified mutual fund that holds more investments.

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Option Transaction Risks:  Purchasing and writing put and call options are highly specialized activities and entail greater than ordinary investment risks.  The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities markets.  By writing put options on equity securities, the Medical Portfolio gives up the opportunity to benefit from potential increases in the value of the common stocks above the strike prices of the written put options, but continues to bear the risk of declines in the value of its common stock portfolio.  The Medical Portfolio will receive a premium from writing a covered call option that it retains whether or not the option is exercised.  The premium received from the written options may not be sufficient to offset any losses sustained from the volatility of the underlying equity securities over time.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

»
Management Risk:  There is no guarantee that the Medical Portfolio will meet its investment objective. The Investment Adviser does not guarantee the performance of the Medical Portfolio, nor can it assure you that the market value of your investment will not decline.

Investment Objective, Principal Investment Strategies and Principal Risks of the Small Cap Portfolio

Investment Objective
The investment objective of the Small Cap Portfolio is long-term growth of capital.

Principal Investment Strategies
The Small Cap Portfolio is a non-diversified mutual fund that invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as ADRs, GDRs and IDRs) of U.S. and foreign small capitalization companies that provide attractive valuation opportunities. The Small Cap Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.  The Small Cap Portfolio’s Investment Adviser considers small cap companies to be those that have a market capitalization of less than $3 billion.

The Small Cap Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Investment Adviser believes that favorable investment opportunities are available through companies that exhibit a number of the following characteristics:  have little or no institutional ownership, have had short-term earnings shortfalls, have had a recent IPO but have not attracted significant analyst coverage, are selling at or below book or replacement value, and have price to earnings ratios that are less than one half of their projected growth rate.

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The Small Cap Portfolio focuses on undervalued and special situation small capitalization equities that the Investment Adviser believes have the potential for rewarding long-term investment results.  Small Cap Portfolio securities will be selected from companies that are engaged in a number of industries if, in the Investment Adviser’s opinion, the companies meet the Small Cap Portfolio’s investment criteria.  Such companies include, but are not limited to, the following:

»	Media: Companies that provide print, broadcast, cable, satellite and web-based information and entertainment content.

»	Financial Services: Companies that engage in financial service transactions such as banking, credit cards and investment services.

»	Retailers: Companies that sell retail products and services through traditional stores, catalogues, telemarketing, and web-sites.

»	Manufacturing and Consumer Products: Companies that manufacture and distribute products to retail outlets.

»	Utilities: Companies and industries such as gas, electric and telephone.

The Investment Adviser considers a company’s fundamentals by reviewing its balance sheets, corporate revenues, earnings and dividends.  The Investment Adviser also looks at the amount of capital a company spends on research and development.

Sell decisions are generally triggered by either adequate value being achieved, as determined by the Investment Adviser, or by an adverse change in a company’s operating performance or a deterioration of the company’s business model.  A sell trigger may also occur if the Investment Adviser discovers a new investment opportunity that it believes is more compelling and represents a greater risk reward profile than other investment(s) held by the Small Cap Portfolio.

The Small Cap Portfolio may invest up to 20% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Small Cap Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Small Cap Portfolio engages in a temporary defensive strategy, the Small Cap Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Small Cap Portfolio are listed below and could adversely affect the NAV, total return and value of the Small Cap Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Small Cap Portfolio is likely to decline in value and you could lose money on your investment.

»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Small Cap Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

»
Small Company Risks: The Small Cap Portfolio primarily invests in the stocks of small-size companies. Small-size companies often have narrower markets and more limited managerial and financial resources than larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Small Cap Portfolio’s assets.

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Foreign Securities Risks: The Small Cap Portfolio may invest in foreign securities directly or through ADRs, GDRs and IDRs.  Foreign securities can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»
Non-Diversification Risks: As a non-diversified investment company, the Small Cap Portfolio can invest a large percentage of its assets in a small number of issuers.  As a result, a change in the value of any one investment may affect the overall value of the Small Cap Portfolio’s shares more than shares of a more diversified mutual fund that holds more investments.

»
Option Transaction Risks:  Purchasing and writing put and call options are highly specialized activities and entail greater than ordinary investment risks.  The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities markets.  By writing put options on equity securities, the Small Cap Portfolio gives up the opportunity to benefit from potential increases in the value of the common stocks above the strike prices of the written put options, but continues to bear the risk of declines in the value of its common stock portfolio.  The Small Cap Portfolio will receive a premium from writing a covered call option that it retains whether or not the option is exercised.  The premium received from the written options may not be sufficient to offset any losses sustained from the volatility of the underlying equity securities over time.

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Special Situations Risks:  The Small Cap Portfolio may use aggressive investment techniques, including seeking to benefit from “special situations,” such as mergers, reorganizations, or other unusual events expected to affect a particular issuer. There is a risk that the “special situation” might not occur or involve longer time frames than originally expected, which could have a negative impact on the price of the issuer’s securities and fail to produce gains or produce a loss for the Small Cap Portfolio.

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Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

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Management Risk:  There is no guarantee that the Small Cap Portfolio will meet its investment objective. The Investment Adviser does not guarantee the performance of the Small Cap Portfolio, nor can it assure you that the market value of your investment will not decline.

Investment Objective, Principal Investment Strategies and Principal Risks of the Market Opportunities Portfolio

Investment Objective
The investment objective of the Market Opportunities Portfolio is long-term growth of capital.

Principal Investment Strategies
The Market Opportunities Portfolio is a non-diversified mutual fund that invests, under normal circumstances, at least 65% of its net assets in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as ADRs, GDRs and IDRs) of U.S. and foreign companies involved in capital markets or related to capital markets, as well as companies involved in the gaming industry.  Capital market companies include companies that are engaged in or derive a substantial portion of their revenue from activities with a publicly traded securities exchange, such as equity exchanges and commodity exchanges, including but not limited to clearing firms and brokerage houses.  The Market Opportunities Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.

The Market Opportunities Portfolio may invest up to 20% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

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The Market Opportunities Portfolio securities will be selected by the Investment Adviser from companies that are engaged in public exchanges, derivative exchanges, and capital markets, companies that experience operational scale from increased volume such as investment banks, credit card processing companies, electronic payment companies, and companies in the gaming industry; and from companies that act as facilitators such as publicly traded expressways, airports, roads and railways.  Companies that experience operational scale from increased volume are similar to capital markets companies because they have greater fixed costs than variable costs, operating margins that rise once fixed costs are covered, and an ability to generate higher operating margins once fixed costs are covered (referred to as operating leverage).  High operating leverage describes a company’s ability to experience rising profit margins as revenues increase.  These companies may be large, medium or small in size if, in the Investment Adviser’s opinion, these companies meet the Market Opportunities Portfolio’s investment criteria.  The Investment Adviser seeks to invest in companies with high operating leverage that can expand capacity with negligible or limited associated costs.  Generally, high returns on equity, long product life cycles, high barriers to entry and certain degrees of financial gearing are necessary for this.  Financial gearing occurs with the use of loans and debt in companies where it is necessary to build capacity and infrastructure before operations can begin.  The Investment Adviser selects portfolio securities by, among other things, evaluating a company’s balance sheets, corporate revenues, earnings and dividends.  Such companies include, but are not limited to, the following:

»	Exchanges: Companies that are organized as public exchanges where debt and equity securities are traded, including derivative exchanges.

»	Financial Services: Companies that engage in financial service transactions relating to capital markets such as banking, credit cards and investment services.

»	Business Services: Companies that provide business-to-business products and services involving capital markets or the gaming industry.

»	Gaming: Companies engaged in casino entertainment, including casino resorts and other leisure activities.

Other leisure activities are defined as those activities that individuals engage in for entertainment, enjoyment and pleasure, which may take place at casinos.  Additionally, a substantial aspect of the operations of gaming companies is the operation of casino resorts, which includes, but is not limited to lodging, amenities and recreational activities.

Although the Market Opportunities Portfolio intends to focus its investments in the capital markets and gaming sectors, the Market Opportunities Portfolio may also purchase the securities of companies such as auction houses and payroll and other processing companies that, due to the fixed costs of their operations, benefit from an increase in the volume of sales/transactions.

Sell decisions are generally triggered by either adequate value being achieved, as determined by the Investment Adviser, or by an adverse change in a company’s operating performance or a deterioration of the company’s business model.  A sell trigger may also occur if the Investment Adviser discovers a new investment opportunity that it believes is more compelling and represents a greater risk reward profile than other investment(s) held by the Market Opportunities Portfolio.  The Market Opportunities Portfolio may invest up to 35% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Market Opportunities Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above.  To the extent that the Market Opportunities Portfolio engages in a temporary defensive strategy, the Market Opportunities Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in the Market Opportunities Portfolio are listed below and could adversely affect the NAV, total return and the value of the Market Opportunities Portfolio and your investment.

»
Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Market Opportunities Portfolio is likely to decline in value and you could lose money on your investment.

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»
Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Market Opportunities Portfolio’s investment objective.

»	Liquidity Risks: The Investment Adviser may not be able to sell portfolio securities at an optimal time or price.

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Sector Emphasis Risks: The Market Opportunities Portfolio’s investments in the capital markets sector subjects it to the risks affecting that sector more than would a fund that invests in a wide variety of market sectors.  For instance, companies in the capital markets sector may be adversely affected by changes in economic conditions as well as legislative initiatives, all of which may impact the profitability of companies in this sector.  The Market Opportunities Portfolio’s investments in the gaming sector may be adversely affected by changes in economic conditions.  The casino industry is particularly susceptible to economic conditions that negatively affect tourism.  Casino and gaming companies are highly competitive, and new products, casino concepts and venues are competitive challenges to existing companies.  In addition, gaming and related companies are highly regulated, and state and federal legislative changes can significantly impact profitability in those sectors.

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Small and Medium-Size Company Risks: The Market Opportunities Portfolio may invest in the equity securities of small and medium-size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Market Opportunities Portfolio’s assets.

»
Foreign Securities Risks: The Market Opportunities Portfolio may invest in foreign securities directly or through ADRs, GDRs and IDRs.  Foreign securities can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

»
Non-Diversification Risks: As a non-diversified investment company, the Market Opportunities Portfolio can invest a large percentage of its assets in a small number of issuers.  As a result, a change in the value of any one investment may affect the overall value of the Market Opportunities Portfolio’s shares more than shares of a diversified mutual fund that holds more investments.

»
Option Transaction Risks:  Purchasing and writing put and call options are highly specialized activities and entail greater than ordinary investment risks.  The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities markets.  By writing put options on equity securities, the Market Opportunities Portfolio gives up the opportunity to benefit from potential increases in the value of the common stocks above the strike prices of the written put options, but continues to bear the risk of declines in the value of its common stock portfolio.  The Market Opportunities Portfolio will receive a premium from writing a covered call option that it retains whether or not the option is exercised.  The premium received from the written options may not be sufficient to offset any losses sustained from the volatility of the underlying equity securities over time.

»
Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

»
Management Risk:  There is no guarantee that the Market Opportunities Portfolio will meet its investment objective. The Investment Adviser does not guarantee the performance of the Market Opportunities Portfolio, nor can it assure you that the market value of your investment will not decline.

Investment Objective, Principal Investment Strategies and Principal Risks of the Water Infrastructure Portfolio

Investment Objective
The investment objective of the Water Infrastructure Portfolio is long-term growth of capital.  The Water Infrastructure Portfolio seeks to obtain current income as a secondary objective.

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Principal Investment Strategies
Under normal circumstances, the Water Infrastructure Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, fixed-income securities such as bonds and debentures, and warrants, derivatives, and other equity securities having the characteristics of common stocks (such as ADRs, GDRs and IDRs), of U.S. and foreign companies engaged in water infrastructure and natural resources with a specific water theme and related activities, such as water production companies, water conditioning and desalination companies, water suppliers, water transport and distribution companies, companies specializing in the treatment of waste water, sewage and solid, liquid and chemical waste, companies operating sewage treatment plants and companies providing equipment, consulting and engineering services in connection with the above-described activities and those companies that are dependent on water usage in industries such as agriculture, timber, oil and gas service, hydroelectricity and alternative renewable energy.  For purposes of this 80% policy, a company will be considered in the water infrastructure or natural resources industry if at least 50% of its revenues come from water-related activities or if it is included in a major water index. The Water Infrastructure Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment. Cash and cash equivalents committed as collateral and/or cover for options on water infrastructure or natural resources securities are included for purposes of this 80% policy.

Under normal circumstances, the Water Infrastructure Portfolio may invest up to 100% of its net assets in fixed income securities.  There are no limitations as to the maturities or credit ratings of the fixed income securities in which the Water Infrastructure Portfolio may invest; provided, however, that the Water Infrastructure Portfolio will invest no more than 80% of its total assets in convertible and non-convertible debt securities rated below investment grade, also known as junk bonds, or unrated securities which the Investment Adviser has determined to be of comparable quality.

The Investment Adviser uses a value-based strategy in managing the Water Infrastructure Portfolio, which means that both equity and fixed income security purchase selections will be based primarily upon current relative valuation of company fundamentals, although the growth prospects of respective companies within the global water industry will also be considered.  When determining the intrinsic value of each potential company for the Water Infrastructure Portfolio, the Investment Adviser will primarily focus on traditional valuation metrics including, but not limited to, price to earnings, price to cash flow, book value, price to sales, return on equity, and return on invested capital.  In addition, the Investment Adviser will evaluate the estimated growth prospect for each company by evaluating such metrics as forward price to earnings, and will also use merger and acquisition metrics and sum of the parts valuation (break-up value or private market value) to better ascertain market and intrinsic valuation.

The Water Infrastructure Portfolio aims to invest in securities issued by companies operating in the water infrastructure and natural resource sector globally.  The companies targeted in the water sector will include, but are not limited to, water production companies, water conditioning and desalination companies, water suppliers, water transport and distribution companies, companies specializing in the treatment of waste water, sewage and solid, liquid and chemical waste, companies operating sewage treatment plants and companies providing equipment, consulting and engineering services in connection with the above-described activities.  Companies targeted in the natural resource sector are those that are dependent on water usage in industries such as agriculture, timber, oil and gas service, hydroelectricity and alternative renewable energy.

There are no limitations on the amount that the Water Infrastructure Portfolio may invest or hold in any single issuer; however, the Water Infrastructure Portfolio currently intends to limit its investments at the time of purchase to 10% of the Water Infrastructure Portfolio’s assets in any single position.  The companies in which the Water Infrastructure Portfolio may invest may be large, medium or small in size if, in the Investment Adviser’s opinion, they meet the Water Infrastructure Portfolio’s investment criteria.

Excessive Valuation
For each company in the Water Infrastructure Portfolio, the Investment Adviser calculates a “range of fair value” and a “target price” based on the entry point at a discount to the intrinsic value of the company.  If the price of a company’s shares approaches the upper end of that range for a given business, the Investment Adviser may sell part or all of that position.

Deteriorating Fundamentals
If the Investment Adviser anticipates that factors such as macro-economic conditions (regional and country specific), increased competition, product obsolescence, or mismanagement are likely to impact/erode the long-term economics of a company, the Investment Adviser will sell part or all of the position to reflect its heightened perception of risk. The Investment Adviser attempts to distinguish between short-term earnings fluctuations from events that may permanently impair a business model.

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Detrimental Change in Management of Business Focus
Management can have a direct impact on the value of a business in the way they allocate capital.  The Investment Adviser will sell a portfolio holding if management demonstrates an inability or unwillingness to make sensible capital allocation decisions on behalf of shareholders.

Misinformation
The Investment Adviser will sell a portfolio holding if it believes it has received misleading information from company management, either in the Investment Adviser’s conversations or in the company’s financial statements.

The Water Infrastructure Portfolio’s option strategy component focuses on the use of options on companies that the Investment Adviser believes have unique business attributes and/or long-term unique fundamental business characteristics.  The companies considered by the Investment Adviser for various option strategies undergo a fundamental analysis review by the Investment Adviser’s research team, including but not limited to valuation, credit analysis, and earnings quality.

Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold.  A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the seller the obligation to buy, the underlying security, index, currency or other instrument at the exercise price.  A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price.

The put options that the Water Infrastructure Portfolio writes (sells) on specific underlying equity securities are generally traded on a national securities exchange.  They provide a specific date on which the holder may exercise its rights under the options, and are commonly referred to as “European-style” options.  By writing put options, the Water Infrastructure Portfolio receives income in the form of cash premiums from the purchasers of these options in exchange for providing the purchasers with the right to potentially sell an underlying security to the Water Infrastructure Portfolio.  The Water Infrastructure Portfolio is not expected to make a cash payment if the prevailing market value of the underlying equity securities on an expiration date exceeds the strike price of the put option that the Water Infrastructure Portfolio has written.

The Investment Adviser may decide to sell part or all of a security’s position if the Investment Adviser believes that a security is excessively valued, has experienced deteriorating fundamentals or experienced a detrimental change in the management of a portfolio holding’s business focus.

The Water Infrastructure Portfolio may invest up to 20% of its assets in high quality, U.S. short-term debt securities and money market instruments to maintain liquidity.  Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Water Infrastructure Portfolio may invest up to 100% of its assets in the types of high quality, U.S. short-term debt securities and money market instruments described above. To the extent that the Water Infrastructure Portfolio engages in a temporary defensive strategy, the Water Infrastructure Portfolio may not achieve its investment objective.

Principal Risks of Investment
Investing in common stocks has inherent risks that could cause you to lose money.  The principal risks of investing in Water Infrastructure Portfolio are listed below and could adversely affect the NAV, total return and the value of the Water Infrastructure Portfolio and your investment.

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Stock Market Risks: Stock mutual funds are subject to stock market risks and significant fluctuations in value.  If the stock market declines in value, the Water Infrastructure Portfolio is likely to decline in value and you could lose money on your investment.

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Stock Selection Risks: The portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Water Infrastructure Portfolio’s investment objective.

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Liquidity Risks: The Water Infrastructure Portfolio’s investments in the securities of small and medium capitalization companies and in non-investment grade fixed income securities makes the Water Infrastructure Portfolio especially susceptible to the risk that during certain periods the liquidity of certain issuers or industries, or all securities within particular investment categories, will decrease or disappear suddenly and without warning as a result of adverse market or political events, or adverse investor perceptions.

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Small and Medium-Size Company Risks: The Water Infrastructure Portfolio may invest in the equity securities of small and medium size companies.  Small and medium-size companies often have narrower markets and more limited managerial and financial resources than do larger, more established companies.  As a result, their performance can be more volatile and they face a greater risk of business failure, which could increase the volatility of the Water Infrastructure Portfolio’s assets.

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Foreign Securities Risks: The Water Infrastructure Portfolio may invest in foreign securities directly or through ADRs, GDRs and IDRs.  Foreign securities can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

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Non-Diversification Risks: As a non-diversified investment company, the Water Infrastructure Portfolio can invest a large percentage of its assets in a small number of issuers.  As a result, a change in the value of any one investment may affect the overall value of the Water Infrastructure Portfolio’s shares more than shares of a diversified mutual fund that holds more investments.

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Interest Rate Risk – The risk that when interest rates increase, fixed-income securities held by the Water Infrastructure Portfolio will decline in value.  Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.

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Credit/Default Risk – The risk that an issuer or guarantor of fixed-income securities held by the Water Infrastructure Portfolio (which may have low credit ratings), or the counterparty in a derivative investment, may default on its obligation to pay interest and repay principal.

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Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

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Water Infrastructure Industry Concentration Risks:  Adverse developments in the water industry may significantly affect the value of the shares of the Water Infrastructure Portfolio.  Companies involved in the water industry are subject to environmental considerations, changes in taxation and government regulation, price and supply fluctuations, changes in technology, competition and water conservation.  There can be no assurances that the regulatory environment will remain the same.  Unfavorable regulatory rulings, including structural changes to pricing and the competitive playing field, may affect the underlying companies’ ability to produce favorable returns.

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Value Style Risks:  Over time, a value-based investment style may go in and out of favor, causing the Water Infrastructure Portfolio to sometimes underperform other funds that use different investment styles, such as a growth-based investment style.

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Derivatives Risks:  The Water Infrastructure Portfolio’s investments in options and other derivative instruments may result in loss.  Derivative instruments may be illiquid, difficult to price and leveraged so that small changes may produce disproportionate losses to the Water Infrastructure Portfolio.  To the extent the Water Infrastructure Portfolio segregates assets to cover derivative positions, the Water Infrastructure Portfolio may impair its ability to meet current obligations, to honor requests for redemption and to manage the Water Infrastructure Portfolio properly in a manner consistent with its stated investment objective.

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Option Transaction Risks:  Purchasing and writing put and call options are highly specialized activities and entail greater than ordinary investment risks.  The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities markets.  By writing put options on equity securities, the Water Infrastructure Portfolio gives up the opportunity to benefit from potential increases in the value of the common stocks above the strike prices of the written put options, but continues to bear the risk of declines in the value of its common stock portfolio.  The Water Infrastructure Portfolio will receive a premium from writing a covered call option that it retains whether or not the option is exercised.  The premium received from the written options may not be sufficient to offset any losses sustained from the volatility of the underlying equity securities over time.

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Natural Resources Investment Risks:  Investments in companies with a specific water theme and related activities in natural resources industries can be significantly affected by (often rapid) changes in the supply of, or demand for, various natural resources.  These companies also may be affected by changes in energy prices, international political and economic developments, energy conservation, the success of exploration projects, changes in commodity prices, and tax and other government regulations.

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Management Risk:  There is no guarantee that the Water Infrastructure Portfolio will meet its investment objective. The Investment Adviser cannot guarantee the performance of the Water Infrastructure Portfolio, nor can it assure you that the market value of your investment will not decline.

Investment Objective, Principal Investment Strategies and Principal Risks of the Multi-Disciplinary Portfolio

Investment Objective
The investment objective of the Multi-Disciplinary Portfolio is total return.  This investment objective is non-fundamental, which means that the Board of Directors may change the investment objective without shareholder approval.

Principal Investment Strategies
The Multi-Disciplinary Portfolio is a non-diversified mutual fund. “Total Return” sought by the Multi-Disciplinary Portfolio consists of income earned on the Multi-Disciplinary Portfolio’s investments, plus capital appreciation. The Multi-Disciplinary Portfolio utilizes a two-part investment strategy, which includes fixed-income and derivatives components.  Under normal circumstances, the Multi-Disciplinary Portfolio will invest at least 65% of its net assets in fixed-income securities, derivatives and cash or cash equivalents committed as collateral for written option contracts.

There is no limit on the amount of assets the Multi-Disciplinary Portfolio may invest in fixed-income securities.  For purposes of this Prospectus, fixed-income securities include debt securities issued or guaranteed by the U.S. Government or by an agency or instrumentality of the U.S. Government, corporate bonds and debentures, convertible debt securities, and debt securities of foreign issuers.  Corporate bonds held by the Multi-Disciplinary Portfolio generally are senior secured or senior unsecured, are of investment grade quality, and have durations of 0-5 years.  However, there is no limit as to the maturities or credit ratings associated with such bonds.  The Multi-Disciplinary Portfolio may also invest up to 40% of its total assets at the time of purchase in debt securities of emerging market countries.  The Multi-Disciplinary Portfolio may invest up to 100% of its assets in debt securities that are rated below investment grade (“junk” bonds) and up to 5% of its total assets in defaulted junk bonds. The Multi-Disciplinary Portfolio utilizes a proprietary credit spread/relative value model to select positions and a portfolio construction and investment process that relies on value identification and diversification.

The Multi-Disciplinary Portfolio may invest up to 90% of its net assets in selling equity put options.  The Multi-Disciplinary Portfolio may also invest more than 5% in U.S. Treasury note futures; selling or buying equity calls, bond calls, and bond put options; and credit default swaps, as well as other derivatives, to manage risk or to enhance return.  The Multi-Disciplinary Portfolio will not invest more than 15% of its net assets in instruments that are not deemed liquid.  In connection with the Multi-Disciplinary Portfolio’s positions in derivatives, the Multi-Disciplinary Portfolio will segregate liquid assets or will otherwise cover its position in accordance with applicable Securities and Exchange Commission (“SEC”) requirements.

The Multi-Disciplinary Portfolio’s option strategy component focuses on the use of options on companies that the Investment Adviser believes have unique business attributes and/or long-term unique fundamental business characteristics.  The companies considered by the Investment Adviser for various option strategies undergo a fundamental analysis review by the Investment Adviser’s research team, including but not limited to valuation, credit analysis, and earnings quality.

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Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold.  A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the seller the obligation to buy, the underlying security, index, currency or other instrument at the exercise price.  A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price.

The put options that the Multi-Disciplinary Portfolio writes (sells) on specific underlying equity securities are generally traded on a national securities exchange.  They provide a specific date on which the holder may exercise its rights under the options, and are commonly referred to as “European-style” options.  By writing put options, the Multi-Disciplinary Portfolio receives income in the form of cash premiums from the purchasers of these options in exchange for providing the purchasers with the right to potentially sell an underlying security to the Multi-Disciplinary Portfolio.  The Multi-Disciplinary Portfolio is not expected to make a cash payment if the prevailing market value of the underlying equity securities on an expiration date exceeds the strike price of the put option that the Multi-Disciplinary Portfolio has written.

The Investment Adviser uses a bottom-up approach in managing the Portfolio, which means that the focus is on the analysis of individual securities.  By engaging in quantitative and qualitative analysis of individual securities, the Investment Adviser examines a company’s current valuation and earning potential and assesses the company’s competitive positioning.  The bonds purchased in the Multi-Disciplinary Portfolio are selected from the same universe of companies that the Investment Adviser uses for equity investments.  All of the same characteristics apply, however, in this Multi-Disciplinary Portfolio option premiums are also considered.

The Investment Adviser may sell a security due to changes in credit characteristics or outlook, as well as changes in portfolio strategy or cash flow needs. A security may also be sold and replaced with one that presents a better value or risk/reward profile. The Investment Adviser may actively trade Multi-Disciplinary Portfolio securities.

The Multi-Disciplinary Portfolio may hold equity securities in limited circumstances.  For example, a position will result if put options are exercised against the Multi-Disciplinary Portfolio, in connection with a corporate restructuring of an issuer or convertible securities. However, the Multi-Disciplinary Portfolio will not invest directly in equity securities.

There are no limitations on the amount that the Multi-Disciplinary Portfolio may invest or hold in any single issuer; however, the Multi-Disciplinary Portfolio currently intends to limit its investments at the time of purchase to 10% of the Multi-Disciplinary Portfolio’s assets in any single position.

Temporary Investments
To respond to adverse market, economic, political or other conditions, the Multi-Disciplinary Portfolio may invest up to 100% of its assets in high quality, U.S. short-term debt securities and money market instruments. Some of these short-term instruments include commercial paper, certificates of deposit, demand and time deposits and banker’s acceptances, U.S. Government securities (i.e., U.S. Treasury obligations) and repurchase agreements.  To the extent that the Multi-Disciplinary Portfolio engages in a temporary defensive strategy, the Multi-Disciplinary Portfolio may not achieve its investment objective.

Principal Risks of Investment
The Multi-Disciplinary Portfolio’s investments, including common stocks, have inherent risks that could cause you to lose money.  The principal risks of investing in the Multi-Disciplinary Portfolio are listed below and could adversely affect the NAV, total return and the value of the Multi-Disciplinary Portfolio and your investment.

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Below-Investment Grade Debt Securities Risks:  Generally, non-investment grade debt securities, i.e., junk bonds, are subject to greater credit risk, price volatility and risk of loss than investment grade securities.

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Derivatives Risks:  The Multi-Disciplinary Portfolio’s investments in futures, options and swaps and other derivative instruments may result in loss.  Derivative instruments may be illiquid, difficult to price and leveraged so that small changes may produce disproportionate losses to the Multi-Disciplinary Portfolio.  To the extent the Multi-Disciplinary Portfolio segregates assets to cover derivatives positions, the Multi-Disciplinary Portfolio may impair its ability to meet current obligations, to honor requests for redemption and to manage the Multi-Disciplinary Portfolio properly in a manner consistent with its stated investment.

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Option Transaction Risks:  Purchasing and writing put and call options are highly specialized activities and entail greater than ordinary investment risks.  The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets.  By writing put options on equity securities, the Multi-Disciplinary Portfolio gives up the opportunity to benefit from potential increases in the value of the common stocks above the strike prices of the written put options, but continues to bear the risk of declines in the value of its common stock portfolio.  The Multi-Disciplinary Portfolio will receive a premium from writing a covered call option that it retains whether or not the option is exercised.  The premium received from the written options may not be sufficient to offset any losses sustained from the volatility of the underlying equity securities over time.

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Interest Rate Risk:  The risk that when interest rates increase, fixed-income securities held by the Multi-Disciplinary Portfolio will decline in value.  Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.

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Credit/Default Risk:  The risk that an issuer or guarantor of fixed-income securities held by the Multi-Disciplinary Portfolio (which may have low credit ratings), or the counterparty in a derivative investment, may default on its obligation to pay interest and repay principal.

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Security Selection Risks: The Multi-Disciplinary Portfolio securities selected by the Investment Adviser may decline in value or not increase in value when the stock market in general is rising and may fail to meet the Multi-Disciplinary Portfolio’s investment objective.

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Liquidity Risks: The Multi-Disciplinary Portfolio’s investments in the securities of small and medium capitalization companies and in non-investment grade fixed-income securities makes the Multi-Disciplinary Portfolio especially susceptible to the risk that during certain periods the liquidity of certain issuers or industries, or all securities within particular investment categories, will decrease or disappear suddenly and without warning as a result of adverse market or political events, or adverse investor perceptions.

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Foreign Securities Risks: The Multi-Disciplinary Portfolio may invest directly in foreign debt securities or in U.S. dollar-denominated foreign debt securities through ADRs, GDRs and IDRs.  Foreign securities can carry higher returns but involve more risks than those associated with U.S. investments.  Additional risks associated with investment in foreign debt securities include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

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Emerging Markets Risks: The risk that the securities markets of emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries as have historically been the case.

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Non-Diversification Risks: As a non-diversified investment company, the Multi-Disciplinary Portfolio can invest a large percentage of its assets in a small number of issuers.  As a result, a change in the value of any one investment may affect the overall value of the Multi-Disciplinary Portfolio’s shares more than shares of a diversified mutual fund that holds more investments.

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Management Risk:  There is no guarantee that the Multi-Disciplinary Portfolio will meet its investment objective. The Investment Adviser does not guarantee the performance of the Multi-Disciplinary Portfolio, nor can it assure you that the market value of your investment will not decline.

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Additional Strategies and Risks of the Portfolios

The principal risks of investing in each Portfolio are described previously in this Prospectus.  The following section provides more detail about some of those risks, along with information on additional types of risks that may apply to the Portfolios.

Investing in Mutual Funds—All Portfolios
All mutual funds carry risks that may cause you to lose money on your investment in one or more of the Portfolios.  The following describes the primary risks to each Portfolio due to each Portfolio’s specific investment objective and strategies.  As all investment securities are subject to inherent market risks and fluctuations in value due to earnings, economic and political conditions and other factors, no Portfolio can give any assurance that its investment objective will be achieved.

Market Risk—All Portfolios
The NAV of each Portfolio will fluctuate based on changes in the value of its underlying portfolio.  The stock market is generally susceptible to volatile fluctuations in market price.  Market prices of securities in which each Portfolio invests may be adversely affected by an issuer’s having experienced losses or lack of earnings, or by the issuer’s failure to meet the market’s expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer.  The value of the securities held by the Portfolios is also subject to the risk that a specific segment of the stock market may not perform as well as the overall market.  Under any of these circumstances, the value of each Portfolio’s shares and total return will fluctuate, and your investment may be worth more or less than your original cost when you redeem your shares.

Portfolio Turnover Risk — All Portfolios
Under certain circumstances a Portfolio may take advantage of short-term trading opportunities without regard to the length of time its securities have been held.  This strategy often calls for frequent trading of a Portfolio’s securities in order to take advantage of anticipated changes in market conditions.  Frequent trading by the Portfolio could increase the rate of its portfolio turnover, which would involve correspondingly greater expenses.  Such expenses may include brokerage commissions or dealer mark-ups/mark-downs, as well as other transaction costs on the sale of securities and reinvestments in other securities.  Such sales also may result in adverse tax consequences to shareholders.  If a Portfolio realizes capital gains when it sells its portfolio investments, it must generally pay those gains out to shareholders, increasing their taxable distributions.  The trading costs and tax effects associated with such portfolio turnover may adversely affect Portfolio performance under these circumstances, and large movements of assets into and out of a Portfolio may negatively impact such Portfolio’s ability to achieve its investment objective or maintain its current level of operating expenses.

Internet Industry Concentration Risks—The Internet Portfolio
The value of the Internet Portfolio’s shares will be susceptible to factors affecting the Internet, such as heightened regulatory scrutiny and impending changes in government policies which may have a material effect on the products and services of this industry.  Furthermore, securities of companies in this industry tend to be more volatile than securities of companies in other industries.  Competitive pressures and changing demand may have a significant effect on the financial condition of Internet companies.  These companies spend heavily on research and development and are especially sensitive to the risk of product obsolescence.  The occurrence of any of these factors, individually or collectively, may adversely affect the value of the Internet Portfolio’s shares.

Medical Research Industry Concentration Risks—The Medical Portfolio
Medical and pharmaceutical-related companies in general are subject to the rate of change in technology, which is generally higher than that of other industries.  Similarly, cancer research-related industries use many products and services of companies engaged in medical and pharmaceutical-related activities and are also subject to relatively high risks of rapid obsolescence caused by progressive scientific and technological advances.  Medical research and development is also subject to strict regulatory scrutiny and ongoing legislative action.

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Industry Emphasis Risks–The Water Infrastructure Fund
To the extent that the Water Infrastructure Portfolio focuses its investments in one or more sectors or industries, it may be subject to the risks affecting that sector or industry more than would a fund that invests in a wide variety of market sectors or industries.  For instance, companies involved in the water industry may be located in societies (i.e., countries or geographic areas) that are suffering from water stress or scarcity and which do not possess healthy financial markets for business.  These societies may not provide a stable environment for companies to operate.  As such, companies located in these societies must manage both business risk and reputational risk.  Additional risks of concentrating in the water industry include environmental considerations, taxes, government regulation, price and supply fluctuations, competition and water conservation.

Securities Lending—All Portfolios
Each Portfolio may lend its portfolio securities to broker-dealers by entering directly into lending arrangements with such broker-dealers or indirectly through repurchase agreements, amounting to no more than 33 1/3% of the total assets of each Portfolio (including any collateral posted) or 50% of the total assets of each Portfolio (excluding any collateral posted).  Cash collateral may be invested by a Portfolio in short-term investments, including repurchase agreements and money market funds that meet the requirements of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “1940 Act”).  Repurchase transactions will be fully collateralized at all times with cash and/or short-term debt obligations.  These transactions involve some risk to a Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from recovering the collateral.  In the event that the original seller defaults on its obligation to repurchase, a Portfolio will seek to sell the collateral, which could involve costs or delays.  To the extent proceeds from the sale of collateral are less than the repurchase price, each Portfolio would suffer a loss if forced to sell such collateral in this manner. In addition, invested collateral will be subject to market depreciation or appreciation, and a Portfolio will be responsible for any loss that might result from its investment of the collateral.

Non-Diversification—All Portfolios
Each Portfolio is a non-diversified fund and therefore may be more susceptible to adverse financial, economic or other developments affecting any single issuer, and more susceptible to greater losses because of these developments.

Investment in Small and Medium-Size Companies—All Portfolios other than the Multi-Disciplinary Portfolio
Each Portfolio (other than the Multi-Disciplinary Portfolio) may invest in small or medium-size companies. Accordingly, a Portfolio may be subject to the additional risks associated with investment in companies with small or medium-size capital structures (generally a market capitalization of $5 billion or less).  The market prices of the securities of such companies tend to be more volatile than those of larger companies.  Further, these securities tend to trade at a lower volume than those of larger, more established companies.  If a Portfolio is heavily invested in these securities and the value of these securities suddenly declines, the NAV of that Portfolio will be more susceptible to significant losses.

Foreign Securities—All Portfolios
Investing in foreign securities can carry higher returns than those generally associated with U.S. investments.  However, foreign securities may be substantially riskier than U.S. investments.  The economies of foreign countries may differ from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, and balance of payments position.  Furthermore, the economies of developing countries generally are heavily dependent on international trade and, accordingly, have been, and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protective measures imposed or negotiated by the countries with which they trade.  These economies also have been, and may continue to be, adversely affected by economic conditions in the countries with which they trade.  A Portfolio may be required to obtain prior governmental approval for foreign investments in some countries under certain circumstances.  Governments may require approval to invest in certain issuers or industries deemed sensitive to national interests, and the extent of foreign investment in certain debt securities and companies may be subject to limitation.  Individual companies may also limit foreign ownership to prevent, among other things, violation of foreign investment limitations.

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Some foreign investments may risk being subject to repatriation controls that could render such securities illiquid.  Other countries might undergo nationalization, expropriation, political changes, governmental regulation, social instability or diplomatic developments (including war) that could adversely affect the economies of such countries or the value of the investments in those countries.  Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

Portfolio Borrowing—All Portfolios
Each Portfolio may leverage its assets, subject to the provisions of the 1940 Act, to fund Portfolio investment activities or to achieve higher returns.  Each Portfolio may borrow money from banks for temporary or emergency purposes in order to meet redemption requests.  To reduce its indebtedness, a Portfolio may have to sell a portion of its investments at a time when it may be disadvantageous to do so.  In addition, interest paid by a Portfolio on borrowed funds would decrease the net earnings of the Portfolio.

Derivatives Risk—All Portfolios
Each Portfolio may invest in derivatives such as options.  The successful use of these investment practices depends on the Investment Adviser’s ability to forecast stock price movements correctly.  Should stock prices move unexpectedly, a Portfolio may not achieve the anticipated benefits of the transactions, or may realize losses, and thus be in a worse position than if such strategies had not been used.  Unlike many exchange-traded options, there are no daily price fluctuation limits for certain options, and adverse market movements could therefore continue for an unlimited extent over a period of time.  In addition, the correlation between movements in the prices of options and movements in the prices of the securities hedged or used for cover will not be perfect and could produce unanticipated losses.

A Portfolio’s ability to dispose of its positions in options depends on the availability of liquid markets in such instruments.  Markets in options with respect to a number of types of securities are relatively new and still developing.  It is impossible to predict the amount of trading interest that may exist in various types of options.  If a secondary market does not exist for an option purchased or written by a Portfolio, it might not be possible to effect a closing transaction in the option (i.e., dispose of the option), with the result that (1) an option purchased by a Portfolio would have to be exercised in order for the Portfolio to realize any profit and (2) a Portfolio may not be able to sell portfolio securities covering an option written by the Portfolio until the option expires or it delivers the underlying security, upon exercise. Therefore, no assurance can be given that the Portfolios will be able to utilize these instruments effectively.  In addition, a Portfolio’s ability to engage in options transactions may be limited by tax considerations and the use of certain hedging techniques may adversely impact the characterization of income to the Portfolio for U.S. federal income tax purposes.

The Paradigm Portfolio may enter into futures contracts in U.S. domestic markets or on exchanges located outside of the U.S. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the U.S.  Foreign markets however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets, so that no common clearing facility exists and that an investor may look only to the broker or counter-party for the performance of the contract. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the Commodity Futures Trading Commission.

Futures Risk – The Paradigm Portfolio
There are risks associated with these activities, including the following: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect or no correlation between the changes in market value of the securities held by the Paradigm Portfolio and the prices of futures; (3) there may not be a liquid secondary market for a futures contract; (4) trading restrictions or limitations may be imposed by an exchange; and (5) government regulations may restrict trading in futures contracts.

Investing in Investment Grade Debt Securities and Below Investment Grade Debt Securities— All Portfolios
Investments in debt securities pose different risks than investments in equity securities.  The value of fixed income securities generally will fall if interest rates rise.  The value of these securities may also fall as a result of other factors such as the performance of the issuer, the market perception of the issuer or general economic conditions.  These investments also involve a risk that the issuer may not be able to meet its principal and interest payment obligations. Fixed income securities having longer maturities involve greater risk of fluctuations in value.

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Investments in debt securities rated below investment grade, i.e., junk bonds, and unrated securities of comparable quality are subject to the increased risk of an issuer’s inability to meet principal and interest payment obligations.  These securities may be subject to greater price volatility due to such factors as specific corporate or municipal developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.

Exchange-Traded Funds (ETFs) – All Portfolios
Each Portfolio may invest up to 5% of its assets in ETFs. ETFs are registered investment companies whose shares are listed and traded on U.S. stock exchanges or otherwise traded in the over-the-counter market. In general, ETFs seek to track a specified securities index or a basket of securities that an “index provider,” such as Standard & Poor’s, selects as representative of a market, market segment or industry sector. An ETF portfolio generally holds the same stocks or bonds as the index it tracks or it may hold a representative sample of such securities. Thus, an ETF is designed so that its performance will correspond closely with that of the index it tracks. As a shareholder in an ETF, a Portfolio will bear its pro rata portion of an ETF’s expenses, including advisory fees, in addition to its own expenses.

Other Investment Companies – All Portfolios
Each Portfolio may invest up to 10% of its total assets in the securities of other investment companies not affiliated with the Investment Adviser, but generally may not invest more than 5% of its total assets in the securities of any one investment company or acquire more than 3% of the voting securities of any other investment company.  ETFs are considered investment companies for purposes of these limitations.  Among other things, the Portfolios may invest in money market mutual funds for cash management purposes by “sweeping” excess cash balances into such funds until the cash is invested or otherwise utilized. Each Portfolio will indirectly bear its proportionate share of any management fees and other expenses paid by investment companies in which it invests in addition to the advisory and administration fees paid by the Portfolio.

Credit Default Swap Agreements – The Multi-Disciplinary Portfolio
The Multi-Disciplinary Portfolio may enter into credit default swaps.  A credit default swap enables an investor to buy or sell protection against a credit event, such as an issuer’s failure to make timely payments of interest or principal, bankruptcy or restructuring.  The Multi-Disciplinary Portfolio may seek to enhance returns by selling protection or attempt to mitigate credit risk by buying protection against the occurrence of a credit event by a specified issuer.  The Multi-Disciplinary Portfolio may enter into credit default swaps, both directly (“unfunded swaps”) and indirectly (“funded swaps”) in the form of a swap embedded within a structured note, to protect against the risk that a seller will default, with large well-known Wall Street firms or other firms that pass the Investment Adviser’s credit review.  Unfunded and funded credit default swaps may refer to a single security or a basket of securities.  The Multi-Disciplinary Portfolio may engage in credit default swap transactions for the purpose of hedging the Portfolio against anticipated market trends or to enhance the value of the Portfolio through the anticipated capital appreciation of the swap investment.  In no event will the Multi-Disciplinary Portfolio’s use of credit default swaps exceed the Portfolio’s limits as it relates to leverage or directional exposure.

If the Multi-Disciplinary Portfolio buys credit protection using a credit default swap and a credit event occurs, the Portfolio will deliver the defaulted bonds underlying the swap and the swap counterparty will pay the par amount of the bonds.  If the Multi-Disciplinary Portfolio sells credit protection using a credit default swap and a credit event occurs, the Portfolio will pay the par amount of the defaulted bonds underlying the swap and the swap counterparty will deliver the bonds.  If the swap is on a basket of securities, the notional amount of the swap is reduced by the par amount of the defaulted bonds, and the fixed payments are then made on the reduced notional amount.  If the Multi-Disciplinary Portfolio buys protection on a corporate issue, the Portfolio must own that corporate issue.  However, if the Multi-Disciplinary Portfolio buys protection on sovereign debt, the Portfolio may own either: (i) the reference obligation, (ii) any sovereign debt of that foreign country, or (iii) sovereign debt of any country that the Investment Adviser determines is closely correlated as an inexact bona fide hedge.

Risks of credit default swaps include counterparty credit risk (if the counterparty fails to meet its obligations) and the risk that the Multi-Disciplinary Portfolio will not properly assess the cost of the instrument based on the lack of transparency in the market.  If the Multi-Disciplinary Portfolio is selling credit protection, there is a risk that a credit event will occur and that the Portfolio will have to pay par value on defaulted bonds.  If the Multi-Disciplinary Portfolio is buying credit protection, there is a risk that no credit event will occur and the Portfolio will receive no benefit for the premium paid.  In addition, if the Multi-Disciplinary Portfolio is buying credit protection and a credit event does occur, there is a risk when the Portfolio does not own the underlying security, that the Portfolio will have difficulty acquiring the bond on the open market and may receive adverse pricing.

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In addition to the risks applicable to derivatives generally, credit default swaps involve special risks because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).  The use of credit default swaps may be limited by the Portfolio’s limitations on illiquid investments.

Other Swap Transactions (Interest Rate, Total Rate of Return, and Currency) – The Multi-Disciplinary Portfolio
The Multi-Disciplinary Portfolio may enter into swap transactions and transactions involving interest rate floors, caps and collars for hedging purposes or to seek to increase total return.  These instruments are privately negotiated over-the-counter derivative products.  A great deal of flexibility is possible in the way these instruments are structured.  Interest rate swaps involve the exchange by the Multi-Disciplinary Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments.  The purchase of an interest rate floor or cap entitles the purchaser to receive payments of interest on a notional principal amount from the seller, to the extent the specified index falls below (floor) or exceeds (cap) a predetermined interest rate.  An interest rate collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates.  Total rate of return swaps are contracts that obligate a party to pay or receive interest in exchange for the payment by the other party of the total return generated by a security, a basket of securities, an index or an index component.  The Multi-Disciplinary Portfolio also may enter into currency swaps, which involve the exchange of the rights of the Portfolio and another party to make or receive payments in specific currencies.

Some transactions, such as interest rate swaps and total rate of return swaps, are entered into on a net basis, i.e., the two payment streams are netted out, with the Multi-Disciplinary Portfolio receiving or paying, as the case may be, only the net amount of the two payments.  If the other party to such a transaction defaults, the Multi-Disciplinary Portfolio’s risk of loss consists of the net amount of payments that the Portfolio is contractually entitled to receive, if any.  In contrast, other transactions involve the payment of the gross amount owed.  For example, currency swaps usually involve the delivery of the entire principal amount of one designated currency in exchange for the other designated currency.  Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.  To the extent that the amount payable by the Multi-Disciplinary Portfolio under a swap or an interest rate floor, cap or collar is covered by segregated cash or liquid assets, the Portfolio and the Investment Adviser believe that transactions do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to the Portfolio’s borrowing restrictions.

The Multi-Disciplinary Portfolio will not enter into a total rate of return, currency or interest rate swap or interest rate floor, cap or collar transaction unless the unsecured commercial paper, senior debt or the claims-paying ability of the other party thereto is rated either A or A-1 or better by S&P or Fitch, or A or Prime-1 or better by Moody’s or a comparable rating from another organization that is recognized as an nationally recognized statistical rating organization (NRSRO) or, if unrated by such rating organization, is determined to be of comparable quality by the Investment Adviser.  If there is a default by the other party to such transaction, the Multi-Disciplinary Portfolio will have contractual remedies pursuant to the agreements related to the transaction.  The use of interest rate, total rate of return, and currency swaps, as well as interest rate caps, floors and collars, is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions.  If the Investment Adviser is incorrect in its forecast of market values, interest rates and currency exchange rates, the investment performance of the Multi-Disciplinary Portfolio would be less favorable than it would have been if this investment technique were not used.  To the extent swap transactions are not deemed liquid, swap transactions are limited to 15% of total assets (together with other illiquid securities).

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Portfolio Holdings Information

A description of the Portfolios’ policies and procedures with respect to the disclosure of their portfolio securities is available in the Portfolios’ SAI. Currently, disclosure of the Portfolios’ holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to Portfolio shareholders and in the quarterly holdings report on Form N-Q (first and third quarters).  The Annual and Semi-Annual Reports are available by contacting Kinetics Mutual Funds, Inc. (the “Company”), c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or calling 1-800-930-3828. In addition, the Company may publish on its webpage (www.kineticsfunds.com) month-end (a) top fifteen portfolio holdings of each Portfolio and the percentage that each holding represents of the Portfolio’s total holdings and (b) top five performing and bottom five performing portfolio holdings of each Portfolio, in each case no earlier than twenty calendar days after the end of each calendar month.  This information will be available on the website until the date on which a Portfolio files its next quarterly portfolio holdings report on Form N-CSR or Form N-Q with the SEC or until the next month in which portfolio holdings are posted in accordance with the above policy.

Management of the Portfolios

Investment Adviser
Each Portfolio’s investment adviser is Kinetics Asset Management, LLC, 555 Taxter Road, Suite 175, Elmsford, New York 10523.  Founded in 1996, the Investment Adviser provides investment advisory services to a family of eight mutual funds with discretionary management authority over approximately $4.566 billion in assets as of March 31, 2011.  On May 1, 2011, the Investment Adviser, Horizon Asset Management, LLC (“Horizon”), a New York-based registered investment adviser that publishes fundamental, contrarian research reports and offers equity, fixed income and alternative investment products for institutional and high net worth clients, Kinetics Funds Distributors, LLC, the Portfolios' placement agent, and certain other affiliated entities participated in a corporate reorganization.  As a result of the reorganization, each participating entity became a wholly-owned subsidiary of Horizon Kinetics, LLC, that has $9.8 billion in assets under management as of May 1, 2011.  The senior principals and investment professionals of the Investment Adviser and Horizon will continue to serve in their respective roles and all investment products and strategies will continue to be branded under their existing names following the reorganization.

The Investment Adviser conducts investment research and supervision for each Portfolio and is responsible for the purchase and sale of securities for each Portfolio.

The Investment Adviser is entitled to receive an annual fee from each Portfolio for its services of 1.25% (or 0.50% in the case of the Kinetics Government Money Market Portfolio) of each Portfolio’s average daily net assets.  The advisory fees paid to the Investment Adviser for the fiscal year ended December 31, 2010, were as follows:

Advisory Fee (as a percentage of average net assets)
Internet Portfolio	1.25%
Global Portfolio	1.25%
Paradigm Portfolio	1.25%
Medical Portfolio	1.25%
Small Cap Portfolio	1.25%
Market Opportunities Portfolio	1.25%
Water Infrastructure Portfolio	1.25%
Multi-Disciplinary Portfolio	1.25%

Horizon provides certain research services to the Portfolios and does not receive a fee for such services.

A discussion regarding the basis of the Board’s approval of the investment advisory agreement for each Portfolio is available in the Trust’s semi-annual report to shareholders for the period ended June 30, 2010.

Kinetics, as the Investment Adviser to each Portfolio, is engaged in a broad range of portfolio management, portfolio advisory and other business activities. Its services are not exclusive to the Portfolios and nothing prevents it, or any affiliates, from providing similar services to other investment funds and other clients (whether or not their investment objectives, strategies, or criteria are similar to those of a Portfolio) or from engaging in other activities.

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Prior to July 16, 2010, Brennan Investment Partners, LLC served as sub-adviser to the Water Infrastructure Portfolio.

Members of the Investment Team
Peter B. Doyle is the Chief Investment Strategist for the Portfolios and generally oversees the management of each Portfolio’s investment team.  The following persons are members of an investment team:  Peter B. Doyle, Bruce P. Abel, Paul Mampilly, Steven Tuen, Murray Stahl, David Kingsley and James Davolos.  Each person’s role varies from Portfolio to Portfolio as described below.

The Co-Portfolio Managers for the Internet Portfolio are Mr. Doyle and Mr. Davolos. They are responsible for the Internet Portfolio’s day-to-day management.  Mr. Doyle is Chairman of the Board and President of the Trust.  He has been managing the Portfolio since June 1999.  In early 1996, Mr. Doyle co-founded the Investment Adviser and he also co-founded and currently serves as a Managing Director of Horizon.  Mr. Davolos joined Kinetics in 2005 as an analyst and has responsibility for coverage across all sectors and asset classes, with a focus on emerging markets.  Mr. Davolos graduated Loyola College in 2005 with a B.B.A and a specialization in finance.  Mr. Mampilly, Mr. Stahl and Mr. Tuen serve as members of the investment team.  Mr. Mampilly joined the Investment Adviser in 2006 and has over eighteen years experience as an investment professional.  Prior to joining Kinetics, Mr. Mampilly founded The Capuchin Group, distributor of a behavioral financial newsletter, for which he acted as author, editor and publisher from October 2003 through July 2006.  From January 2002 through May 2003, Mr. Mampilly held employment with ING Funds as a senior research analyst and healthcare group head, responsible for managing a team of analysts covering healthcare related companies of all market capitalizations.  Mr. Stahl has served as Director of Research since 2000.  Since 1994, Mr. Stahl has held the position Chairman and Chief Investment Officer of Horizon.  Mr. Tuen joined the Investment Adviser in 1999.  Since 1996, Mr. Tuen has also served as an analyst in the Horizon Research Group and a portfolio manager at Horizon.  Each investment team member serves as a research analyst.  While the team discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Doyle and Mr. Davolos.

The Co-Portfolio Managers for the Global Portfolio are Mr. Tuen and Mr. Mampilly.  They are responsible for the Global Portfolio’s day-to-day management.  Mr. Tuen has been managing the Global Portfolio since its inception.  Mr. Mampilly has been managing the Global Portfolio since March 2008.  Mr. Doyle, Mr. Davolos and Mr. Stahl serve as members of the investment team.  Each investment team member serves as a research analyst.  While the team discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Tuen and Mr. Mampilly.

The Co-Portfolio Managers of the Paradigm Portfolio are Mr. Doyle, who has been managing the Portfolio since its inception, and Mr. Stahl, who has been a member of the Paradigm Portfolio’s investment team since its inception.  Each investment team member serves as a research analyst.  Mr. Mampilly provides substantial input on research, stock selection and portfolio composition.  While the team discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Doyle and Mr. Stahl.

The Portfolio Manager for the Medical Portfolio is Mr. Abel, who joined the Investment Adviser in 1999 as a portfolio manager. He has been managing the Portfolio since its inception.  Mr. Abel’s primary duties include research and analysis of developing scientific technologies and innovations in the medical, bio-technical and pharmaceutical industries specific to cancer research and treatment.  Each investment team member serves as a research analyst.  While the team discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Abel.

The Co-Portfolio Managers of the Small Cap Portfolio are Mr. Doyle, who has been managing the Small Cap Portfolio since October 2002, and Mr. Davolos, who has been part of the team since 2006. Mr. Stahl and Mr. Mampilly serve as members of the investment team.  Each investment team member serves as a research analyst.  While the team discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Doyle and Mr. Davolos.

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The Co-Portfolio Managers of the Market Opportunities Portfolio are Mr. Doyle, who has been managing the Market Opportunities Portfolio since its inception, and Mr. Stahl, who has been a member of the Market Opportunities Portfolio’s investment team since its inception.  Each investment team member serves as a research analyst.  While the team discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Doyle and Mr. Stahl.

The Co-Portfolio Managers of the Water Infrastructure Portfolio are Mr. Stahl and Mr. Kingsley, who have managed the Portfolio since 2010.  Mr. Kingsley served as a portfolio manager at Horizon since July 2006.  Prior to Horizon, Mr. Kingsley was a portfolio manager at Kingsley Capital Management, LLC from 2001 through 2005.  Each investment team member also serves as a research analyst.  While the team discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Stahl and Mr. Kingsley.

The Co-Portfolio Managers of the Multi-Disciplinary Portfolio are Mr. Stahl, who has been managing the Multi-Disciplinary Portfolio since its inception, and Mr. Kingsley, who began managing the Multi-Disciplinary Portfolio in August 2009.     Each investment team member serves as a research analyst.  While the team discusses investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides with Mr. Stahl and Mr. Kingsley.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Portfolios.

Valuation of the Portfolios

Each Portfolio calculates its NAV as of the close of regular trading (generally 4:00 p.m. Eastern Time), on each day that the New York Stock Exchange (the “Exchange”) is open for unrestricted business (“Business Day”).  In the case of the Government Money Market Portfolio, the NAV is determined as of 12:00 p.m. Eastern Time on each Business Day.  The NAV per share of each Portfolio is determined by dividing the value of the Portfolio’s securities, cash and other assets, minus all expenses and liabilities of the Portfolio, by the number of shares outstanding of that Portfolio.

A Portfolio’s equity securities are valued each day at the last quoted market sale price on the securities’ principal exchange.  If there is no sale price, a security is valued at the last reported bid price.  Securities listed on the Nasdaq Stock Market, Inc., however, are valued using the Nasdaq Official Closing Price (“NOCP”), and if no NOCP is available, then at the last reported bid price.  If market quotations are not readily available or if events occur that may significantly affect the value of a particular security between the time trading ends on a particular security and the close of regular trading on the Exchange, securities will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Trust’s Board of Trustees.  Situations involving significant events include, but are not limited to those where: a security’s trading has been halted or suspended; the security has been de-listed from a national exchange; or the security has not been traded for an extended period of time.  In addition, the prices of foreign securities may be affected by events that occur after the close of a foreign market but before a Portfolio prices its shares.  See “Trading in Foreign Securities.”  Each Portfolio may use independent pricing services to assist in calculating the NAV per share of such Portfolio.

Futures, options on futures and swap contracts that are listed or traded on a national securities exchange, commodities exchange, contract market or over-the-counter markets and that are freely transferable will be valued at their closing settlement price on the exchange on which they are primarily traded or based upon the current settlement price for a like instrument acquired on the day on which the option is being valued.  Exchange traded options are valued at the last reported sale price on an exchange on which the option is traded.  If no sales are reported on a particular day, the mean between the highest bid and lowest asked quotations at the close of the exchanges will be used.  Non-exchange traded options also will be valued at the mean between the last bid and asked quotations.  Securities which have no public market and all other assets of a Portfolio are considered at such value as the Investment Adviser may determine in good faith, in accordance with a Portfolio’s valuation procedures as approved by the Trust’s Board of Trustees.

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A Portfolio’s debt obligations that are investment grade and that have 60 days or less remaining until maturity are valued at amortized cost.  Debt obligations (including convertible debt securities) (a) that are not investment grade or (b) that are investment grade and have more than 60 days remaining until maturity at purchase, will be valued as follows: Exchange-listed debt securities are valued at the last quoted sale price on the primary exchange on the valuation date.  If there are no sales on that day, the debt security is generally valued at the mean of the current bid and asked prices.  Non-exchange-listed debt securities and other securities which, in the judgment of the Investment Adviser, do not properly represent the value of a security will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Trust’s Board of Trustees.

Fair valuation of securities introduces an element of subjectivity to the pricing of securities.  As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the market value of the security when trading resumes.  If a reliable market quotation becomes available for a security formerly valued through fair valuation techniques, the Investment Adviser  compares the new market quotation to the fair value price to evaluate the effectiveness of the Portfolios’ fair valuation procedures.

Trading in Foreign Securities
Trading in foreign securities may be completed at times when the Exchange is closed.  In computing the NAV per share of each Portfolio, the value of a foreign security is determined as of the close of trading on the foreign exchange on which it is principally traded or as of the scheduled close of trading on the Exchange, whichever is earlier, at the closing sales prices provided by approved pricing services or other alternate sources.  In the absence of sales, the last available mean price between the closing bid and asked prices will be used.  Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Trust’s Board of Trustees.  Values of foreign securities are translated from the local currency into U.S. dollars on the basis of the foreign currency exchange rates, as provided by an independent pricing service or reporting agency, generally prior to the close of the Exchange.  Occasionally, events affecting the value of foreign securities and such exchange rates occur between the time at which they are determined and the close of the Exchange, which events would not be reflected in the computation of a Portfolio’s NAV.  If events materially affecting the value of such securities or currency exchange rates occur during such time period, the securities will be valued at their fair value as determined in good faith by or under the direction of the Trust’s Board of Trustees.

Purchase of Beneficial Interests in the Portfolios

Beneficial interests in each of the Portfolios are sold without a sales load, at the NAV per share next determined after an order is received by a Portfolio.  Investments in a Portfolio are sold solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Portfolio may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts, insurance company separate accounts, and certain qualified pension and retirement plans.  This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolios.  Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption of Beneficial Interests in the Portfolios

An investor in a Portfolio may redeem all or any portion of its investment at the NAV per share next determined after a redemption request in good order is received by such Portfolio.  The proceeds of a redemption will be paid by the Portfolio in federal funds normally on the Business Day that the redemption is effected, but in any event within three Business Days, except as extensions may be permitted by law.

Each Portfolio reserves the right to pay the redemption price of a beneficial interest in kind, i.e., in readily marketable securities.  Unless requested by an investor or deemed by the Investment Adviser to be in the best interests of the investors in a Portfolio as a group, the Portfolio will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

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The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the Exchange is closed or trading on the Exchange is restricted or to the extent otherwise permitted by the 1940 Act.

Exchange Privilege

You can exchange your interest in a Portfolio for an interest in any other Portfolio offered by the Trust at no charge.  If you elect to make such an exchange, the Portfolio that you are exchanging an interest of will transfer cash to the Portfolio into which you are exchanging, and an interest in the latter Portfolio will be issued to you in redemption of your interest in the former Portfolio.  You should request your exchange prior to market close to obtain that day’s closing NAV.  Exchange requests received after the close of the Exchange will be treated as though received on the next business day.

Restrictions on Excessive Trading Practices

The Portfolios are designed for long-term investors willing to accept the risks associated with a long-term investment.  In accordance with policies and procedures adopted by the Board of Trustees of the Trust, frequent purchases and redemptions of Portfolio shares are not encouraged but are generally permitted by the Portfolios.  Such purchases and redemptions may have an adverse affect on other Portfolio shareholders, including, without limitation, the possibility of disrupting portfolio management strategies, increasing brokerage and administrative costs, harming Portfolio performance and possible dilution in the value of Portfolio shares held by long-term shareholders.  The Trust may, in its sole discretion, reject purchase orders when, in the judgment of management, such rejection is in the best interest of the Portfolio and its shareholders.

Taxes

As noted above, each Portfolio will be treated as a partnership for federal income tax purposes, and its net income and gain, as well as any net losses, will therefore be reportable by the owners of the Portfolio on a flow-through basis.  The Portfolio will provide you with a Schedule K-1 each year that reflects your allocable share of the Portfolio’s items of income, gain, loss, deduction and credit, if any.  In the event of any audit of the Portfolio’s federal income tax return by the Internal Revenue Service, adjustments to those items, if any, will be made and adjudicated at the Portfolio level and could cause an adjustment to your tax liability for the year(s) audited.

Partners in a partnership are taxable on their allocable share of a partnership’s net income and gain each year even if the partnership does not distribute those amounts to the partners.  In the case of the Portfolios, however, they generally intend to make distributions to their owners of the net income and gain that is earned each year.  This is because some of the owners of the interests in each Portfolio are mutual funds that need, in turn, to make distributions of their taxable income to their shareholders each year in order to avoid incurring entity-level tax.

The tax consequences of distributions by a partnership to a partner, and of a partner’s disposition of an interest in a partnership, generally depend on the partner’s adjusted tax basis in the partnership.  Your adjusted tax basis in your interest in a Portfolio will generally equal the cash you invest in the Portfolio, increased by Portfolio income and gain that is allocated to you, and decreased by Portfolio losses and deductions that are allocable to you and by distributions of cash that you receive from the Portfolio.  Basis is also increased to the extent your allocable share of Portfolio liabilities is increased and decreased to the extent your allocable share of Partnership liabilities is decreased.

A distribution of cash by a Portfolio to you will generally not be taxable to you unless it exceeds your adjusted tax basis in your interest in the Portfolio.  Accordingly, distributions you receive that are attributable to Portfolio net income and gain each year will generally not be taxable to you – although, as noted above, you will be taxable on the net income and gain itself on a flow-through basis.  Distributions that exceed your adjusted tax basis will generally be taxable to you as capital gain.  Thus, if, for example, you redeem part of your interest in a Portfolio in exchange for cash, you will generally be taxable on the exchange only to the extent the cash exceeds your adjusted tax basis in your entire interest in the Portfolio.

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If you elect to exchange all or part of your interest in one Portfolio (the “Old Portfolio”) for an interest in another Portfolio (the “New Portfolio”), the transaction will be treated for federal income tax purposes as a transfer of cash from the Old Portfolio to the New Portfolio in exchange for an interest in the New Portfolio, followed by a distribution by the Old Portfolio of that interest in the New Portfolio in full or partial redemption of your interest in the Old Portfolio.  Because a distribution of property by a partnership to a partner is generally a nontaxable event, you will generally not recognize gain or loss on such an exchange.  Rather, your basis in the interest in the New Portfolio that you receive will equal the lesser of the value of the interest and your adjusted basis in your entire interest in the Old Portfolio immediately before the exchange, and that amount will reduce your adjusted basis in your remaining interest, if any, in the Old Portfolio.

One exception to the preceding tax principles is that distributions by a partnership to a partner in redemption of all or part of the partner’s interest are taxable to the partner to the extent there is a reduction in the partner’s share of certain “unrealized receivables” of the partnership as a result of the redemption.  Accordingly, in the case of any redemption or exchange of a Portfolio interest, it is possible that you may recognize some amount of ordinary income.

If you redeem your entire interest in a Portfolio for cash, or you sell all or part of your interest in a Portfolio to a third party, you will generally recognize gain or loss for federal income tax purposes based on the difference between your proceeds of such a redemption or sale and your basis in the interest redeemed or sold.  Here, again, a portion of the gain may constitute ordinary income for you to the extent it represents the share of Portfolio “unrealized receivables” that are allocable to the interest redeemed or sold.

Generally, any gain or loss that you recognize on a distribution or disposition will constitute capital gain or loss for you.  Whether the gain or loss is long-term or short-term capital gain or loss will depend on whether your holding period for the interest with respect to which the gain or loss is recognized exceeds 12 months.  For this purpose, if you invest in a Portfolio at different times, you will have a separate holding period for each portion of your investment.  If you receive an interest in a Portfolio as a result of an exchange of your entire interest in another Portfolio (or in any other exchange in which your basis in one Portfolio carries over to the other), your holding period in the interest exchanged will carry over to the interest received.  In all other cases in which only a portion of your interest is exchanged, a new holding period will start for the interest received in the exchange.

This discussion of tax matters relates only to federal income tax law.  Gain and income from a Portfolio may be subject to foreign, state and local taxes, and the treatment under foreign, state and local income tax laws may differ from the federal income tax treatment.  You should consult your tax advisor with respect to particular questions of federal, foreign, state and local taxation in light of your individual circumstances.

Distribution of Shares

Private Placement Agent
Kinetics Funds Distributor, LLC (“KFDI”), an affiliate of the Investment Adviser, 555 Taxter Road, Suite 175, Elmsford, New York 10523, serves as the private placement agent for the shares of beneficial interest of the Portfolios on a best efforts basis.  KFDI is a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc.  Beneficial interests in the Portfolios are issued continuously.

Portfolio Administrator
U.S. Bancorp Fund Services, LLC (“USBFS”) serves as administrator to the Portfolios.

Custodian, Transfer Agent, Dividend Disbursing Agent and Portfolio Accountant
U.S. Bank N.A. serves as Custodian for each Portfolio’s cash and securities.  U.S. Bank N.A. does not assist in, and is not responsible for, investment decisions involving assets of the Portfolios.  USBFS acts as each Portfolio’s transfer agent, dividend disbursing agent, and portfolio accountant.

Counsel and Independent Registered Public Accounting Firm

Legal matters in connection with the issuance of shares of beneficial interests of the Trust are passed upon by Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, Pennsylvania 19103-6996.  Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, Pennsylvania 19103 is the independent registered public accounting firm for the Trust.

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KINETICS PORTFOLIOS TRUST

STATEMENT OF ADDITIONAL INFORMATION

May 1, 2011

Name of Portfolio	Ticker Symbol
The Internet Portfolio	Not Applicable
The Global Portfolio	Not Applicable
The Paradigm Portfolio	Not Applicable
The Medical Portfolio	Not Applicable
The Small Cap Opportunities Portfolio	Not Applicable
The Market Opportunities Portfolio	Not Applicable
The Water Infrastructure Portfolio	Not Applicable
The Multi-Disciplinary Portfolio	Not Applicable

Each a series (individually, a “Portfolio” and
collectively, the “Portfolios”) of Kinetics Portfolios Trust (the “Trust”)

This Statement of Additional Information (“SAI”) provides general information about each of the Portfolios.  This SAI is not a Prospectus and should be read in conjunction with the Portfolios’ current Prospectus dated May 1, 2011, as supplemented and amended from time to time, which is incorporated herein by reference.  To obtain a copy of the Portfolios’ Prospectus, please write or call the Portfolios at the address or telephone number shown below.

Kinetics Portfolios Trust
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701
Phone: 1-800-930-3828

This SAI is being filed as a part of the Registration Statement filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (“1940 Act”).  Beneficial interests of each series of the Trust are not being registered under the Securities Act of 1933, as amended (“1933 Act”), because such interests are issued solely in private placement transactions to eligible investors that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Accordingly, investments in the Portfolios may currently be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, segregated asset accounts and certain qualified pension and retirement plans.  Neither this SAI nor the Registration Statement as a whole constitutes an offer to sell or the solicitation of an offer to buy any beneficial interests in the Portfolios.

Table of Contents

General Information about Kinetics Portfolio Trust	1

Description of the Portfolios	1

Investment Restrictions	3

Investment Policies and Associated Risks	5

Temporary Investments	13

Portfolio Turnover	14

Management of the Portfolios	14

Control Persons and Principal Holders of Securities	22

Proxy Voting Policies	22

Investment Adviser	23

Administrative Services	29

Custodian	29

Codes of Ethics	29

Valuation of the Portfolios	30

Portfolio Holdings Information	31

Purchasing Shares of Beneficial Interest in the Portfolios	32

Redemption of Shares of Beneficial Interest in the Portfolios	32

Brokerage	32

Taxes	34

Independent Registered Public Accounting Firm	35

Financial Statements	35

Appendix A	A-1

Appendix B	B-1

General Information about Kinetics Portfolio Trust

The Trust is a statutory trust organized pursuant to a Declaration of Trust under the laws of the State of Delaware on March 14, 2000.  The Trust’s principal business office is located at 555 Taxter Road, Suite 175, Elmsford, New York 10523.  The Trust is comprised of eight series of mutual funds, all of which are non-diversified, open-end management investment companies.  Kinetics Mutual Funds, Inc. (the “Company”) is a Maryland corporation, established on March 26, 1999.  The Company is comprised of eight series of mutual funds, all of which are open-end management investment companies (the “Funds”).  The Funds and Portfolios are set up in a master/feeder fund structure whereby each Fund is a feeder fund that invests all of its investable assets in a “master” Portfolio.  Kinetics Asset Management, LLC (“Kinetics” or “Adviser” or “Investment Adviser”) is a Delaware limited liability corporation that serves as the investment adviser to the Portfolios.

On May 1, 2011, the Investment Adviser, Horizon Asset Management, LLC (“Horizon”), a New York-based registered investment adviser that publishes fundamental, contrarian research reports and offers equity, fixed income and alternative investment products for institutional and high net worth clients, Kinetics Funds Distributor, LLC, Portfolios' placement agent, and certain other affiliated entities participated in a corporate reorganization.  As a result of the reorganization, each participating entity became a wholly-owned subsidiary of Horizon Kinetics, LLC, that has $9.8 billion in assets under management as of May 1, 2011.  The senior principals and investment professionals of the Investment Adviser and Horizon will continue to serve in their respective roles and all investment products and strategies will continue to be branded under their existing names following the reorganization.

Capitalization

The authorized capitalization of Kinetics Portfolios Trust consists of an unlimited number of shares of beneficial interests.  Each investor in a Portfolio is entitled to participate equally in the Portfolio’s earnings and assets.

Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in the Portfolio.  Portfolio investors will vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder).  One or more Portfolios could control the outcome of these votes.  Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes.  The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in a Portfolio (if the meeting relates solely to that Portfolio), or investors holding at least 10% of the aggregate interests in the Trust (if the meeting relates to the Trust and not specifically to a Portfolio) requests in writing a meeting of investors.  Changes in fundamental policies or limitations will be submitted to investors for approval.

The Trust is organized as a business trust under the laws of the State of Delaware.  Investors in a Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest in the Portfolio.  The Declaration of Trust also provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees, and agents covering possible tort and other liabilities.  Thus, the risk of an investor incurring financial loss on account of such liability would be limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligation out of its assets.

Description of the Portfolios

With the exception of the Multi-Disciplinary Portfolio, the investment objectives listed below are fundamental objectives and therefore cannot be changed without the approval of shareholders.

The Internet Portfolio

The Internet Portfolio is a non-diversified portfolio with an investment objective of long-term growth of capital.  The Internet Portfolio seeks to obtain current income as a secondary objective.  The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, the Internet Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and International Depositary Receipts (“IDRs”)), of U.S. and foreign companies engaged in the Internet and Internet-related activities and whose businesses are vastly improved through the distribution of content and reduction of costs with the use of the Internet, such as content providers, computer hardware and software, venture capital, Internet service providers, Internet portals, wireless/broadband access, e-commerce, financial services companies, auction houses, and telecommunications. The Internet Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.  This Portfolio should not be used as a trading vehicle.

The Global Portfolio

The Global Portfolio is a non-diversified portfolio with an investment objective of long-term growth of capital.  The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, the Portfolio invests at least 65% of its net assets plus any borrowings for investment purposes in equity securities of foreign and U.S. companies listed on publicly traded exchanges in countries around the world.  This Portfolio should not be used as a trading vehicle.

The Paradigm Portfolio

The Paradigm Portfolio is a non-diversified portfolio with an investment objective of long-term growth of capital.  The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, the Portfolio invests at least 65% of its total net assets in common stocks, convertible securities, warrants and other securities having the characteristics of common stocks (such as ADRs, GDRs, and IDRs) of U.S. and foreign companies that the investment adviser believes are undervalued and that have, or are expected to soon have, high returns on equity, and that are well positioned to reduce their costs, extend the reach of their distribution channels and experience significant growth in their assets or revenues.  This Portfolio should not be used as a trading vehicle.

The Medical Portfolio

The Medical Portfolio is a non-diversified portfolio with an investment objective of long-term growth of capital.  The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, warrants and other securities having the characteristics of common stocks (such as ADRs, GDRs, and IDRs) of U.S. and foreign companies engaged in the medical research, pharmaceutical and technology industries and related medical technology industries, generally, with an emphasis toward companies engaged in cancer research and drug development, such as pharmaceutical development companies, surgical and medical instrument manufacturers and developers, pharmaceutical manufacturers, and biotech and medical research companies.  This Portfolio should not be used as a trading vehicle.

The Small Cap Opportunities Portfolio

The Small Cap Opportunities Portfolio is a non-diversified portfolio with an investment objective of long-term growth of capital.  The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, at least 80% of the Portfolio’s net assets plus any borrowings for investment purposes will be invested in common stocks, convertible securities, warrants and other securities having the characteristics of common stocks (such as ADRs, GDRs, and IDRs) of U.S. and foreign small capitalization companies that provide attractive valuation opportunities.  This Portfolio should not be used as a trading vehicle.

The Market Opportunities Portfolio

The Market Opportunities Portfolio is a non-diversified portfolio with an investment objective of long-term capital growth.  The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, the Market Opportunities Portfolio invests at least 65% of its net assets in common stocks, convertible securities, warrants and other equity securities having the characteristics of common stocks (such as ADRs, GDRs and IDRs) of U.S. and foreign companies involved in capital markets or related to capital markets, as well as companies involved in the gaming industry.  Capital market companies include companies that are engaged in or derive a substantial portion of their revenue from activities with a publicly traded securities exchange, such as equity exchanges and commodity exchanges, including but not limited to clearing firms and brokerage houses. The Market Opportunities Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment.  The Portfolio should not be used as a trading vehicle.

The Water Infrastructure Portfolio

The Water Infrastructure Portfolio is a non-diversified portfolio with a primary investment objective of long-term capital growth and a secondary investment objective of current income. The Portfolio is designed for long-term investors who understand and are willing to accept the risk of loss involved in investing in a mutual fund seeking long-term capital growth.  Except during temporary defensive periods, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes in common stocks, convertible securities, fixed-income securities such as bonds and debentures and warrants, derivatives and other securities having the characteristics of common stocks (such as ADRs, GDRs, and IDRs) issued by U.S. and foreign companies engaged in water infrastructure and natural resources with a specific water theme and related activities, such as water production companies, water conditioning and desalination companies, water suppliers, water transport and distribution companies, companies specializing in the treatment of waste water, sewage and solid, liquid and chemical waste, companies operating sewage treatment plants and companies providing equipment, consulting and engineering services in connection with the above-described activities and those companies that are dependent on water usage in industries such as agriculture, timber, oil and gas service, hydroelectricity and alternative renewable energy.  For purposes of this 80% policy, a company will be considered in the water infrastructure or natural resources industry if at least 50% of its revenues come from water-related activities or if it is included in a major water index. The Water Infrastructure Portfolio may also write and sell options on securities in which it invests for hedging purposes and/or direct investment. Cash and cash equivalents committed as collateral and/or cover for options on water infrastructure or natural resources securities are included for purposes of this 80% policy.. The Portfolio should not be used as a trading vehicle.

The Multi-Disciplinary Portfolio

The Multi-Disciplinary Portfolio is a non-diversified portfolio with an investment objective of total return.  This investment objective is non-fundamental and can be changed without the approval of shareholders upon 60 days’ notice to shareholders.  The Portfolio utilizes a two-part investment strategy, which includes fixed-income and derivatives components.  The Portfolio’s fixed-income component focuses primarily on investment-grade corporate bonds, issued principally in the United States.  Except during temporary defensive periods, the Portfolio will invest at least 65% of its investable assets in fixed income securities, derivatives and cash or cash equivalents committed as collateral for written options contracts.  The Portfolio’s option strategy component focuses on the use of options on companies that the Investment Adviser believes have unique business attributes and/or long-term unique fundamental business characteristics.  The companies that are targeted for various option strategies undergo a fundamental analysis by the Investment Adviser to understand such business as completely as possible.  The Fund should not be used as a trading vehicle.

Investment Restrictions

The investment restrictions of a Portfolio may be changed only with the approval of the holders of a majority of a Portfolio’s outstanding voting securities.  As used in this SAI, “a majority of a Portfolio’s outstanding voting securities” means the lesser of (1) 67% of the beneficial interests of a Portfolio represented at a meeting at which more than 50% of the outstanding shares are present in person or by proxy, or (2) more than 50% of the outstanding beneficial interests of a Portfolio.

1.	Each Portfolio will not act as underwriter for securities of other issuers.

2.	Each Portfolio will not make loans amounting to more than 33 1/3% of its total assets (including any collateral posted) or 50% of its total assets (excluding any collateral posted).

3.
With respect to 50% of its total assets, each Portfolio (other than the Water Infrastructure Portfolio) will not invest in the securities of any issuer if as a result the Portfolio holds more than 10% of the outstanding securities or more than 10% of the outstanding voting securities of such issuer.

4.
Each Portfolio will not borrow money or pledge, mortgage, or hypothecate its assets except to facilitate redemption requests that might otherwise require the untimely disposition of portfolio securities and then only from banks and in amounts not exceeding the lesser of 10% of its total assets valued at cost or 5% of its total assets valued at market at the time of such borrowing, pledge, mortgage, or hypothecation and except that (a) with respect to each Portfolio other than the Multi-Disciplinary Portfolio, each Portfolio may enter into futures contracts and related options and (b) with respect to the Multi-Disciplinary Portfolio, to the extent permitted by the 1940 Act.

5.
Each Portfolio (other than the Water Infrastructure Portfolio and the Multi-Disciplinary Portfolio), will not invest more than 10% of the value of its net assets in illiquid securities, restricted securities, and other securities for which market quotations are not readily available.  The Water Infrastructure Portfolio will not invest more than 15% of the value of its net assets in illiquid securities, restricted securities and other securities for which market quotations are not readily available.

6.
The Internet Portfolio will not invest in the securities of any one industry except the Internet and Internet-related industries, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industries.  Except during temporary defensive periods, at least 80% of the Portfolio’s total net assets plus any borrowings for investment purposes will be invested in the securities of domestic and foreign companies that are engaged in the Internet and Internet-related activities.

7.
The Paradigm Portfolio will not invest in the securities of any one industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industries.

8.
The Medical Portfolio will not invest in the securities of any one industry except in domestic and foreign companies engaged in the medical research, pharmaceutical and technology industries and related medical technology industries, generally, with an emphasis toward companies engaged in cancer research and drug development, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industry.  Except during temporary defensive periods, not less than 80% of the Portfolio’s total net assets plus any borrowings for investment purposes will be invested in the securities of companies engaged in the medical research, pharmaceutical and technology industries and related technology industries, generally, with an emphasis toward publicly traded entities engaged in cancer research and drug development.

9.
The Small Cap Opportunities Portfolio will not invest in the securities of any one industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industry.  Except during temporary defensive periods, at least 80% of the Portfolio’s net assets plus any borrowings for investment purposes will be invested in the securities of domestic and foreign small capitalization companies that provide attractive valuation opportunities due to lack of institutional ownership, lack of significant analyst coverage, or short-term earnings disappointments.

10.
The Market Opportunities Portfolio will not invest in the securities of any one industry, except in the securities of U.S. and foreign companies engaged in capital markets or related to capital markets and in the gaming industry, with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if, as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industry.

11.
The Global Portfolio and the Multi-Disciplinary Portfolio will not invest in the securities of any one industry with the exception of securities issued or guaranteed by the U.S. Government, its agencies, and instrumentalities, if as a result, more than 25% of the Portfolio’s total net assets would be invested in the securities of such industry.

12.
The Water Infrastructure Portfolio will not concentrate its investments in the securities of any one industry except the securities of U.S. and foreign companies engaged in water infrastructure and natural resources with a specific water theme and related activities, with the exception of securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, if, as a result, more than 20% of the Portfolio’s total net assets would be invested in the securities of such industries.  Under normal circumstances, at least 80% of the Portfolio’s total net assets plus any borrowings for investment purposes will be invested in the securities of U.S. and foreign companies that are engaged in water infrastructure and natural resources with a specific water theme and related activities.

13.
Each Portfolio will not purchase or sell commodities or commodity contracts, or invest in oil, gas or mineral exploration or development programs or real estate except that each Portfolio may purchase and sell securities of companies that deal in oil, gas, or mineral exploration or development programs or interests therein.

14.	Each Portfolio will not issue senior securities.

With respect to Investment Limitations No. 7 and No. 9 above, utility companies will be divided according to their services; for example, gas, electric and telephone will each be considered a separate industry.  If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in value in the portfolio securities held by a Portfolio will not constitute a violation of such limitation.

Non-Fundamental Investment Limitations

The following are the Portfolios’ non-fundamental operating policies that may be changed by the Board of Trustees of the Trust, without shareholder approval.

1.
The Internet Portfolio, Medical Portfolio, Water Infrastructure Portfolio and Small Cap Opportunities Portfolio will not make any changes in their respective investment policies of investing at least 80% of its net assets in the investments suggested by the Portfolio’s name without first providing the Portfolio’s shareholders with at least 60 days’ prior notice.

2.
The Multi-Disciplinary Portfolio will not invest more than 15% of the value of its total assets in illiquid securities, restricted securities, and other securities for which market quotations are not readily available.  This policy shall not be deemed violated to the extent that the Multi-Disciplinary Fund invests all of its investable assets in the Multi-Disciplinary Portfolio.

Investment Policies and Associated Risks

The following paragraphs provide a more detailed description of the Portfolios’ investment policies and risks identified in the Prospectus.  Unless otherwise noted, the policies described in this SAI pertain to all of the Portfolios.  Furthermore, unless otherwise noted, the policies described in this SAI are not fundamental and may be changed by the Board of Trustees of the Trust without shareholder approval.

Common and Preferred Stock; Convertible Securities

Common stocks are units of ownership of a corporation.  Preferred stocks are stocks that often pay dividends at a specific rate and have a preference over common stocks in dividend payments and liquidation of assets.  Some preferred stocks may be convertible into common stock.  Convertible securities are securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula.

Debt Securities

The Portfolios may invest in (and the Multi-Disciplinary Portfolio may invest all of its assets in) convertible and non-convertible debt obligations without regard to rating, and as a result, may purchase or hold securities in the lowest rating categories.  Debt securities in these lowest investment grade categories are considered to be below investment grade securities that may not have adequate capacity to pay principal or that otherwise generally lack the characteristics of desirable investments.  As compared to debt securities with higher ratings, these “high risk” securities are vulnerable to nonpayment and depend to a larger degree upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.  With the exception of the Multi-Disciplinary Portfolio, at no time will the Portfolios have more than 20% of their respective total assets (except for the Water Infrastructure Portfolio, for which the limitation is 80% of its total assets) invested in any debt securities that are rated below investment grade or if the security is unrated, of comparable quality as determined by the Adviser, either at the time of purchase or as a result of a reduction in rating after purchase.  Please see “Appendix A” to this SAI for a description of debt security ratings.

The fixed-income securities in which the Portfolios may invest are generally subject to interest rate risk, credit risk, market risk and call risk.

Interest Rate Risk.  The risk that when interest rates increase, fixed-income securities held by a Portfolio will decline in value.  Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.

Credit Risk.  This risk relates to the ability of the issuer to meet interest and principal payments, as they become due.  The ratings given a security by rating services such as Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Rating Service (“S&P”) provide a generally useful guide as to such credit risk.  The lower the rating given a security by such rating service, the greater the credit risk such rating service perceives to exist with respect to such security.  Increasing the amount of Portfolio assets invested in unrated or lower-grade securities, while intended to increase the yield produced by those assets, will also increase the credit risk to which those assets are subject.

Market Risk. All mutual funds are affected by changes in the economy and swings in investment markets.  These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

Call Risk.  The risk that an issuer will exercise its right to pay principal on an obligation held by a Portfolio (such as an asset-backed security) earlier than expected.  This may happen when there is a decline in interest rates.  Under these circumstances, a Portfolio may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower yielding securities.

When-Issued and Delayed Delivery Transactions

Each Portfolio may purchase short-term obligations on a when-issued or delayed delivery basis.  These transactions are arrangements in which the Portfolios purchase securities with payment and delivery scheduled for a future time.  The seller’s failure to complete these transactions may cause the Portfolios to miss a price or yield considered advantageous.  Settlement dates may be a month or more after entering into these transactions and the market values of the securities purchased may vary from the purchase prices.

The Portfolios may dispose of a commitment prior to settlement if the Adviser deems it appropriate to do so.  In addition, each Portfolio may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates.  A Portfolio may realize short-term profits or losses upon the sale of such commitments.

These transactions are made to secure what is considered to be an advantageous price or yield for a Portfolio.  No fees or other expenses, other than normal transaction costs, are incurred.  However, liquid assets of the Portfolio sufficient to make payment for the securities to be purchased are segregated on the Portfolio’s records at the trade date.  These assets are marked to market daily and are maintained until the transaction is settled.  The Portfolios do not intend to engage in when-issued and delayed delivery transactions to an extent that would cause the segregation of more than 20% of the total value of their assets.

Exchange-Traded Funds (ETFs)

Each Portfolio may invest in open-end investment companies whose shares are listed for trading on a national securities exchange or the Nasdaq Market System.  ETF shares typically trade like shares of common stock and provide investment results that generally correspond to the price and yield performance of the component stocks of a widely recognized index such as the S&P 500® Index.  There can be no assurance, however, that this can be accomplished as it may not be possible for an ETF to replicate the composition and relative weightings of the securities of its corresponding index.  ETFs are subject to risks of an investment in a broadly based portfolio of common stocks, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of such investment.  Individual shares of an ETF are generally not redeemable at their net asset value, but trade on an exchange during the day at prices that are normally close to, but not the same as, their net asset value.  There is no assurance that an active trading market will be maintained for the shares of an ETF or that market prices of the shares of an ETF will be close to their net asset values.

Investments in securities of ETFs beyond the limitations set forth in Section 12(d)(1)(A) of the 1940 Act are subject to certain terms and conditions set forth in an exemptive order issued by the SEC to the ETF. Section 12(d)(1)(A) states that a mutual fund may not acquire shares of other investment companies, such as ETFs, in excess of: 3% of the total outstanding voting stock of the investment company; 5% of its total assets invested in the investment company; or more than 10%  of the fund’s total assets were to be invested in the aggregate in all investment companies.  The purchase of shares of ETFs may result in duplication of expenses, including advisory fees, in addition to a mutual fund’s own expenses.

Each Portfolio may also acquire investment company shares received or acquired as dividends, through offers of exchange or as a result of reorganization, consolidation or merger.  The purchase of shares of other investment companies may result in duplication of expenses such that investors indirectly bear a proportionate share of the expenses of such mutual funds including operating costs and investment advisory and administrative fees.

Investment Company Securities

Each Portfolio may invest in securities issued by other investment companies to the extent permitted by the 1940 Act.  Under the 1940 Act, each Portfolio’s investments in such securities currently are limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Portfolio’s total assets with respect to any one investment company and (iii) 10% of the Portfolio’s total assets with respect to investment companies in the aggregate.  Investments in the securities of other investment companies will involve duplication of advisory fees and certain other expenses.  Rule 12d1-1 under the 1940 Act permits a Portfolio to invest an unlimited amount of its uninvested cash in a money market fund so long as, among other things, said investment is consistent with the Portfolio’s investment objectives and policies. As a shareholder in an investment company, a Portfolio would bear its pro rata portion of the investment company’s expenses, including advisory fees, in addition to its own expenses.

Restricted and Illiquid Securities

An illiquid asset is any asset which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which a Portfolio, as applicable, has valued the investment.  Each Portfolio may invest in a limited amount of securities that are illiquid at the time of purchase, including restricted securities and other securities for which market quotations are not readily available.  Restricted securities are any securities that are not registered under the Securities Act of 1933, as amended (“1933 Act”) and are illiquid.  For purposes of each Portfolio’s limitation on purchases of illiquid securities described in “Investment Restrictions” above, securities that are not registered under the 1933 Act and are determined to be liquid based upon a review of the trading markets for the specific restricted security will not be included.  This practice could increase the level of illiquidity during any period that qualified institutional buyers become uninterested in purchasing these securities.

Depositary Receipts

The Portfolios may invest in ADRs and in other forms of depositary receipts, such as IDRs and GDRs”.  Depositary receipts are typically issued in connection with a U.S. or foreign bank or trust company and evidence ownership of underlying securities issued by a foreign corporation.  In particular, ADRs represent the right to receive securities of foreign issuers deposited in a bank or other depositary.  ADRs are traded in the United States and the prices of ADRs are quoted in U.S. dollars.  Investments in depositary receipts involve certain inherent risks generally associated with investments in foreign securities, including the following:

           Political and Economic Factors. Individual foreign economies of certain countries may differ favorably or unfavorably from the United States economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, diversification and balance of payments position.  The internal politics of certain foreign countries may not be as stable as those of the United States.  Governments in certain foreign countries also continue to participate to a significant degree, through ownership interest or regulation, in their respective economies.  Action by these governments could include restrictions on foreign investment, nationalization, expropriation of goods or imposition of taxes, and could have a significant effect on market prices of securities and payment of interest.  The economies of many foreign countries are heavily dependent upon international trade and are accordingly affected by the trade policies and economic conditions of their trading partners.  Enactment by these trading partners of protectionist trade legislation could have a significant adverse effect upon the securities markets of such countries.

           Currency Fluctuations.  A change in the value of any foreign currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of an ADR’s underlying portfolio securities denominated in that currency.  Such changes will affect a Portfolio to the extent that the Portfolio is invested in ADRs comprised of foreign securities.

           Taxes.  The interest and dividends payable on certain foreign securities comprising an ADR may be subject to foreign withholding taxes, thus reducing the net amount of income to be paid to the Portfolios and that may ultimately be available for distribution to the Portfolio’s shareholders.

Derivatives

Buying Call and Put Options.  The Portfolios may purchase call options.  Such transactions may be entered into in order to limit the risk of a substantial increase in the market price of the security that each Portfolio intends to purchase.  Prior to its expiration, a call option may be sold in a closing sale transaction.  Any profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the call option plus the related transaction cost.

The Portfolios may purchase put options.  By buying a put, each Portfolio has the right to sell the security at the exercise price, thus limiting its risk of loss through a decline in the market value of the security until the put expires.  The amount of any appreciation in the value of the underlying security will be partially offset by the amount of the premium paid for the put option and any related transaction cost.  Prior to its expiration, a put option may be sold in a closing sale transaction and any profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs.

Writing (Selling) Call and Put Options.  Each Portfolio may write covered options on equity and debt securities and indices.  The Multi-Disciplinary Portfolio may write up to 90% of its net assets in put options on equity and, to a limited extent, debt securities and indices, for hedging or non-hedging purposes.  The Multi-Disciplinary Portfolio may also write more than 5% of its net assets on covered call options on equity and debt securities and indices. In the case of call options, so long as a Portfolio is obligated as the writer of a call option, it will own the underlying security subject to the option, however, index options and sector/industry based ETF options will be considered covered if the Portfolio holds a portion of securities substantially correlated with the movement of the index (or, to the extent it does not hold such a portfolio, segregates liquid assets in an amount equal to the value of the option on a daily, marked-to-market basis).  In the case of put options, it will, through its custodian, deposit and maintain either cash or securities with a market value equal to or greater than the exercise price of the option.

Covered call options written by a Portfolio give the holder the right to buy the underlying securities from the Portfolio at a stated exercise price.  A call option written by a Portfolio is “covered” if the Portfolio owns the underlying security that is subject to the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other securities held in its portfolio or, in the case of index options and sector/industry based ETF options, will be considered covered if the Portfolio holds a portion of securities substantially correlated with the movement of the index.  A call option is also covered if a Portfolio holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash and high grade debt securities in a segregated account with its custodian bank. The Portfolios may purchase securities, which may be covered with call options solely on the basis of considerations consistent with the investment objectives and policies of the Portfolios.  A Portfolio’s turnover may increase through the exercise of a call option; this will generally occur if the market value of a “covered” security increases and the Portfolio has not entered into a closing purchase transaction.

As a writer of an option, each Portfolio receives a premium less a commission, and in exchange foregoes the opportunity to profit from any increase in the market value of the security exceeding the call option price.  The premium serves to mitigate the effect of any depreciation in the market value of the security.  The premium paid by the buyer of an option will reflect, among other things, the relationship of the exercise price to the market price, the volatility of the underlying security, the remaining term of the option, the existing supply and demand, and the interest rates.

The writer of a call option may have no control over when the underlying securities must be sold because the writer may be assigned an exercise notice at any time prior to the termination of the obligation.  Exercise of a call option by the purchaser will cause a Portfolio to forego future appreciation of the securities covered by the option.  Whether or not an option expires unexercised, the writer retains the amount of the premium.  This amount may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period.  If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security.  Thus during the option period, the writer of a call option gives up the opportunity for appreciation in the market value of the underlying security or currency above the exercise price.  It retains the risk of the loss should the price of the underlying security or foreign currency decline.  Writing call options also involves risks relating to a Portfolio’s ability to close out the option it has written.

Each Portfolio may write exchange-traded call options on its securities.  Call options may be written on portfolio securities indices, or foreign currencies.  With respect to securities and foreign currencies, the Portfolio may write call and put options on an exchange or over-the-counter.  Call options on portfolio securities will be covered since the Portfolio will own the underlying securities.  Call options on securities indices will be written only to hedge in an economically appropriate way portfolio securities that are not otherwise hedged with options or financial futures contracts and will be “covered” by identifying the specific portfolio securities being hedged.  Options on foreign currencies will be covered by securities denominated in that currency.  Options on securities indices will be covered by securities that substantially replicate the movement of the index.

A put option on a security, security index, or foreign currency gives the purchaser of the option, in return for the premium paid to the writer (seller), the right to sell the underlying security, index, or foreign currency at the exercise price at any time during the option period.  When a Portfolio writes a secured put option, it will gain a profit in the amount of the premium, less a commission, so long as the price of the underlying security remains above the exercise price.  However, a Portfolio remains obligated to purchase the underlying security from the buyer of the put option (usually in the event the price of the security falls bellows the exercise price) at any time during the option period.  If the price of the underlying security falls below the exercise price, the Portfolios may realize a loss in the amount of the difference between the exercise price and the sale price of the security, less the premium received.  Upon exercise by the purchaser, the writer of a put option has the obligation to purchase the underlying security or foreign currency at the exercise price.  A put option on a securities index is similar to a put option on an individual security, except that the value of the option depends on the weighted value of the group of securities comprising the index and all settlements are made in cash.

During the option period, the writer of a put option has assumed the risk that the price of the underlying security or foreign currency will decline below the exercise price.  However, the writer of the put option has retained the opportunity for appreciation above the exercise price should the market price of the underlying security or foreign currency increase.  Writing put options also involves risks relating to a Portfolio’s ability to close out the option that it has written.

The writer of an option who wishes to terminate its obligation may effect a “closing purchase transaction” by buying an option of the same series as the option previously written.  The effect of the purchase is that the clearing corporation will cancel the writer’s position.  However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option.  There is also no guarantee that a Portfolio will be able to effect a closing purchase transaction for the options it has written.

Effecting a closing purchase transaction in the case of a written call option will permit a Portfolio to write another call option on the underlying security with a different exercise price, expiration date, or both.  Effecting a closing purchase transaction will also permit a Portfolio to use cash or proceeds from the investments.  If a Portfolio desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing purchase transaction before or at the same time as the sale of the security.

A Portfolio will realize a profit from a closing purchase transaction if the price of the transaction is less than the premium received from writing the option.  Likewise, a Portfolio will realize a loss from a closing purchase transaction if the price of the transaction is more than the premium received from writing the option.  Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Portfolio.

Writing Over-The-Counter (“OTC”) Options.  Each Portfolio, except the Multi-Disciplinary Portfolio , may engage in options transactions that trade on the OTC market to the same extent that it intends to engage in exchange-traded options. The Multi-Disciplinary Portfolio may invest to a limited extent in OTC options.   Just as with exchange-traded options, OTC options give the holder the right to buy an underlying security from, or sell an underlying security to, an option writer at a stated exercise price.  However, OTC options differ from exchange-traded options in certain material respects.

OTC options are arranged directly with dealers and not, as is the case with exchange-traded options, through a clearing corporation.  Thus, there is a risk of non-performance by the dealer.  Because there is no exchange, pricing is typically done by reference to information obtained from market makers.  Since OTC options are available for a greater variety of securities and in a wider range of expiration dates and exercise prices, the writer of an OTC option is paid the premium in advance by the dealer.

A writer or purchaser of a put or call option can terminate it voluntarily only by entering into a closing transaction.  There can be no assurance that a continuously liquid secondary market will exist for any particular option at any specific time.  Consequently, a Portfolio may be able to realize the value of an OTC option it has purchased only by exercising it or entering into a closing sale transaction with the dealer that issued it.  Similarly, when a Portfolio writes an OTC option, it generally can close out that option prior to its expiration only by entering into a closing purchase transaction with the dealer to which it originally wrote the option.  If a covered call option writer cannot effect a closing transaction, it cannot sell the underlying security or foreign currency until the option expires or the option is exercised.  Therefore, the writer of a covered OTC call option may not be able to sell an underlying security even though it might otherwise be advantageous to do so.  Likewise, the writer of a secured OTC put option may be unable to sell the securities pledged to secure the put for other investment purposes while it is obligated as a put writer.  Similarly, a purchaser of an OTC put or call option might also find it difficult to terminate its position on a timely basis in the absence of a secondary market.

The staff of the Securities and Exchange Commission (“SEC”) has often taken the position that purchased OTC options and the assets used to “cover” written OTC options.

The Portfolios will adopt procedures for engaging in OTC options transactions for the purpose of reducing any potential adverse effect of such transactions on the liquidity of the Portfolios.

Futures Contracts.  Each Portfolio may buy and sell stock index futures contracts traded on domestic stock exchanges to hedge the value of its portfolio against changes in market conditions.  A stock index futures contract is an agreement between two parties to take or make delivery of an amount of cash equal to a specified dollar amount, times the difference between the stock index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck.  A stock index futures contract does not involve the physical delivery of the underlying stocks in the index.  Although stock index futures contracts call for the actual taking or delivery of cash, in most cases each Portfolio expects to liquidate its stock index futures positions through offsetting transactions, which may result in a gain or a loss, before cash settlement is required.

Each Portfolio will incur brokerage fees when it purchases and sells stock index futures contracts, and at the time a Portfolio purchases or sells a stock index futures contract, it must make a good faith deposit known as the “initial margin”.  Thereafter, a Portfolio may need to make subsequent deposits, known as “variation margin”, to reflect changes in the level of the stock index.  Each Portfolio may buy or sell a stock index futures contract so long as the sum of the amount of margin deposits on open positions with respect to all stock index futures contracts does not exceed 10% of the Water Infrastructure Portfolio’s total assets or 5% of each other Portfolio’s net assets.

To the extent a Portfolio enters into a stock index futures contract, it will maintain with its custodian bank (to the extent required by the rules of the SEC) assets in a segregated account to cover its obligations or in futures or options accounts with custodial brokers.  Such assets may consist of cash, cash equivalents, or high quality debt securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contract and the aggregate value of the initial and variation margin payments.

Risks Associated With Options and Futures. Although each Portfolio may write covered call options and purchase and sell stock index futures contracts to hedge against declines in market value of their portfolio securities, the use of these instruments involves certain risks.  As the writer of covered call options, a Portfolio receives a premium but loses any opportunity to profit from an increase in the market price of the underlying securities, though the premium received may partially offset such loss.

Although stock index futures contracts may be useful in hedging against adverse changes in the value of a Portfolio’s investment securities, they are derivative instruments that are subject to a number of risks.  During certain market conditions, purchases and sales of stock index futures contracts may not completely offset a decline or rise in the value of a Portfolio’s investments.  In the futures markets, it may not always be possible to execute a buy or sell order at the desired price, or to close out an open position due to market conditions, limits on open positions and/or daily price fluctuations.  Changes in the market value of each Portfolio’s investment securities may differ substantially from the changes anticipated by the Portfolio when it established its hedged positions, and unanticipated price movements in a futures contract may result in a loss substantially greater than the Portfolio’s initial investment in such a contract.

Successful use of futures contracts depends upon the Adviser’s ability to correctly predict movements in the securities markets generally or of a particular segment of a securities market.  No assurance can be given that the Adviser’s judgment in this respect will be correct.

The Commodity Futures Trading Commission (“CFTC”) and the various exchanges have established limits referred to as “speculative position limits” on the maximum net long or net short position that any person may hold or control in a particular futures contract.  Trading limits are imposed on the number of contracts that any person may trade on a particular trading day.  An exchange may order the liquidation of positions found to be in violation of these limits and it may impose sanctions or restrictions.  These trading and positions limits will not have an adverse impact on a Portfolio’s strategies for hedging its securities.

Participatory Notes.  The Global Portfolio may invest in participatory notes issued by banks or broker-dealers that are designed to replicate the performance of certain issuers and markets. Participatory notes are a type of equity-linked derivative which generally are traded over-the-counter. The performance results of participatory notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. Investments in participatory notes involve the same risks associated with a direct investment in the shares of the companies the notes seek to replicate.  In addition, participatory notes are subject to counterparty risk, which is the risk that the broker-dealer or bank that issues the notes will not fulfill its contractual obligation to complete the transaction with the Portfolio. Participatory notes constitute general unsecured contractual obligations of the banks or broker-dealers that issue them, and the Portfolio is relying on the creditworthiness of such banks or broker-dealers and has no rights under a participatory note against the issuers of the securities underlying such participatory notes. Participatory notes involve transaction costs. Participatory notes may be considered illiquid and, therefore, participatory notes considered illiquid will be subject to the Portfolio’s percentage limitation for investments in illiquid securities.

Interest Rate Swaps, Total Rate of Return Swaps, Credit Swaps, Interest Rate Floors, Caps and Collars and Currency Swaps (The Multi-Disciplinary Portfolio)

The Multi-Disciplinary Portfolio may enter into swap transactions and transactions involving interest rate floors, caps and collars for hedging purposes or to seek to increase total return. These instruments are privately negotiated over-the-counter derivative products. A great deal of flexibility is possible in the way these instruments are structured.  Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments.  The purchase of an interest rate floor or cap entitles the purchaser to receive payments of interest on a notional principal amount from the seller, to the extent the specified index falls below (floor) or exceeds (cap) a predetermined interest rate. An interest rate collar is a combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates. Total rate of return swaps are contracts that obligate a party to pay or receive interest in exchange for the payment by the other party of the total return generated by a security, a basket of securities, an index or an index component. Credit swaps are contracts involving the receipt of floating or fixed rate payments in exchange for assuming potential credit losses of an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or, in the case of credit default swaps, the right to receive or make a payment from the other party, upon the occurrence of specific credit events. The Portfolio also may enter into currency swaps, which involve the exchange of the rights of the Portfolio and another party to make or receive payments in specific currencies.

Some transactions, such as interest rate swaps and total rate of return swaps are entered into on a net basis, i.e.; the two payment streams are netted out, with the Multi-Disciplinary Portfolio receiving or paying, as the case may be, only the net amount of the two payments.  If the other party to such a transaction defaults, the Portfolio’s risk of loss consists of the net amount of payments that the Portfolio is contractually entitled to receive, if any. In contrast, other transactions involve the payment of the gross amount owed. For example, currency swaps usually involve the delivery of the entire principal amount of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. To the extent that the amount payable by the Portfolio under a swap or an interest rate floor, cap or collar is covered by segregated cash or liquid assets, the Portfolio and the Adviser believe that transactions do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to the Portfolio’s borrowing restrictions.

Credit default swaps are contracts whereby one party makes periodic payments to a counterparty in exchange for the right to receive from the counterparty a payment equal to the par (or other agreed-upon) value of a referenced debt obligation in the event of a default by the issuer of the debt obligation. The use of credit default swaps may be limited by the Portfolio’s limitation on illiquid investments.

When used for hedging purposes, the Portfolio would be the buyer of a credit default swap contract. In that case, the Multi-Disciplinary Portfolio would be entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract in the event of a default by a third party, such as a U.S. or non-U.S. issuer, on the debt obligation. In return, the Portfolio would pay to the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the Portfolio would have spent the stream of payments and received no benefit from the contract. Credit default swaps involve the risk that the investment may expire worthless and would generate income only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial instability). It would also involve credit risk −that the seller may fail to satisfy its payment obligations to the Portfolio in the event of a default.

When the Multi-Disciplinary Portfolio is the seller of a credit default swap contract, it receives the stream of payments but is obligated to pay upon default of the referenced debt obligation. As the seller, the Portfolio would effectively add leverage to its portfolio because, in addition to its total assets, the Portfolio would be subject to investment exposure on the notional amount of the swap.

In addition to the risks applicable to derivatives generally, credit default swaps involve special risks because they are difficult to value, are highly susceptible to liquidity and credit risk, and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty).

The Multi-Disciplinary Portfolio will not enter into a total rate of return, credit, currency or interest rate swap or interest rate floor, cap or collar transaction unless the unsecured commercial paper, senior debt or the claims-paying ability of the other party thereto is rated either A or A-1 or better by S&P or Fitch, or A or Prime-1 or better by Moody’s or a comparable rating from another organization that is recognized as a nationally recognized statistical rating organization (“NSRO”) or, if unrated by such rating organization, is determined to be of comparable quality by the Adviser.  If there is a default by the other party to such transaction, the Portfolio will have contractual remedies pursuant to the agreements related to the transaction.  The use of interest rate, total rate of return, credit and currency swaps, as well as interest rate caps, floors and collars, is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecast of market values, interest rates and currency exchange rates, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique were not used.

Distressed Investments

Each Portfolio, other than the Multi-Disciplinary Portfolio, may invest up to 5% of its assets in securities of companies that are in financial distress (i.e., involved in bankruptcy or reorganization proceedings).  The Multi-Disciplinary Portfolio may invest up to 15% of its total assets in securities of companies that are in financial distress.  These securities may include, among other things, senior or subordinated fixed income securities, common stock, preferred stock, warrants and other kinds of indebtedness.  There can be no assurance that the Adviser will correctly evaluate all the factors that could affect the outcome of an investment in these types of securities.  Financially distressed securities involve considerable risk that can result in substantial or even total loss on a Portfolio’s investment.

It is often difficult to obtain information as to the true condition of financially distressed securities.  These securities are often subject to litigation among the participants in the bankruptcy or reorganization proceedings.  Such investments may also be adversely affected by federal and state laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability and a bankruptcy court’s power to disallow, reduce, subordinate or disenfranchise particular claims.  These and other factors contribute to above-average price volatility and abrupt and erratic movements of the market prices of these securities.  In addition, the spread between the bid and asked prices of such securities may be greater than normally expected and it may take a number of years for the market price of such securities to reflect their intrinsic value.

Securities of financially troubled companies require active monitoring and may, at times, require participation in bankruptcy or reorganization proceedings by the Adviser.  To the extent that the Adviser becomes involved in such proceedings, the Adviser may have a more active participation in the affairs of the issuer than that assumed generally by a shareholder, and such participation may generate higher legal fees and other transaction costs relating to the investment than would normally be the case.

In bankruptcy and other forms of corporate reorganization, there exists the risk that the reorganization will: (1) be unsuccessful (due to, for example, failure to obtain the necessary approvals); (2) be delayed (for example, until various liabilities, actual or contingent, have been satisfied); or (3) result in a distribution of cash or a new security the value of which will be less than the purchase price of the security in respect to which such distribution was made.

Temporary Investments

Due to the changing nature of the Internet and related companies, the national economy and market conditions, the Internet Portfolio may, as a temporary defensive measure, invest without limitation, in short-term debt securities and money market securities with a rating of A2-P2 or higher.

Due to the changing nature of the medical research, biopharmaceutical and treatment industry, the national economy and market conditions, the Medical Portfolio may, as a temporary defensive measure, invest without limitation, in short-term money market securities with a rating of A2-P2 or higher.

To respond to adverse market, economic, political or other conditions, the Global Portfolio, the Paradigm Portfolio, the Small Cap Opportunities Portfolio, the Market Opportunities Portfolio and the Multi-Disciplinary Portfolio may invest up to 100% of their assets in high quality U.S. short-term debt securities and money market instruments.  The Global Portfolio, the Paradigm Portfolio and the Market Opportunities Portfolio each may invest up to 35% of its assets, and the Small Cap Opportunities Portfolio each may invest up to 20% of its assets, at the time of purchase in these securities to maintain liquidity.

Due to the changing nature of the water infrastructure and natural resources and related industries, the national economy and market conditions the Water Infrastructure Portfolio may, as a temporary defensive measure, invest without limitation, in short-term debt securities and money market securities with a rating of A2-P2 or higher.

In order to have funds available for redemption and investment opportunities, the Portfolios may also hold a portion of their assets in cash or U.S. short-term money market instruments.  Certificates of deposit purchased by the Portfolios will be those of U.S. banks having total assets at the time of purchase in excess of $1 billion, and bankers’ acceptances purchased by the Portfolios will be guaranteed by U.S. or foreign banks having total assets at the time of purchase in excess of $1 billion.  Each Portfolio anticipates that not more than 10% of its total assets will be so invested or held in cash at any given time, except when the Portfolio is in a temporary defensive posture.

Portfolio Turnover

In order for the Funds to qualify for the beneficial tax treatment afforded regulated investment companies, and to be relieved of Federal tax liabilities, the Portfolios must distribute substantially all of their net income to shareholders generally on an annual basis.  Thus, the Portfolios may have to dispose of portfolio securities under disadvantageous circumstances to generate cash or borrow cash in order to satisfy the distribution requirement.  The Portfolios do not trade in securities for short-term profits but, when circumstances warrant, securities may be sold without regard to the length of time they have been held.  Portfolio turnover rates may vary depending on the volume of buying and selling activities.  Rates over 100% annually are considered high.  The table below shows the portfolio turnover rates for the past two fiscal years.

Portfolio turnover rate for:	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
The Internet Portfolio	12%	14%
The Global Portfolio	122%(1)	53%
The Paradigm Portfolio	7%	15%
The Medical Portfolio	3%	13%
The Small Cap Opportunities Portfolio	4%	4%
The Market Opportunities Portfolio	12%	14%
The Water Infrastructure Portfolio	111%(2)	45%
The Multi-Disciplinary Portfolio	38%	77%
(1)	The increase in portfolio turnover was a result of the Global Portfolio’s shift in focus from emerging market securities to developed market securities during 2010.
(2)
The sub-adviser to the Water Infrastructure Portfolio was replaced by the Adviser in July 2010, after which the Water Infrastructure Portfolio was restructured resulting in higher portfolio turnover than the Portfolio experienced in 2009.

Management of the Portfolios

Board of Trustees

The management and affairs of the Portfolios are supervised by the Board of Trustees of the Trust.  The Board consists of eight individuals, five of whom are not “interested persons” of the Trust as that term is defined in the 1940 Act (“Independent Trustees”).  The Board establishes policies for the operation of the Portfolios and appoints the officers who conduct the daily business of the Portfolios.  The Board has appointed Jay Kesslen as its Anti-Money Laundering Officer.

The Board believes that each of the Trustee’s experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that each Trustee should serve in such capacity.  Among the attributes common to all Trustees is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the Adviser, other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Trustees.  A Trustee’s ability to perform his duties effectively may have been attained through the Trustee’s business, consulting, public service and/or academic positions; experience as a board member of the Trust, other investment funds, or non-profit entities or other organizations; education or professional training; and/or other life experiences.  In addition to these shared characteristics, specific details regarding each Trustee’s principal occupations during the past five years are included in the table below.

Officers and Trustees of the Trust are listed below with their ages, addresses, present positions with the Trust and principal occupations over at least the last five years.  Each Trustee may be contacted by writing to the Trustee c/o Kinetics Mutual Funds, Inc., 555 Taxter Road, Suite 175, Elmsford, New York 10523.  Each Trustee of the Trust also serves as a Director of the Company and each Officer of the Trust also serves in the same capacity for the Company.

Independent Trustees
Name, Address and Age	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	# of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships Held by Trustee
Steven T. Russell (47) c/o Kinetics Asset Management, LLC 555 Taxter Road, Suite 175 Elmsford, New York 10523	Independent Trustee	Indefinite/ 11 years	Attorney and Counselor at Law, Partner, Law firm of Russell and Fig (September 2002 to April 2010); Steven Russell Law Firm (April 2010 to present); Professor of Business Law and Finance, Suffolk County Community College (1997 to Present).	16	N/A

Douglas Cohen, C.P.A. (49) c/o Kinetics Asset Management, LLC 555 Taxter Road, Suite 175 Elmsford, New York 10523	Independent Trustee	Indefinite/ 11 years	Chief Financial Officer, Sunrise Credit Services, Inc. (2005 to present); Wagner & Zwerman, LLP Certified Public Accountant (1997 to 2005).	16	Director, The Kinetics Funds (a private investment company) (1996 to present)

William J. Graham, (49) c/o Kinetics Asset Management, LLC 555 Taxter Road, Suite 175 Elmsford, New York 10523	Independent Trustee	Indefinite/ 11 years	Attorney, William J. Graham, PC (2001 to present); Bracken & Margolin, LLP (1997 to 2001)	16	N/A

Joseph E. Breslin, (57) c/o Kinetics Asset Management, LLC 555 Taxter Road, Suite 175 Elmsford, New York 10523	Independent Trustee	Indefinite/ 11 years	Consultant, 2009 –Present; Chief Operating Officer, Central Park Credit Holdings, Inc. (2007 to 2009); Chief Operating Officer, Aladdin Capital Management, LLC (2005 to 2007); Independent Consultant, Independence Community Bank (2003-2005).	16	Trustee, Hatteras Alternative Mutual Funds Trust (2 portfolios); Trustee, Underlying Funds Trust (4 portfolios).

Name, Address and Age	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	# of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships Held by Trustee
James M. Breen (52) c/o Kinetics Asset Management, LLC 555 Taxter Road, Suite 175 Elmsford, New York 10523	Independent Trustee	Indefinite/ Appointed December 2008	Senior Special Agent, Homeland Investigations, Miami, FL (2011 to present); Assistant Attaché Immigration & Customs Enforcement, Pretoria, South Africa (2008 to 2011); Immigration & Customs Enforcement Representative, Athens, Greece (2006 to 2008); Immigration & Customs Enforcement, Senior Special Agent, Miami, FL (2000 to 2008).	16	N/A

Interested Trustees & Officers

Murray Stahl* (57) c/o Kinetics Asset Management, LLC 555 Taxter Road, Suite 175 Elmsford, New York 10523	Trustee, Secretary	Indefinite/ 11 years	Chairman, The FRMO Corp. (2001 to present) (provides consulting services to private investment funds and research services with respect to marketable securities); Chairman, Horizon Asset Management, LLC (an investment adviser) (1994 to present); Director of Research, Kinetics Asset Management, LLC and Kinetics Mutual Funds, Inc. (2002 to present).	16	Chairman of Horizon Asset Management, Inc.; Chairman of FRMO Corporation

Peter B. Doyle*(48) c/o Kinetics Asset Management, LLC 555 Taxter Road, Suite 175 Elmsford, New York 10523	Trustee, President & Chairman of the Board	Indefinite/ 7 years	President, Kinetics Asset Management, LLC (2002 to present); Director, Kinetics Advisers, LLC (2000 to present); Director and Officer, Horizon Asset Management, LLC (1994 to present); Chief Investment Strategist, Kinetics Asset Management, LLC and Kinetics Mutual Funds, Inc. (1998 to present).	16	Director, The Kinetics Funds (a private investment company) (2001 to present); Director and Officer of FRMO Corporation

Leonid Polyakov* (52) c/o Kinetics Asset Management, LLC 555 Taxter Road, Suite 175 Elmsford, New York 10523	Trustee & Treasurer	Indefinite/ 9 years	CFO, Kinetics Asset Management, LLC (2000 to present); President, Kinetics Funds Distributor, LLC (2002 to present); Director, Kinetics Advisers, LLC (2000 to present); formerly, CFO, KBD Securities, LLC (2000 to present).	16	Director, The Kinetics Funds (a private investment company) (2001 to present)

*	Trustees who are considered “interested persons” as defined in Section 2(a)(19) of the 1940 Act because of their association with the Adviser and its affiliates.
**	The term “fund complex” refers to the Trust as well as the Company, which hold themselves out as related for investment purposes.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Portfolios rests with the Board of Trustees of the Trust.  The Trust, on behalf of each Portfolio, has engaged the Adviser to manage the Portfolios on a day-to-day basis.  The Board is responsible for overseeing the Adviser and other service providers in the operations of the Portfolios in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and the Trust’s Declaration of Trust and By-laws.  The Board meets in-person at regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings.  The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibility.  The Independent Trustees meet with their independent legal counsel in-person during each quarterly in-person board meeting.  As described below, the Board has established an Audit Committee and a Pricing Committee, and may establish ad hoc committees or working groups from time to time to assist them in fulfilling their oversight responsibilities.

The Board has appointed Peter B. Doyle, an interested Trustee, to serve in the role of Chairman.  The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Trust’s service providers, counsel and other Trustees generally between meetings.  The Chairman may also perform such other functions as may be delegated by the Board from time to time.  The Board does not have a lead independent Trustee.  The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight.

The Portfolios are subject to a number of risks, including investment, compliance, operational and valuation risks, among others.  Risk oversight forms part of the Board’s general oversight of the Portfolios and is addressed as part of various Board and committee activities.  Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which carry out the Portfolios’ investment management and business affairs.  The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur.  Each of the Adviser and other service providers have their own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models.  The Board recognizes that it is not possible to identify all of the risks that may affect the Portfolios or to develop processes and controls to eliminate or mitigate their occurrence or effects.  The Board requires senior officers of the Trust, including the President, Treasurer and Chief Compliance Officer, and the Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management.  The Board and the Audit Committee also receive regular reports from the Trust’s independent registered public accounting firm on internal control and financial reporting matters.  The Board also receives reports from certain of the Trust’s other primary service providers on a periodic or regular basis, including the Trust’s custodian, distributor and administrator.  The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Board Committees

The Board has two standing committees as described below:

Audit Committee
Members	Description	# of Meetings during Past Fiscal Year
James M. Breen Joseph E. Breslin Douglas Cohen* William J. Graham Steven T. Russell	Responsible for advising the full Board with respect to accounting, auditing and financial matters affecting the Portfolios.	The Committee met two times during the year ended December 31, 2010.
Pricing Committee
Members	Description	# of Meetings during Past Fiscal Year
James M. Breen Joseph E. Breslin* Douglas Cohen William J. Graham Steven T. Russell
Responsible for (1) monitoring the valuation of the Portfolios’ securities and other investments; and (2) as required by the Portfolios’ valuation policies, when the full Board is not in session, determining the fair value of illiquid and other holdings after consideration of all relevant factors, which determinations shall be reported to the full Board.

The Committee met two times during the year ended December 31, 2010.
*	Designates the Chairperson of the respective Committee.

Board Interest in the Portfolios

As of December 31, 2010, no Trustee held any interest in the Portfolios.  However, as of December 31, 2010, the Trustees owned the following amounts of each series of the Company:

Name of Director/Trustee	Dollar Range of Equity Securities in the Funds	Aggregate Dollar Range of Equity Securities in All Funds/Portfolios Overseen by Director/Trustee

INDEPENDENT TRUSTEES

Steven T. Russell	Internet Fund	None	None
	Global Fund	None
	Paradigm Fund	None
	Medical Fund	None
	Small Cap Opportunities Fund	None
	Market Opportunities Fund	None
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None

Douglas Cohen, C.P.A.	Internet Fund	None	$10,001-$50,000
	Global Fund	None
	Paradigm Fund	$10,001-$50,000
	Medical Fund	None
	Small Cap Opportunities Fund	$1-$10,000
	Market Opportunities Fund	None
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None

William J. Graham	Internet Fund	None	$10,001-$50,000
	Global Fund	None
	Paradigm Fund	$10,001-$50,000
	Medical Fund	None
	Small Cap Opportunities Fund	$10,001-$50,000
	Market Opportunities Fund	None
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	$10,001-$50,000

Joseph E. Breslin	Internet Fund	None	$50,001-$100,000
	Global Fund	None
	Paradigm Fund	$10,001 - $50,000
	Medical Fund	None
	Small Cap Opportunities Fund	None
	Market Opportunities Fund	$10,001-$50,000
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	None

James M. Breen	Internet Fund	None	None
	Global Fund	None
	Paradigm Fund	None
	Medical Fund	None
	Small Cap Opportunities Fund	None
	Market Opportunities Fund	None
	Multi-Disciplinary Fund	None
	Water Infrastructure Fund	None

INTERESTED TRUSTEES

Murray Stahl	Internet Fund	None	$50,001-$100,000
	Global Fund	None
	Paradigm Fund	$10,001-$50,000
	Medical Fund	None
	Small Cap Opportunities Fund	$10,001-$50,000
	Market Opportunities Fund	$10,001-$50,000
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	$1-$10,000

Leonid Polyakov	Internet Fund	None	Over $100,000
	Global Fund	$10,001-$50,000
	Paradigm Fund	Over $100,000
	Medical Fund	$10,001-$50,000
	Small Cap Opportunities Fund	Over $100,000
	Market Opportunities Fund	Over $100,000
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	$1-$10,000

Peter B. Doyle	Internet Fund	$10,001-$50,000	Over $100,000
	Global Fund	Over $100,000
	Paradigm Fund	Over $100,000
	Medical Fund	None
	Small Cap Opportunities Fund	Over $100,000
	Market Opportunities Fund	Over $100,000
	Water Infrastructure Fund	None
	Multi-Disciplinary Fund	Over $100,000

Compensation

For their service as Directors of the Company and Trustees of the Trust, the Independent Directors/Independent Trustees receive an aggregate fee of $19,000 per year, $2,500 per Board meeting attended, with an additional $1,500 for each Pricing and/or Audit Committee Meeting attended, as well as reimbursement for expenses incurred in connection with attendance at such meetings.  In addition, each Committee Chairman of the Company and the Trust (such as the Audit Committee or Pricing Committee) receives an additional fee of $5,000 per year for his service as Chairman.  The “interested persons” who serve as Directors of the Company or Trustees of the Trust receive no compensation for their service as Directors or Trustees.  None of the executive officers receive compensation from the Funds or the Portfolios except the Company’s/Trust’s Chief Compliance Officer.  The following table provides compensation information for the Directors/Trustees for the year ended December 31, 2010.

Kinetics Portfolios Trust

Compensation Table

Name and Position	Aggregate Compensation From Portfolios	Pension or Retirement Benefits Accrued as Part of Fund/Portfolio Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Portfolios and Fund Complex Paid to Directors/Trustees**
Interested Trustees
Murray Stahl*	None	None	None	None
Peter B. Doyle*	None	None	None	None
Leonid Polyakov*	None	None	None	None
Independent Trustees
Steven T. Russell	$24,000	None	None	$35,000
Douglas Cohen, CPA	$21,500	None	None	$40,000
William J. Graham	$19,000	None	None	$35,000
Joseph E. Breslin	$19,000	None	None	$40,000
James M. Breen	$19,000	None	None	$35,000
*	“Interested person” as defined under the 1940 Act.
**	Includes compensation paid by the Company.

Control Persons and Principal Holders of Securities

Each Portfolio is a master fund in a master/feeder structure in which feeder funds invest the majority of their investable assets in a Portfolio of the Trust.  A control person is one who owns beneficially either directly or through controlled companies more than 25% of the voting securities of a company or who acknowledges or asserts the existence of control.  Therefore, each feeder fund is a control person because it owns the majority of the beneficial interests of a Portfolio.  Set forth in the table below are the feeder funds that invest in a Portfolio.

Name of Record Holder (Feeder Fund)	Portfolio	Beneficial Interest as of April 1, 2011
The Internet Fund	The Internet Portfolio	99.990%
The Global Fund	The Global Portfolio	99.887%
The Paradigm Fund	The Paradigm Portfolio	96.901%
The Medical Fund	The Medical Portfolio	99.949%
The Small Cap Opportunities Fund	The Small Cap Opportunities Portfolio	99.983%
The Market Opportunities Fund	The Market Opportunities Portfolio	99.982%
The Water Infrastructure Fund	The Water Infrastructure Portfolio	99.583%
The Multi-Disciplinary Fund	The Multi-Disciplinary Portfolio	97.380%

Management Ownership

The percentage of each Portfolio’s interests owned or controlled by the executive officers and/or Trustees of the Portfolios is less than 1% of the interest of each Portfolio as of April 1, 2011.

Proxy Voting Policies

The Trust, on behalf of the Portfolios, has delegated the voting of portfolio securities to the Adviser.  The Adviser has adopted policies and procedures for the voting of proxies on behalf of client accounts, including the Portfolios, for which the Adviser has voting discretion.  Pursuant to these policies and procedures, the Adviser’s guiding principles in voting proxies is to ensure that the manner in which proxies are voted is in the best interest of its clients and the value of the investment.  To this end, an independent third party proxy service, RiskMetrics Group (“RiskMetrics”), has been retained by the Adviser for their fundamental research on the proxy question and subsequent recommendations.  Proxies are voted by RiskMetrics in accordance with their proxy voting guidelines with the intent of serving the best interests of the Adviser’s clients.  The Adviser’s Proxy Voting Policies and Procedures and a summary of RiskMetics’ guidelines are attached as Appendix B.

RiskMetrics will inform the Adviser’s proxy administrator of any proxies that do not fall within the adopted guidelines.  The Adviser’s proxy administrator will send the proxies in question to the relevant Portfolio’s portfolio manager for review, documentation of vote rationale, and signature.  In the event the designated portfolio manager is unavailable, the proxy will be forwarded to the Chief Investment Strategist for execution.

RiskMetrics also updates and revises the Guidelines on a periodic basis, and the revisions are reviewed by the Adviser to determine whether they are consistent with the Adviser’s guiding principles.  RiskMetrics also assists the Adviser in the proxy voting process by providing operational, recordkeeping and reporting services.

The Adviser is responsible for reviewing its relationship with RiskMetrics and for evaluating the quality and effectiveness of the various services provided by RiskMetrics.  The Adviser may hire other service providers to replace or supplement RiskMetrics with respect to any of the services the Adviser currently receives from RiskMetrics.

The Adviser has implemented procedures that are intended to prevent conflicts of interest from influencing proxy voting decisions.  These procedures include the Adviser’s use of RiskMetrics as an independent third party and a review and approval process for individual decisions that do not follow RiskMetrics recommendations.

More Information

The Portfolios’ actual voting records relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request by calling toll-free at 1-800-930-3828 or by accessing the SEC’s website at www.sec.gov.  In addition, a copy of the Trust’s proxy voting policies and procedures are also available by calling toll-free at 1-800-930-3828 and will be sent within three business days of receipt of a request.

Investment Adviser

The Board of the Trustees of the Trust, on behalf of the Portfolios, approved advisory contracts (collectively, the “Advisory Agreement”) with Kinetics.  This Advisory Agreement continues on a year-to-year basis provided that specific approval is voted at least annually by the Board of Trustees of the Trust or by the vote of the holders of a majority of the outstanding voting securities of the Portfolios.  In either event, it must also be approved by a majority of the Trustees of the Portfolios who are neither parties to the Advisory Agreement nor “interested persons” of the Trust as defined in the 1940 Act at a meeting called for the purpose of voting on such approval.  The Adviser’s investment decisions are made subject to the direction and supervision of the Board of Trustees.  The Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolios.  Ultimate decisions as to a Portfolio’s investment policies are made by the Portfolio’s officers and the Trustees.

Under the Advisory Agreement, Kinetics furnishes investment advice to the Portfolios = by continuously reviewing the securities portfolios and recommending to the Portfolios to what extent securities should be purchased or sold.  Pursuant to the Advisory Agreement, the Adviser:

(1)	renders research, statistical and advisory services to the Portfolios;
(2)	makes specific recommendations based on the Portfolios’ investment requirements;
(3)	pays the salaries of those of the Portfolios’ employees who may be officers or directors or employees of the Adviser.

Prior to July 16, 2010, Brennan Investment Partners, LLC (“Brennan”) served as sub-adviser to the Water Infrastructure Portfolio.  Pursuant to a sub-advisory agreement, Brennan received sub-advisory fees from Kinetics at the annual rate (pro-rated, as applicable) of .35% of daily net assets of the Water Infrastructure Portfolio.

Advisory Fees

The Investment Adviser conducts investment research and supervision for each Portfolio and is responsible for the purchase and sale of securities for each Portfolio.  Horizon provides certain research services to the Portfolios and does not receive a fee for such services.  For the above advisory services, the Portfolios have each agreed to pay to Kinetics an annual fee of 1.25% of each Portfolio’s average daily net assets.  All fees are computed on the average daily closing net asset value (“NAV”) of the Portfolios and are payable monthly.

During the fiscal years ended December 31, 2010, 2009 and 2008, the advisory fees expensed to the Adviser were as follows:

Advisory Fees	2010	2009	2008
The Internet Portfolio	$1,337,259	$1,105,746	$1,411,000
The Global Portfolio	$61,608	$41,303	$35,211
The Paradigm Portfolio	$15,754,346	$16,336,818	$40,463,719
The Medical Portfolio	$390,729	$261,826	$236,014
The Small Cap Opportunities Portfolio	$2,057,923	$2,642,332	$7,282,270
The Market Opportunities Portfolio	$739,565	$742,814	$1,132,541
The Water Infrastructure Portfolio	$325,221	$214,062	$238,093
The Multi-Disciplinary Portfolio(1)	$29,141	$11,295	$5,304
(1)	The Multi-Disciplinary Fund commenced operations on February 11, 2008.

The Adviser has voluntarily agreed to waive advisory fees allocated to the Funds and to reimburse expenses of the Funds in order to keep total annual Fund operating expenses at a certain percentage for each Fund, as described in the Funds’ Prospectuses.  During the fiscal years ended December 31, 2010, 2009 and 2008, Kinetics waived advisory fees and reimbursed other Fund expenses in the following amounts:

	2010		2009		2008
Waiver and Reimbursements	Advisory Fee Waiver	Expense Reimbursements	Advisory Fee Waiver	Expense Reimbursements	Advisory Fee Waiver	Expense Reimbursements
The Internet Fund	$1,337,259	$0	$75,887	$0	$138,654	$0
The Global Fund	$61,608	$0	$41,254	$89,660	$35,143	$95,807
The Paradigm Fund	$15,754,346	$0	$1,154,490	$0	$1,703,490	$0
The Medical Fund	$390,729	$0	$158,994	$0	$162,123	$0
The Small Cap Opportunities Fund	$2,057,923	$0	$454,896	$0	$746,353	$0
The Market Opportunities Fund	$739,565	$0	$169,602	$0	$146,058	$0
The Water Infrastructure Fund(1)	$325,221	$0	$123,364	$0	$106,299	$0
The Multi-Disciplinary Fund(2)	$29,141	$0	$10,165	$87,553	$4,281	$51,170
(1)	The Multi-Disciplinary Fund commenced operations on February 11, 2008.

Fees of the custodian, administrator, fund accountant and transfer agent are paid by the Funds or by the Portfolios or by the Funds and the Portfolios jointly, as more fully described below.  The Funds pay all other expenses, including:

•	fees and expenses of directors not affiliated with the Adviser;
•	legal and accounting fees;
•	interest, taxes, and brokerage commissions; and
•	record keeping and the expense of operating its offices.

Portfolio Managers

Investment Professionals for the Adviser
Mr. Peter B. Doyle
Mr. Doyle serves as the Chief Investment Strategist for the Portfolios, a Co-Portfolio Manager of the Internet Portfolio, Paradigm Portfolio, the Small Cap Opportunities Portfolio, and the Market Opportunities Portfolio, and a member of the investment team for the Global Portfolio, the Medical Portfolio, the Multi-Disciplinary Portfolio and the Water Infrastructure Portfolio.  The following provides information regarding other accounts managed by Mr. Doyle as of December 31, 2010:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed (in Billions)	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance (in Billions)
Other Registered Investment Companies	2	$0.209	0	$0
Other Pooled Investment Vehicles	9	$1.641	9	$1.641
Other Accounts	1,104	$1.152	0	$0

Mr. Steven Tuen
Mr. Tuen is a Co-Portfolio Manager for the Global Portfolio and a member of the investment team for the Internet Portfolio.  The following provides information regarding other accounts managed by Mr. Tuen as of December 31, 2010:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed (in Millions)	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

Mr. Murray Stahl
Mr. Stahl serves as the Co-Portfolio Manager for the Market Opportunities Portfolio, Paradigm Portfolio, Multi-Disciplinary Portfolio and the Water Infrastructure Portfolio and is a member of the investment team for the Internet Portfolio, Global Portfolio and the Small Cap Portfolio.  The following provides information regarding other accounts managed by Mr. Stahl as of December 31, 2010:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed (in Billions)	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance (in Billions)
Other Registered Investment Companies	3	$0.385	0	$0
Other Pooled Investment Vehicles	25	$2.016	25	$2.016
Other Accounts	1,153	$2.074	0	$0

Mr. Paul Mampilly
Mr. Mampilly is a Co-Portfolio Manager for the Global Portfolio and is a member of the investment team for the Internet Portfolio, the Paradigm Portfolio, the Small Cap Opportunities Portfolio and the Market Opportunities Portfolio. The following provides information regarding other accounts managed by Mr. Mampilly as of December 31, 2010:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed (in Billions)	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance (in Billions)
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	9	$1.641	9	$1.641
Other Accounts	1,059	$1.13	0	$0

Mr. B. Paul Abel
Mr. Abel is the Portfolio Manager for the Medical Portfolio.  The following provides information regarding other accounts managed by Mr. Abel as of December 31, 2010:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed (in Millions)	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance (in Millions)
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	4	$278.5	4	$278.5
Other Accounts	0	$0	0	$0

Mr. James Davolos
Mr. Davolos is the Co-Portfolio Manager for the Internet Portfolio and the Small Cap Opportunities Portfolio and is a member of the investment team for the Global Portfolio and the Paradigm Portfolio.  The following provides information regarding other accounts managed by Mr. Davolos as of December 31, 2010:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed (in Millions)	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

Mr. David Kingsley
Mr. Kingsley serves as a Co-Portfolio Manager for the Water Infrastructure Portfolio and the Multi-Disciplinary Portfolio.  The following provides information regarding other accounts managed by Mr. Kingsley as of December 31, 2010:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed (in Millions)	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance (in Millions)
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	4	$87.5	4	$87.5
Other Accounts	0	$0	0	$0

As of December 31, 2010, no Portfolio Manager held any interest in the Portfolios.  However, as of December 31, 2010, the Portfolio Managers that are responsible for the day-to-day management of each of the Portfolios beneficially owned shares of the Funds as shown below.

Dollar Range of Equity Securities in the Funds Beneficially Owned A.None B.$1-$10,000 C.$10,001-$50,000 D.$50,001-$100,000 E.$100,001-$500,000 F.$500,001-$1,000,000 G.Over $1,000,000

Name of Fund
	Peter Doyle	Steven Tuen	Murray Stahl	B. Paul Abel	Paul Mampilly	James Davolos	David Kingsley
Internet Fund	C.					A.
Global Fund		C.			C.
Paradigm Fund	G.		C.
Medical Fund				C.
Small Cap Opportunities Fund	G.					C.
Market Opportunities Fund	G.		C.
Water Infrastructure Fund			A.				A.
Multi-Disciplinary Fund			C.				A.

Compensation

Portfolio Managers are compensated with a base salary and bonus. The base salary is a fixed amount. Bonuses are subjective and are not tied to performance of the Funds, but instead are based on the overall contribution to the firm. The Portfolio Managers also have access to a 401(k) retirement plan (to which the Adviser may make pretax contributions).  Additionally, certain Portfolio Managers are also equity owners of the Adviser.

Material Conflicts of Interest

The Adviser’s portfolio managers are responsible for managing one or more of the Portfolios, as well as other accounts.  A portfolio manager may manage a separate account or other pooled investment vehicle that may have a materially higher or lower fee arrangement than the Portfolio or that may have a performance fee arrangement.  The side-by-side management of these accounts may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades.  In addition, while portfolio managers generally only manage accounts with similar investment strategies, it is possible that due to varying investment restrictions among accounts and for other reasons that certain investments could be made for some accounts and not others or conflicting investment positions could be taken among accounts.  The Adviser has a fiduciary responsibility to manage all client accounts in a fair and equitable manner.  The Adviser seeks to provide best execution of all securities transactions and aggregates and then allocates securities to client accounts in a fair and timely manner.  To this end, the Adviser has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management.

Administrative Services

U.S. Bancorp Fund Services, LLC (“U.S. Bancorp”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as Administrator of the Funds and the Portfolios.  The Administrator is entitled to receive annual fees of 0.045% based on each Portfolio’s first $1 billion in average net assets; 0.35% on the $6 billion in average net assets, and 0.03% on the balance, plus out-of-pocket expenses, which are payable monthly.  For the fiscal years ended December 31, 2010, 2009 and 2008, the Portfolios paid U.S. Bancorp the following aggregate amounts for administrative services:

Administrative Services Fees	2010	2009	2008
The Internet Portfolio	$46,329	$36,203	$42,835
The Global Portfolio	$2,083	$1,516	$1,077
The Paradigm Portfolio	$545,236	$598,367	$1,230,567
The Medical Portfolio	$13,644	$9,212	$6,412
The Small Cap Opportunities Portfolio	$71,053	$97,873	$298,868
The Market Opportunities Portfolio	$25,496	$24,088	$34,611
The Water Infrastructure Portfolio	$11,403	$7,168	$7,850
The Multi-Disciplinary Portfolio(1)	$3,963	$1,400	$171
(1)	The Multi-Disciplinary Fund commenced operations on February 11, 2008.

U.S. Bancorp also serves as the Portfolios’ accountant and transfer agent.  As such, U.S. Bancorp provides certain shareholder services and record management services as well as acting as the Portfolios’ dividend disbursement agent.

Administrative services include, but are not limited to, providing office space, equipment, telephone facilities, various personnel, including clerical and supervisory, and computers, as is necessary or beneficial to:

▪	establish and maintain shareholders’ accounts and records,
▪	process purchase and redemption transactions,
▪	process automatic investments of client account cash balances,
▪	answer routine client inquiries regarding the Portfolios,
▪	assist clients in changing dividend options,
▪	account designations, and addresses, and
▪	providing such other services as the Portfolios may reasonably request.

Private Placement Agent

Kinetics Funds Distributor, LLC (“KFD”), 555 Taxter Road, Suite 175, Elmsford, New York 10523, serves as the private placement agent for the beneficial interests of the Portfolio on a best efforts basis.  KFD is a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc., and an affiliate of the Adviser.  Beneficial interests in the Portfolio are issued continuously.

Custodian

U.S. Bank N.A. (“U.S. Bank”), with principal offices at 1555 N. River Center Drive, Suite 302, Milwaukee, WI 53212, is custodian for the securities and cash of the Portfolios.  Under a Custody Agreement, U.S. Bank holds the Portfolios’ assets in safekeeping and keeps all necessary records and documents relating to its duties.  U.S. Bank receives an annual fee equal to 0.005% of each Portfolio’s market value with a minimum annual fee of $3,000.

Codes of Ethics

The Trust, Kinetics, and KFDI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act that permits investment personnel subject to the particular Code of Ethics to invest in securities, including securities that may be purchased or held by the Portfolios, for their own accounts.

Valuation of the Portfolios

Shares of beneficial interest in the Portfolios are sold on a continual basis at the NAV per share next computed following acceptance of an order by the Portfolios.  The Portfolios’ NAV is determined at the close of normal trading (currently 4:00 p.m. Eastern Time) on each day the New York Stock Exchange (“NYSE”) is open for trading.  The NYSE is closed on the following holidays:  New Year’s Day, Martin Luther King, Jr.’s Day, Washington’s Birthday/President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Equity securities are valued each day at the last quoted sales price on the securities principal exchange.  If there is no sales price, a security is valued at the last reported bid price.  The Portfolios’ securities that are listed on the Nasdaq Stock Market Inc. are valued using the NASDAQ Official Closing Price (“NOCP”) , and if no NOCP is available, then at the last reported bid price.  In the event market quotations are not readily available, or if events occur that may materially affect the value of a particular security between the time trading ends on a particular security and the close of regular trading on the NYSE, “fair value” will be as determined in good faith in accordance with procedures approved by the Board of Trustees.  The Portfolios may use independent pricing services to assist in calculating the NAV of the Portfolio’s shares.

Futures, options on futures and swap contracts that are listed or traded on a national securities exchange, commodities exchange, contract market or over-the-counter markets and that are freely transferable will be valued at their closing settlement price on the exchange on which they are primarily traded or based upon the current settlement price for a like instrument acquired on the day on which the option is being valued.   Exchange traded options are valued at the last reported sale price on an exchange on which the option is traded.  If no sales are reported on a particular day, the mean between the highest bid and lowest asked quotations at the close of the exchanges will be used.  Non-exchange traded options also will be valued at the mean between the last bid and asked quotations.  Securities which have no public market and all other assets of the Portfolios are considered at such value as the Investment Adviser may determine in good faith, in accordance with the Portfolio’s valuation procedures as approved by the Trust’s Board of Trustees.

Debt obligations that are investment grade and that have 60 days or less remaining until maturity are valued at amortized cost.  Debt obligations (including convertible debt securities) (a) that are not investment grade or (b) that are investment grade and have more than 60 days remaining until maturity at purchase, will be valued as follows: Exchange-listed debt securities are valued at the last quoted sale price on the primary exchange on the valuation date.  If there are no sales on that day, the debt security is generally valued at mean of the current bid and asked prices.  Non-exchange-listed debt securities and other securities which, in the judgment of the Investment Adviser, do not properly represent the value of a security will be valued at their fair market value as determined in good faith in accordance with procedures approved by the Trust’s Board of Trustees.

Trading in foreign securities may be completed at times when the NYSE is closed.  In computing the NAV of each Portfolio that trades foreign securities, the value of a foreign security is determined as of the close of trading on the foreign exchange on which it is principally traded or as of the scheduled close of trading on the NYSE, whichever is earlier, at the closing sales price as provided by the approved pricing services or other alternate sources.  In the absence of sales, the last available mean price between the closing bid and asked prices will be used.  Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Trust’s Board of Trustees.  Values of foreign securities are translated from the local currency into U.S. dollars on the basis of the foreign currency exchange rates, as provided by an independent pricing service or reporting agency, generally prior to the close of the NYSE.  Occasionally, events affecting the value of foreign securities and such exchange rates occur between the time at which they are determined and the close of the NYSE, which events would not be reflected in the computation of a Portfolio’s NAV.  If events materially affecting the value of such securities or currency exchange rates occur during such time period, the securities will be valued at their fair value as determined in good faith by or under the direction of the Trust’s Board of Trustees.

The NAV per share of a Portfolio is computed by dividing the value of the securities held by the Portfolio plus any cash or other assets attributable to that Portfolio (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses attributable to that Portfolio) by the total number of shares of that Portfolio outstanding at such time, as shown below:

(Value of Assets of the Portfolio) - (Liabilities of the Portfolio)	=	NAV per share
Shares Outstanding of the Portfolio

Fixed-income securities (other than obligations having a maturity of 60 days or less) are normally valued on the basis of quotes obtained from pricing services, which take into account appropriate factors such as institutional sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.  Fixed-income securities purchased with remaining maturities of 60 days or less are valued at amortized cost if it reflects fair market value.  In the event that amortized cost does not reflect market value, market prices as determined above will be used.  Other assets and securities for which no quotations are readily available (including restricted securities) will be valued in good faith at fair value using methods determined by the Trust’s Board of Trustees.

Portfolio Holdings Information

The Trust, on behalf of the Portfolios, maintains policies and procedures relating to selective disclosure of portfolio holdings (“Portfolio Holdings Policies”) that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the portfolio investments held by the Portfolios.  These Portfolio Holdings Policies have been approved by the Board of Trustees of the Trust on behalf of the Portfolios.  Disclosure of the Portfolios’ complete holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to shareholders and in the quarterly holdings report on Form N-Q.  These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov.  Under the Portfolio Holdings Policies, neither the Trust nor any of its representatives may solicit or accept any compensation or other consideration in connection with Portfolio Holdings.

The Adviser only discloses information concerning securities held by the Portfolios under the following circumstances:

•
twenty calendar days after the end of each calendar month, the Adviser may post (a) top fifteen (15) securities held by each Portfolio and their respective percentage of the Portfolio on the Company’s website and (b) top five (5) performing and the bottom five (5) performing securities held by each of the Trust’s portfolios; and

•
as required by the federal securities laws, the Portfolios will disclose portfolio holdings in their applicable regulatory filings, including shareholder reports, reports on Forms N-CSR and N-Q or such other filings, reports or disclosure documents as the applicable regulatory authorities may require.

Portfolio holdings information that is not filed with the SEC or posted on the Company’s website may be provided to third parties only if the third party recipients are required to keep all portfolio holdings information confidential  and are prohibited from trading on the information they receive.  Disclosure to such third parties must be approved in advance by the Trust’s or Adviser’s President.  The Administrator is responsible for portfolio holdings disclosure to third party service providers of auditing, custody, proxy voting and other similar services for the Portfolios, as well as rating and ranking organizations, which will generally be permitted; however, information may be disclosed to other third parties (including, without limitation, individuals, institutional investors, and intermediaries that sell shares of the Funds) only upon approval by the Trust’s or Adviser’s President, who must first determine that the Portfolio has a legitimate business purpose for doing so.  In general, each recipient of non-public portfolio holdings information must sign a confidentiality and non-trading agreement, although this requirement will not apply when the recipient is otherwise subject to a duty of confidentiality. In accordance with the policy, the identity of those recipients who receive non-public portfolio holdings information on an ongoing basis is as follows: the Trust’s Adviser, the Trust’s transfer agent and Administrator – U.S. Bancorp Fund Services, LLC, the Trust’s independent registered public accounting firm, the Trust’s custodian, the Trust’s legal counsel and the Trust’s proxy voting service.  Such holdings are released on conditions of confidentiality, which include appropriate trading prohibitions.  “Conditions of confidentiality” include confidentiality terms included in written agreements, implied by the nature of the relationship (e.g., attorney-client relationship), or required by fiduciary or regulatory principles (e.g., custody services provided by financial institutions). Portfolio holdings may also be provided earlier to shareholders and their agents who receive redemptions in kind that reflect a pro rata allocation of all securities held in the portfolio.  Third party providers of custodial or accounting services to the Portfolios may release non-public portfolio holdings information of the Portfolios only with the permission of the Administrator.  From time to time portfolio holdings information may be provided to broker-dealers solely in connection with a Portfolio seeking portfolio securities trading suggestions. In providing this information reasonable precautions, including limitations on the scope of the portfolio holdings information disclosed, are taken to avoid any potential misuse of the disclosed information.

The Company’s/Trust’s Portfolio Holdings Policies set forth the third parties who receive portfolio holdings information pursuant to ongoing arrangements.  Furthermore, the Portfolio Holdings Policies can only be revised by Board approval.  The Board will be notified by the Adviser and the Administrator if disclosures are made concerning the Company’s/Trust’s portfolio holdings in contravention of the Company’s/Trust’s Portfolio Holdings Policies.

In determining the existence of a legitimate business purpose, and in order to ensure that the disclosure of the Company’s/Trust’s portfolio holdings is in the best interests of the Company’s/Trust’s shareholders, the following factors, and any additional relevant factors, shall be considered by the Company/Trust or its service providers when disclosing non-public portfolio holdings information to selected third parties:  (1) whether the disclosure is consistent with the anti-fraud provisions of the federal securities laws; and (2) avoidance of any conflicts of interest between the interests of the Company’s/Trust’s shareholders and the service providers.

Purchasing Shares of Beneficial Interest in the Portfolios

Shares of beneficial interest in the Portfolios are sold without a sales load, at the NAV next determined after an order is received by the Portfolios.  Investments in the Portfolios are sold solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Portfolios may be made only by regulated investment companies, unregulated foreign investment companies, U.S. and non-U.S. institutional investors, S corporations, insurance company separate accounts, and certain qualified pension and retirement plans.  The Registration Statement of which this SAI is a part does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolios.  The Portfolios reserve the right to cease accepting investments at any time or to reject any investment order.

Redemption of Shares of Beneficial Interest in the Portfolios

An investor in the Portfolios may withdraw all or any portion of its investment at the NAV next determined after a redemption request in good order is received by a Portfolio.  The proceeds of a redemption will be paid by the Portfolios in federal funds normally on the business day that the redemption is effected, but in any event within three business days, except as extensions may be permitted by law.

The Portfolios reserve the right to pay the redemption price of shares of beneficial interest in kind, i.e., in readily marketable securities.  Unless requested by an investor or deemed by the Adviser to be in the best interests of the investors in a Portfolio as a group, the Portfolios will not pay a redemption in kind to an investor, except in situations where that investor may pay redemptions in kind.

The right of any investor to receive payment with respect to any redemption may be suspended, or the payment of the redemption proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

Brokerage

Each Portfolio’s assets are invested by the Adviser in a manner consistent with the Portfolio’s investment objective, strategies, policies and restrictions and with any instructions the Board of Trustees may issue from time to time.  Within this framework, the Adviser is responsible for making all determinations as to the purchase and sale of portfolio securities and for taking all steps necessary to implement securities transactions on behalf of each Portfolio.

Transactions on U.S. stock exchanges, commodities markets and futures markets and other agency transactions may involve the payment by the Adviser, on behalf of the Portfolios, of negotiated brokerage commissions.  Such commissions vary among different brokers.  A particular broker may charge different commissions according to such factors as the difficulty and size of the transaction.  Transactions in foreign investments often involve the payment of fixed brokerage commissions, which may be higher than those in the United States.  There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Adviser usually includes an undisclosed dealer commission or mark-up.  In underwritten offerings, the price paid by the Adviser on behalf of the Portfolios includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

U.S. Government securities generally are traded in the over-the-counter market through broker-dealers.  A broker-dealer is a securities firm or bank that makes a market for securities by offering to buy at one price and sell at a slightly higher price.  The difference between the prices is known as a spread.

In placing orders for the purchase and sale of portfolio securities for the Portfolios, the Adviser seeks to obtain the best price and execution, taking into account such factors as price, size of order, difficulty and risk of execution and operational facilities of the firm involved.  For securities traded in the over-the-counter markets, the Adviser deals directly with the dealers who make markets in these securities unless better prices and execution are available elsewhere.  The Adviser negotiates commission rates with brokers based on the quality and quantity of services provided in light of generally prevailing rates, and while the Adviser generally seeks reasonably competitive commission rates, the Portfolios do not necessarily pay the lowest commissions available.  The Trust’s Board of Trustees periodically reviews the commission rates and allocation of orders.

When consistent with the objectives of best price and execution, business may be placed with broker-dealers who furnish investment research or services to the Adviser.  Such research or services include advice, both orally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.  To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Adviser, the Adviser receives a benefit, without providing any direct monetary benefit to the Portfolios from these transactions.  The Adviser believes that most research services obtained by it generally benefit several or all of the investment companies and private accounts that it manages, as opposed to solely benefiting one specific managed fund or account.

The Trust, on behalf of a Portfolio, may also enter into arrangements, commonly referred to as “broker/service arrangements” with broker-dealers pursuant to which a broker-dealer agrees to pay the cost of certain products or services provided to the Portfolio in exchange for fund brokerage.  Under a typical brokerage/service arrangement, a broker agrees to pay a portion of the Portfolio’s custodian, administrative or transfer agency fees, and, in exchange, the Portfolio agrees to direct a minimum amount of brokerage to the broker.  The Adviser, on behalf of the Trust, usually negotiates the terms of the contract with the service provider, which is paid directly by the broker.

The Portfolios may direct certain portfolio trades to unaffiliated brokers who pay a portion of the commissions for those trades in cash to the applicable Portfolio that generated the commission.

From time to time, the Adviser may effect transactions in portfolio securities with executing brokers that may also promote or sell shares of the Funds/Portfolios (“selling brokers”) pursuant to policies adopted by the Company’s/Trust’s Board of Directors/Trustees.  These policies provide that the Adviser shall not (i) take into consideration the promotion or sale of the Funds’/Portfolios’ shares as a factor in selecting executing brokers for the Funds/Portfolios, (ii) enter into an arrangement or understanding (whether oral or written) pursuant to which the Adviser directs, or is expected to direct, portfolio securities transactions or any other remuneration (as described below) to any broker or dealer in consideration for the promotion or sale of the Funds/Portfolios, and (iii) enter into a “step out” or any other type of arrangement under which a portion of the Funds’/Portfolios’ commission is directed to the selling brokers for the purpose of compensating such brokers for promoting or selling shares of the Funds/Portfolios.  This prohibition applies to all transactions whether such transaction involves a commission, mark-up, mark down, other fee or portion of another fee paid or to be paid from a transaction effected through an executing broker.

The same security may be suitable for a Portfolio, another Portfolio of the Trust or other private accounts managed by the Adviser.  If and when a Portfolio and two or more accounts simultaneously purchase or sell the same security, the transactions will be allocated as to price and amount in accordance with arrangements equitable to the Portfolio and the accounts.  The simultaneous purchase or sale of the same securities by the Portfolio and other accounts may have a detrimental effect on the Portfolio, as this may affect the price paid or received by the Portfolio or the size of the position obtainable or able to be sold by the Portfolio.

The following table represents the total brokerage commissions paid by the Portfolios for the three fiscal years ended December 31, 2010, 2009 and 2008:

Total Brokerage Commissions Paid	2010	2009	2008
The Internet Portfolio	$36,082	$44,811	$72,484
The Global Portfolio	$6,189	$9,483	$23,529
The Paradigm Portfolio	$17,682	$655,891	$1,871,854
The Medical Portfolio	$682,459	$8,129	$19,640
The Market Opportunities Portfolio	$44,877	$34,593	$176,732
The Small Cap Opportunities Portfolio	$175,154	$262,337	$754,061
Water Infrastructure Portfolio	$50,757	$24,375	$47,559
Multi-Disciplinary Portfolio(1)	$4,383	$8,842	$6,233
(1)	The Multi-Disciplinary Portfolio commenced operations on February 11, 2008.

The significant change between the aggregate dollar amounts of brokerage commissions paid in 2009 and 2008 by all Portfolios, except the Multi-Disciplinary Portfolio was due to the volatility in the equity markets in 2008, which resulted in increased sales and commission costs.

Taxes

The following summarizes certain additional tax considerations generally affecting the Portfolios and their partners that are not described in the Prospectus.  No attempt is made to present a detailed explanation of the tax treatment of the Portfolios or their partners, and the discussions here and in the Prospectus are not intended as a substitute for careful tax planning.  Potential investors should consult their tax advisor with specific reference to their own tax situations.

The discussions of the federal tax consequences in the Prospectus and this SAI are based on the Internal Revenue Code (the “Code”) and the regulations issued under it, and court decisions and administrative interpretations as in effect on the date of this SAI.  Future legislative or administrative changes or court decisions may significantly alter the statements included herein, and any such changes or decisions may be retroactive.

Federal – General Information

The Portfolios will be classified for federal income tax purposes as partnerships that are not “publicly traded partnerships.”  As a result, the Portfolios are not subject to federal income tax; instead, each holder of shares of beneficial interest in a Portfolio (an “Interestholder”) is required to take into account in determining its federal income tax liability its share of the particular Portfolio’s income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from a Portfolio.

A partner of a partnership is deemed to own a proportionate share of that partnership’s assets and to earn a proportionate share of that partnership’s income, for purposes of determining whether the partner satisfies the requirements to qualify as a regulated investment company (a “RIC”).  Accordingly, the Portfolios intend to conduct their operations so that their Interestholders that invest substantially all of their assets in a Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

Foreign Source Income.  Earnings derived by a Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, but it may not be practical for a Portfolio to undertake the procedural steps required to claim the benefits of such a treaty. An Interestholder will be considered to have paid the Interestholder’s proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining a partner’s ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability.  Potential investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by a Portfolio.

Returns and Audits.  The general partner of each Portfolio will decide how to report the partnership items on that Portfolio’s tax returns, and all Interestholders will be required to treat the items consistently on their own federal income tax returns, unless they file a statement with the Internal Revenue Service (“IRS”) disclosing the inconsistency.  Given the uncertainty and complexity of the tax laws, it is possible that the IRS may not agree with the manner in which a Portfolio’s items have been reported.  In the event the income tax returns of a Portfolio are audited by the IRS, the tax treatment of their income and deductions generally is determined at the partnership level in a single proceeding rather than by individual audits of the partners.  The Interestholder in each Portfolio that is designated as the “tax matters partner” has considerable authority to make decisions affecting the tax treatment and procedural rights of all Interestholders of that Portfolio.  In addition, the tax matters partner of each Portfolio has the power to extend the statute of limitations relating to the Interestholders’ tax liabilities with respect to Portfolio tax items.

The foregoing discussion relates only to federal income tax law and only to investors that are individual U.S. citizens or residents.  Income from the Portfolios also may be subject to foreign, state and local taxes, and their treatment under foreign, state and local income tax laws may differ from the federal income tax treatment.  You should consult your tax advisors with respect to particular questions of federal, state and local taxation.

Independent Registered Public Accounting Firm

Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, PA 19103, serves as the Portfolios’ independent registered public accounting firm.  Its services include an audit of the Portfolios’ financial statements and the performance of other related audit and tax services.

Financial Statements

The audited financial statements for the Portfolios for the fiscal year ended December 31, 2010 are incorporated herein by reference to the Funds’ Annual Report at December 31, 2010, as filed with the SEC.   Financial statements certified by the Portfolios’ independent registered public accounting firm will be submitted to shareholders at least annually.

APPENDIX A

DESCRIPTION OF SECURITIES RATINGS

Short-Term Credit Ratings

A Standard & Poor’s short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days.  The following summarizes the rating categories used by Standard & Poor’s for short-term issues:

“A-1” – Obligations are rated in the highest category and indicate that the obligor’s capacity to meet its financial commitment on the obligation is strong.  Within this category, certain obligations are designated with a plus sign (+).  This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2” – The obligor’s capacity to meet its financial commitment on the obligation is satisfactory.  Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

“A-3” – Obligor has adequate protection parameters.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B” – An obligation is regarded as vulnerable and has significant speculative characteristics.  The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.  Ratings of “B1”, “B-2” and “B-3” may be assigned to indicate finer distinctions within the “B” category.

“B-1” – A short-term obligation rated “B-1” is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

“B-2” – A short-term obligation rated “B-2” is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

“B-3” – A short-term obligation rated “B-3” is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

“C” – Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

“R” – An obligor rated “R” is under regulatory supervision owing to its financial condition.  During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

“SD” and “D” – an obligor rated “SD” (selective default) or “D” has failed to pay one or more of its financial obligations (rated or unrated) when it came due.  A “D” rating is assigned when Standard & Poor’s believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due.  An “SD” rating is assigned when Standard & Poor’s believes that the obligor has selectively defaulted on a specific issue or class of obligations, excluding those that qualify as regulatory capital but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner.

“NR” – An issuer designated “NR” is not rated.

            Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue.  Currency of repayment is a key factor in this analysis.  An obligor’s capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt.  These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues.  Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

Moody’s Investors Service (“Moody’s”) short-term ratings are opinions of the ability of issuers to honor short-term financial obligations.  Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments.  Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1” – Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

“P-2” – Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

“P-3” – Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

“NP” – Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch, Inc. / Fitch Ratings Ltd. (“Fitch”) short-term ratings scale is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation.  Short-term ratings are assigned to obligations whose initial maturity is viewed as “short-term” based on market convention.  Typically, this means up to 13 months for corporate, sovereign and structured obligations, and up to 36 months for obligations in U.S. public finance markets.  The following summarizes the rating categories used by Fitch for short-term obligations:

“F1” – Securities possess the highest short-term credit quality.  This designation indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2” – Securities possess good short-term credit quality.  This designation indicates good intrinsic capacity for timely payment of financial commitments.

“F3” – Securities possess fair short-term credit quality.  This designation indicates that the intrinsic capacity for timely payment of financial commitments is adequate.

“B” – Securities possess speculative short-term credit quality.  This designation indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C” – Securities possess high short-term default risk.  Default is a real possibility.

“RD” – Restricted default.  Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.  Applicable to entity ratings only.

“D” – Default.  Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

The following summarizes the ratings used by Dominion Bond Rating Service Limited (“DBRS”) for commercial paper and short-term debt:

“R-1 (high)” - Short-term debt rated “R-1 (high)” is of the highest credit quality, and indicates an entity possessing exceptionally high ability to repay current liabilities as they fall due. Entities rated in this category are unlikely to be affected by future events.

“R-1 (middle)” – Short-term debt rated “R-1 (middle)” is of superior credit quality, and indicates an entity possessing very high ability to repay current liabilities as they fall due and, in most cases, ratings in this category differ from “R-1 (high)” credits by relatively modest degree.  Entities rated in this category are unlikely to be significantly vulnerable to future events.

“R-1 (low)” – Short-term debt rated “R-1 (low)” is of good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial.  Overall strength is not as favorable as higher rating categories.  May be vulnerable to future events, but qualifying negative factors are considered manageable.

“R-2 (high)” – Short-term debt rated “R-2 (high)” is considered to be at the upper end of adequate credit quality.  The capacity for the payment of short-term financial obligations as they fall due is acceptable.  May be vulnerable to future events.

“R-2 (middle)” – Short-term debt rated “R-2 (middle)” is considered to be of adequate credit quality.  The capacity for the payment of short-term financial obligations as they fall due is acceptable.  May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

“R-2 (low)” – Short-term debt rated “R-2 (low)” is considered to be at the lower end of adequate credit quality.  The capacity for the payment of short-term financial obligations as they fall due is acceptable.  May be vulnerable to future events.  A number of challenges are present that could affect the issuer’s ability to meet such obligations.

“R-3” – Short-term debt rated “R-3” is considered to be at the lowest end of adequate credit quality.  There is a capacity for the payment of short-term financial obligations as they fall due.  May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

“R-4” – Short-term debt rated “R-4” is speculative credit quality.  The capacity for the payment of short-term financial obligations as they fall due is uncertain.

“R-5” – Short-term debt rated “R-5” is highly speculative credit quality.  There is a high level of uncertainty as to the capacity of the entity to meet short-term financial obligations as they fall due.

“D” – A security rated “D” implies a financial obligation has not been met or it is clear that a financial obligation will not be met in the near future, or a debt instrument has been subject to a distressed exchange.  A downgrade to “D” may not immediately follow an insolvency or restructuring filing as grace periods, other procedural considerations, or extenuating circumstance may exist.

Long-Term Credit Ratings

The following summarizes the ratings used by Standard & Poor’s for long-term issues:

“AAA” – An obligor rated “AAA” has extremely strong capacity to meet its financial commitments.  “AAA” is the highest issuer credit rating assigned by Standard & Poor’s.

“AA” – An obligor rated “AA” has very strong capacity to meet its financial commitments.  It differs from the highest-rated obligors only to a small degree.

“A” – An obligor  rated “A” has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

“BBB” – An obligor rated “BBB” has adequate capacity to meet its financial commitments.  However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

“BB,” “B,” “CCC” and “CC” – Obligors rated “BB,” “B,” “CCC” and “CC” are regarded as having significant speculative characteristics.  “BB” indicates the least degree of speculation and “CC” the highest.  While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB” – An obligor rated “BB” is less vulnerable in the near term than other lower-rated obligors.  However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitments.

“B” – An obligor rated “B” is more vulnerable than the obligors rated “BB”, but the obligor currently has the capacity to meet its financial commitments.  Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments.

“CCC” – An obligor rated “CCC” is currently vulnerable, and is dependent upon favorable business, financial and economic conditions to meet its financial commitments.

“CC” – An obligor rated “CC” is currently highly vulnerable.

Plus (+) or minus (-) – The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

“R” –  An obligor rated “R” is under regulatory supervision owing to its financial condition.  During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

“SD” and “D” – An obligor rated “SD” (selective default) or “D” has failed to pay one or more of its financial obligations (rated or unrated) when it came due.  A “D” rating is assigned when Standard & Poor’s believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due.  An “SD” rating is assigned when Standard & Poor’s believes that the obligor has selectively defaulted on a specific issue or class of obligations, excluding those that qualify as regulatory capital, but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner.  A selective default includes the completion of a distressed exchange offer, whereby one or more financial obligation is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

“NR” – An issuer designated “NR” is not rated.

Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor’s analysis for credit ratings on any issuer or issue.  Currency of repayment is a key factor in this analysis.  An obligor’s capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government’s own relatively lower capacity to repay external versus domestic debt.  These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues.  Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

The following summarizes the ratings used by Moody’s for long-term debt:

“Aaa” – Obligations rated “Aaa” are judged to be of the highest quality, with minimal credit risk.

“Aa” – Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A” – Obligations rated “A” are considered upper-medium grade and are subject to low credit risk.

“Baa” – Obligations rated “Baa” are subject to moderate credit risk.  They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba” – Obligations rated “Ba” are judged to have speculative elements and are subject to substantial credit risk.

“B” – Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa” – Obligations rated “Caa” are judged to be of poor standing and are subject to very high credit risk.

“Ca” – Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C” – Obligations rated “C” are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note:  Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from “Aa” through “Caa.”  The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

The following summarizes long-term ratings used by Fitch:

“AAA” – Securities considered to be of the highest credit quality.  “AAA” ratings denote the lowest expectation of default risk.  They are assigned only in cases of exceptionally strong capacity for payment of financial commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA” – Securities considered to be of very high credit quality.  “AA” ratings denote expectations of very low default risk.  They indicate very strong capacity for payment of financial commitments.  This capacity is not significantly vulnerable to foreseeable events.

“A” – Securities considered to be of high credit quality.  “A” ratings denote expectations of low default risk.  The capacity for payment of financial commitments is considered strong.  This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB” – Securities considered to be of good credit quality.  “BBB” ratings indicate that expectations of default risk are currently low.  The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

“BB” – Securities considered to be speculative.  “BB” ratings indicate that there is an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

“B” – Securities considered to be highly speculative.  “B” ratings indicate that material default risk is present, but a limited margin of safety remains.  Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

“CCC,” “CC” and “C” – A “CCC” rating indicates substantial credit risk, with default a real possibility.  A “CC” rating indicates very high levels of credit risk.  Default of some kind appears probable.  “C” ratings signal exceptionally high levels of credit risk.  Default is imminent or inevitable, or the issuer is in standstill.

“RD” – indicates an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default on a bond, loan or other material financial obligation but which has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and which has not otherwise ceased business.

“D” – indicates an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a coercive debt exchange.

“Imminent” default typically refers to the occasion where a payment default has been intimated by the issuer, and is all but inevitable.  This may, for example, be where an issuer has missed a scheduled payment, but (as is typical) has a grace period during which it may cure the payment default.  Another alternative would be where an issuer has formally announced a coercive debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Plus (+) or minus (-) may be appended to a rating to denote relative status within major rating categories.  Such suffixes are not added to the “AAA” long-term rating category or to categories below “B”.

The following summarizes the ratings used by DBRS for long-term debt:

“AAA” -  Long-term debt rated “AAA” is of the highest credit quality.  The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

“AA” – Long-term debt rated “AA” is of superior credit quality.  The capacity for the payment of financial obligations is considered high.  Credit quality differs from “AAA” only to a small degree.  Unlikely to be significantly vulnerable to future events.

“A” – Long-term debt rated “A” is of good credit quality.  The capacity for the payment of financial obligations is substantial, but of lesser credit quality than “AA.”  May be vulnerable to future events, but qualifying negative factors are considered manageable.

“BBB” – Long-term debt rated “BBB” is of adequate credit quality.  The capacity for the payment of financial obligations is considered acceptable.  May be vulnerable to future events.

“BB” – Long-term debt rated “BB” is defined to be speculative, non-investment grade credit quality.  The capacity for the payment of financial obligations is uncertain.  Vulnerable to future events.

“B” – Long-term debt rated “B” is highly speculative credit quality.  There is a high level of uncertainty as to the capacity to meet financial obligations.

“CCC”, “CC” and “C” –Long-term debt rated in any of these categories is very highly speculative credit quality and is in danger of defaulting on financial obligations.  There is little difference between these three categories, although “CC” and “C” ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the “CCC” to “B” range.  Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the “C” category.

“D” – A security rated “D” implies a financial obligation has not been met or its is clear that a financial obligation will not be met in the near future or a debt instrument has been subject to a distressed exchange.  A downgrade to “D” may not immediately follow an insolvency or restructuring filing as grace periods or extenuating circumstances may exist.

(“high”, “low”) – Each rating category is denoted by the subcategories “high” and “low”.  The absence of either a “high” or “low” designation indicates the rating is in the “middle” of the category.  The “AAA” and “D” categories do not utilize “high”, “middle”, and “low” as differential grades.

Municipal Note Ratings

A Standard & Poor’s U.S. municipal note rating reflects Standard & Poor’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating.  Notes with an original maturity of more than three years will most likely receive a long-term debt rating.  In determining which type of rating, if any, to assign, Standard & Poor’s analysis will review the following considerations:

●  Amortization schedule-the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

●  Source of payment-the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

“SP-1” – The issuers of these municipal notes exhibit a strong capacity to pay principal and interest.  An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

“SP-2” – The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

“SP-3” – The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

Moody’s uses three rating categories for short-term municipal obligations that are considered investment grade.  These ratings are designated as Municipal Investment Grade (“MIG”) and are divided into three levels – “MIG-1” through “MIG-3”.  In addition, those short-term obligations that are of speculative quality are designated “SG”, or speculative grade.  MIG ratings expire at the maturity of the obligation.  The following summarizes the ratings used by Moody’s for these short-term obligations:

“MIG-1” – This designation denotes superior credit quality.  Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

“MIG-2” – This designation denotes strong credit quality.  Margins of protection are ample, although not as large as in the preceding group.

“MIG-3” – This designation denotes acceptable credit quality.  Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

“SG” – This designation denotes speculative-grade credit quality.  Debt instruments in this category may lack sufficient margins of protection.

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating.  The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments.  The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or “VMIG” rating.

When either the long- or short-term aspect of a VRDO is not rated, that piece is designated “NR”, e.g., “Aaa/NR” or “NR/VMIG-1”.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

“VMIG-1” – This designation denotes superior credit quality.  Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-2” – This designation denotes strong credit quality.  Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-3” – This designation denotes acceptable credit quality.  Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“SG” – This designation denotes speculative-grade credit quality.  Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

About Credit Ratings

A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs).  It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated.  The opinion reflects Standard & Poor’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Moody’s credit ratings must be construed solely as statements of opinion and not statements of fact or recommendations to purchase, sell or hold any securities.

Fitch’s credit ratings provide an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations.  Fitch credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested.  Fitch’s credit ratings cover the global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

DBRS credit ratings are opinions based on the quantitative and qualitative analysis of information sourced and received by DBRS, which information is not audited or verified by DBRS.  Ratings are not buy, hold or sell recommendations and they do not address the market price of a security.  Ratings may be upgraded, downgraded, placed under review, confirmed and discontinued.

Appendix B

_________________________________________________________________________________

U.S. Proxy Voting Guidelines Concise Summary
(Digest of Selected Key Guidelines)

January 15, 2009
_________________________________________________________________________________

Copyright © 2009 by RiskMetrics Group.
The policies contained herein are a sampling of select, key proxy voting guidelines and are not exhaustive. A full listing of RiskMetrics 2009 proxy voting guidelines can be found in the Jan. 15, 2009, edition of the U.S. Proxy Voting Manual.

All rights reserved. No part of this publication may be reproduced or transmitted in any form or by any means, electronic or mechanical, including photocopy, recording, or any information storage and retrieval system, without permission in writing from the publisher. Requests for permission to make copies of any part of this work should be sent to: RiskMetrics Group Marketing Department, One Chase Manhattan Plaza, 44th Floor, New York, NY 10005. RiskMetrics Group is a trademark used herein under license.

Risk Management | RiskMetrics Labs | ISS Governance Services | Financial Research & Analysis

www.riskmetrics.com

1. Operational Items:

Auditor Ratification
Vote FOR proposals to ratify auditors, unless any of the following apply:
•	An auditor has a financial interest in or association with the company, and is therefore not independent;
•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;
•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or
•	Fees for non-audit services (“Other” fees) are excessive.

Non-audit fees are excessive if:
•	Non-audit (“other”) fees exceed audit fees + audit-related fees + tax compliance/preparation fees

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:
•	The tenure of the audit firm;
•	The length of rotation specified in the proposal;
•	Any significant audit-related issues at the company;
•	The number of Audit Committee meetings held each year;
•	The number of financial experts serving on the committee; and
•	Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2. Board of Directors:
Voting on Director1 Nominees in Uncontested Elections
Vote on director nominees should be determined on a CASE-BY-CASE basis.
Vote AGAINST or WITHHOLD2 from individual directors who:
•
Attend less than 75 percent of the board and committee meetings without a valid excuse, such as illness, service to the nation, work on behalf of the company, or funeral obligations. If the company provides meaningful public or private disclosure explaining the director’s absences, evaluate the information on a CASE-BY-CASE basis taking into account the following factors:

- Degree to which absences were due to an unavoidable conflict;
- Pattern of absenteeism; and
- Other extraordinary circumstances underlying the director’s absence;

1 RiskMetrics’ classification of directors can be found in U.S. Proxy Voting Guidelines Summary.

2 In general, companies with a plurality vote standard use “Withhold” as the valid opposition vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid opposition vote for the particular company.

•	Sit on more than six public company boards;
•	Are CEOs of public companies who sit on the boards of more than two public companies besides their own-- withhold only at their outside boards.

Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:
•
The company’s proxy indicates that not all directors attended 75% of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;

•	The company’s poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;
•
The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

•
The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

•
The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;
•
At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

•
The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election- any or all appropriate nominees (except new) may be held accountable;

•
The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only).

Vote AGAINST or WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:

•	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;
•	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;
•	The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;
•	The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the Audit Committee if:
•	The non-audit fees paid to the auditor are excessive;
•	The company receives an adverse opinion on the company’s financial statements from its auditor; or
•
There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-by-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are indentified, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

Vote AGAINST or WITHHOLD from the members of the Compensation Committee if:
•	There is a negative correlation between the chief executive’s pay and company performance (see discussion under Equity Compensation Plans);
•	The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;
•	The company fails to submit one-time transfers of stock options to a shareholder vote;
•	The company fails to fulfill the terms of a burn rate commitment they made to shareholders;
•	The company has backdated options (see “Options Backdating” policy);

The company has poor compensation practices (see “Poor Pay Practices” policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

Independent Chair (Separate Chair/CEO)
Generally vote FOR shareholder proposals requiring that the chairman’s position be filled by an independent director, unless the company satisfies all of the following criteria:

The company maintains the following counterbalancing features:

•
Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:

- presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;
- serves as liaison between the chairman and the independent directors;
- approves information sent to the board;
- approves meeting agendas for the board;
- approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
- has the authority to call meetings of the independent directors;
- if requested by major shareholders, ensures that he is available for consultation and direct communication;

•	Two-thirds independent board;
•	All independent key committees;
•	Established governance guidelines;
•
A company in the Russell 3000 universe must not have exhibited sustained poor total shareholder return (TSR) performance, defined as one- and three-year TSR in the bottom half of the company’s four-digit GICS industry group within the Russell 3000 only), unless there has been a change in the Chairman/CEO position within that time;

•	The company does not have any problematic governance or management issues, examples of which include, but are not limited to:
- Egregious compensation practices;
- Multiple related-party transactions or other issues putting director independence at risk;
- Corporate and/or management scandals;
- Excessive problematic corporate governance provisions; or
- Flagrant board or management actions with potential or realized negative impact on shareholders.

Majority Vote Shareholder Proposals

Generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carveout for a plurality vote standard when there are more nominees than board seats.

Companies are strongly encouraged to also adopt a post-election policy (also know as a director resignation policy) that provides guidelines so that the company will promptly address the situation of a holdover director.

Performance/Governance Evaluation for Directors

Vote WITHHOLD/AGAINST on all director nominees if the board lacks accountability and oversight, coupled with sustained poor performance relative to peers, measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only).

Evaluate board accountability and oversight at companies that demonstrate sustained poor performance.
Problematic provisions include but are not limited to:
•	a classified board structure;
•	a supermajority vote requirement;
•	majority vote standard for director elections with no carve out for contested elections;
•	the inability of shareholders to call special meetings;
•	the inability of shareholders to act by written consent;
•	a dual-class structure; and/or
•	a non-shareholder approved poison pill.

If a company exhibits sustained poor performance coupled with a lack of board accountability and oversight, also take into consideration the company’s five-year total shareholder return and five-year operational metrics in the evaluation.

3. Proxy Contests
Voting for Director Nominees in Contested Elections
Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:
•	Long-term financial performance of the target company relative to its industry;
•	Management’s track record;
•	Background to the proxy contest;
•	Qualifications of director nominees (both slates);
•	Strategic plan of dissident slate and quality of critique against management;
•	Likelihood that the proposed goals and objectives can be achieved (both slates);
•	Stock ownership positions.

Reimbursing Proxy Solicitation Expenses
Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:
•	The election of fewer than 50% of the directors to be elected is contested in the election;
•	One or more of the dissident’s candidates is elected;
•	Shareholders are not permitted to cumulate their votes for directors; and
•	The election occurred, and the expenses were incurred, after the adoption of this bylaw.

4. Antitakeover Defenses and Voting Related Issues

Advance Notice Requirements for Shareholder Proposals/Nominations
Vote CASE-BY-CASE on advance notice proposals, giving support to proposals that allow shareholders to submit proposals/nominations reasonably close to the meeting date and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.

To be reasonable, the company’s deadline for shareholder notice of a proposal/ nominations must not be more than 60 days prior to the meeting, with a submittal window of at least 30 days prior to the deadline.

In general, support additional efforts by companies to ensure full disclosure in regard to a proponent’s economic and voting position in the company so long as the informational requirements are reasonable and aimed at providing shareholders with the necessary information to review such proposal.

Poison Pills
Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

•	Shareholders have approved the adoption of the plan; or
•
The board, in exercising its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this “fiduciary out” will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

•	No lower than a 20% trigger, flip-in or flip-over;
•	A term of no more than three years;
•	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;
•
Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

For management proposals to adopt a poison pill for the stated purpose of preserving a company’s net operating losses (“NOL pills”), the following factors should be considered:
•	the trigger (NOL pills generally have a trigger slightly below 5%);
•	the value of the NOLs;
•	the term;
•	shareholder protection mechanisms (sunset provision, causing expiration of the pill upon exhaustion or expiration of NOLs); and
•	other factors that may be applicable.

In addition, vote WITHHOLD/AGAINST the entire board of directors, (except new nominees, who should be considered on a CASE-by-CASE basis) if the board adopts or renews a poison pill without shareholder approval, does not commit to putting it to a shareholder vote within 12 months of adoption (or in the case of a newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue.

5. Mergers and Corporate Restructurings

Overall Approach
For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:
•	Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable?
•	While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.
•	Market reaction - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.
•
Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable.  Management should also have a favorable track record of successful integration of historical acquisitions.

•
Negotiations and process - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•
Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The change-in-control figure presented in the "RMG Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•
Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

6. State of Incorporation

Reincorporation Proposals
Evaluate management or shareholder proposals to change a company's state of incorporation on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns including the following:
•	Reasons for reincorporation;
•	Comparison of company's governance practices and provisions prior to and following the reincorporation; and
•	Comparison of corporation laws of original state and destination state

Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

7. Capital Structure

Common Stock Authorization
Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance.  Take into account company-specific factors which include, at a minimum, the following:
•	Specific reasons/ rationale for the proposed increase;
•	The dilutive impact of the request as determined through an allowable cap generated by RiskMetrics’ quantitative model;
•	The board’s governance structure and practices; and
•	Risks to shareholders of not approving the request.

Vote FOR proposals to approve increases beyond the allowable cap when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

Preferred Stock

Vote CASE-BY-CASE on proposals to increase the number of shares of preferred stock authorized for issuance.  Take into account company-specific factors which include, at a minimum, the following:
•	Specific reasons/ rationale for the proposed increase;
•	The dilutive impact of the request as determined through an allowable cap generated by RiskMetrics’ quantitative model;
•	The board’s governance structure and practices; and
•	Risks to shareholders of not approving the request.
Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

8. Executive and Director Compensation

Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

•	The total cost of the company’s equity plans is unreasonable;
•	The plan expressly permits the repricing of stock options/stock appreciation rights (SARs) without prior shareholder approval;
•
The CEO is a participant in the proposed equity-based compensation plan and there is a disconnect between CEO pay and the company’s performance where over 50 percent of the year-over-year increase is attributed to equity awards;

•	The company’s three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group;
•
The plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur (e.g., upon shareholder approval of a transaction or the announcement of a tender offer); or

•	The plan is a vehicle for poor pay practices.

Poor Pay Practices
Vote AGAINST or WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices.

The following practices, while not exhaustive, are examples of poor compensation practices that may warrant withhold vote recommendations:

•	Egregious employment contracts - Contracts containing multi-year guarantees for salary increases, bonuses and equity compensation;
•	Excessive perks/tax reimbursements:

- Overly generous perquisites, which may include, but are not limited to the following: personal use of corporate aircraft, personal security system maintenance and/or installation, car allowances;

- Reimbursement of income taxes on executive perquisites or other payments;

- Perquisites for former executives, such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;

Abnormally large bonus payouts without justifiable performance linkage or proper disclosure – Performance metrics that are changed, canceled or replaced during the performance period without adequate explanation of the action and the link to performance;

•	Egregious pension/SERP (supplemental executive retirement plan) payouts:

- Inclusion of additional years of service not worked that result in significant payouts;

- Inclusion of performance-based equity awards in the pension calculation;

•	New CEO with overly generous new hire package:

- Excessive “make whole” provisions;

- Any of the poor pay practices listed in this policy;

•	Excessive severance and/or change in control provisions:

- Inclusion of excessive change in control or severance payments, especially those with a multiple in excess of 3X cash pay;

- Payments upon an executive's termination in connection with performance failure;

- Change in control payouts without loss of job or substantial diminution of job duties (single-triggered);

- New or materially amended employment or severance agreements that provide for modified single triggers, under which an executive may voluntarily leave for any reason and still receive the change-in-control severance package;

- Liberal change in control definition in individual contracts or equity plans which could result in payments to executives without an actual change in control occurring;

- New or materially amended employment or severance agreements that provide for an excise tax gross-up. Modified gross-ups would be treated in the same manner as full gross-ups;

- Perquisites for former executives such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;

•	Dividends or dividend equivalents paid on unvested performance shares or units;

•	Poor disclosure practices:

- Unclear explanation of how the CEO is involved in the pay setting process;

- Retrospective performance targets and methodology not discussed;

- Methodology for benchmarking practices and/or peer group not disclosed and explained;

•	Internal Pay Disparity:

- Excessive differential between CEO total pay and that of next highest paid named executive officer (NEO);

•	Options backdating (covered in a separate policy);

•	Other excessive compensation payouts or poor pay practices at the company.

Other Compensation Proposals and Policies

Advisory Vote on Executive Compensation (Say-on-Pay) Management Proposals
Vote CASE-BY-CASE on management proposals for an advisory vote on executive compensation. Vote AGAINST these resolutions in cases where boards have failed to demonstrate good stewardship of investors’ interests regarding executive compensation practices.

For U.S. companies, consider the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices:

Relative Considerations:

•	Assessment of performance metrics relative to business strategy, as discussed and explained in the CD&A;

•	Evaluation of peer groups used to set target pay or award opportunities;

•	Alignment of company performance and executive pay trends over time (e.g., performance down: pay down);

•	Assessment of disparity between total pay of the CEO and other Named Executive Officers (NEOs).

Design Considerations:

•	Balance of fixed versus performance-driven pay;

•	Assessment of excessive practices with respect to perks, severance packages, supplemental executive pension plans, and burn rates.

Communication Considerations:

•
Evaluation of information and board rationale provided in CD&A about how compensation is determined (e.g., why certain elements and pay targets are used, and specific incentive plan goals, especially retrospective goals);

•	Assessment of board’s responsiveness to investor input and engagement on compensation issues (e.g., in responding to majority-supported shareholder proposals on executive pay topics).

Employee Stock Purchase Plans-- Non-Qualified Plans
Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:
•	Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);
•	Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;
•	Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;
•	No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee’s contribution, evaluate the cost of the plan against its allowable cap.

Option Exchange Programs/Repricing Options
Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options, taking into consideration:

•	Historic trading patterns--the stock price should not be so volatile that the options are likely to be back “in-the-money” over the near term;

•	Rationale for the re-pricing--was the stock price decline beyond management's control?

•	Is this a value-for-value exchange?

•	Are surrendered stock options added back to the plan reserve?

•	Option vesting--does the new option vest immediately or is there a black-out period?

•	Term of the option--the term should remain the same as that of the replaced option;

•	Exercise price--should be set at fair market or a premium to market;

•	Participants--executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s total cost of equity plans and its three-year average burn rate.

In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Other Shareholder Proposals on Compensation

Advisory Vote on Executive Compensation (Say-on-Pay)

Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the Named Executive Officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table.

Golden Coffins/Executive Death Benefits

Generally vote FOR proposals calling on companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to make payments or awards following the death of a senior executive in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, perquisites and other payments or awards made in lieu of compensation. This would not apply to any benefit programs or equity plan proposals for which the broad-based employee population is eligible.

Share Buyback Holding Periods

Generally vote AGAINST shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock.

Vote FOR the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.

Stock Ownership or Holding Period Guidelines

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While RMG favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

Vote on a CASE-BY-CASE on shareholder proposals asking companies to adopt policies requiring Named
Executive Officers to retain 75% of the shares acquired through compensation plans while employed and/or for two years following the termination of their employment, and to report to shareholders regarding this policy.  The following factors will be taken into account:

•	Whether the company has any holding period, retention ratio, or officer ownership requirements in place. These should consist of:

- Rigorous stock ownership guidelines, or

- A holding period requirement coupled with a significant long-term ownership requirement, or

- A meaningful retention ratio,

•	Actual officer stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s own stock ownership or retention requirements.

•	Problematic pay practices, current and past, which may promote a short-term versus a long-term focus.

Tax Gross-Up Proposals
Generally vote FOR proposals asking companies to adopt a policy of not providing tax gross-up payments to executives, except where gross-ups are provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.

9. Corporate Social Responsibility (CSR) Issues

Overall Approach
When evaluating social and environmental shareholder proposals, RMG considers the following factors:

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company's business as measured by sales, assets, and earnings;

•	The degree to which the company's stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the issues presented are more appropriately/effectively dealt with through governmental or company-specific action;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	Whether the company's analysis and voting recommendation to shareholders are persuasive;

•	What other companies have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report is reasonable;

•	Whether implementation of the proposal’s request would achieve the proposal’s objectives;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the requested information is available to shareholders either from the company or from a publicly available source; and

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Genetically Modified Ingredients
Generally vote AGAINST proposals asking suppliers, genetic research companies, restaurants and food retail companies to voluntarily label genetically engineered (GE) ingredients in their products and/or eliminate GE ingredients. The cost of labeling and/or phasing out the use of GE ingredients may not be commensurate with the benefits to shareholders and is an issue better left to regulators.

Vote CASE-BY-CASE on proposals asking for a report on the feasibility of labeling products containing GE ingredients taking into account:

•	The company's business and the proportion of it affected by the resolution;

•	The quality of the company’s disclosure on GE product labeling, related voluntary initiatives, and how this disclosure compares with industry peer disclosure; and

•	Company’s current disclosure on the feasibility of GE product labeling, including information on the related costs.

Generally vote AGAINST proposals seeking a report on the social, health, and environmental effects of genetically modified organisms (GMOs). Studies of this sort are better undertaken by regulators and the scientific community.

Generally vote AGAINST proposals to completely phase out GE ingredients from the company's products or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company’s products. Such resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to regulators) that may outweigh the economic benefits derived from biotechnology.

Pharmaceutical Pricing, Access to Medicines, and Product Reimportation
Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company report on their product pricing policies or their access to medicine policies, considering:
•	The nature of the company’s business and the potential for reputational and market risk exposure;
•	The existing disclosure of relevant policies;
•	Deviation from established industry norms;
•	The company’s existing, relevant initiatives to provide research and/or products to disadvantaged consumers;
•	Whether the proposal focuses on specific products or geographic regions; and
•	The potential cost and scope of the requested report.
•	Generally vote FOR proposals requesting that companies report on the financial and legal impact of their prescription drug reimportation policies unless such information is already publicly disclosed.

Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation. Such matters are more appropriately the province of legislative activity and may place the company at a competitive disadvantage relative to its peers.

Gender Identity, Sexual Orientation, and Domestic Partner Benefits
Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would result in excessive costs for the company.

Generally vote AGAINST proposals to extend company benefits to, or eliminate benefits from domestic partners. Decisions regarding benefits should be left to the discretion of the company.

Climate Change
Generally vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company’s operations and investments considering whether:

•
The company already provides current, publicly-available information on the impacts that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;

•	The company’s level of disclosure is at least comparable to that of industry peers; and

•	There are no significant, controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Lobbying Expenditures/Initiatives
Vote CASE-BY-CASE on proposals requesting information on a company’s lobbying initiatives, considering:

•	Significant controversies, fines, or litigation surrounding a company’s public policy activities,

•	The company’s current level of disclosure on lobbying strategy, and

•	The impact that the policy issue may have on the company’s business operations.

Political Contributions and Trade Association Spending
Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.
Vote AGAINST proposals to publish in newspapers and public media the company's political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions and trade association spending, considering:

•	Recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and

•
The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures of corporate assets.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Labor and Human Rights Standards
Generally vote FOR proposals requesting a report on company or company supplier labor and/or human rights standards and policies unless such information is already publicly disclosed.

Vote CASE-BY-CASE on proposals to implement company or company supplier labor and/or human rights standards and policies, considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

Sustainability Reporting
Generally vote FOR proposals requesting the company to report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:

•
The company already discloses similar information through existing reports or policies such as an Environment, Health, and Safety (EHS) report; a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or

•	The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame

KINETICS ASSET MANAGEMENT, INC.
PROXY VOTING POLICIES AND PROCEDURES

I.	INTRODUCTION AND OVERVIEW

Kinetics Asset Management, Inc. (“KAM”) has adopted these Proxy Voting Policies and Procedures (“KAM Policies and Procedures”) for the purpose of establishing formal policies and procedures for performing and documenting its fiduciary duty with respect to the voting of client proxies.  KAM is an investment adviser to an investment company (Kinetics Portfolios Trust) and institutional and private clients (together, the “Other Clients”) (Other Clients and Kinetics Portfolios Trust hereinafter referred to collectively as the “Clients”).  Pursuant to these Policies and Procedures, KAM shall vote proxies (a) on behalf of Kinetics Portfolios Trust and (b) on behalf of Other Clients for whom KAM has been given and agreed to accept voting authority.  The fundamental guideline followed by KAM in voting proxies is to ensure that the manner in which shares are voted is in the best interest of its Clients and the value of the investment.

II.	ADMINISTRATION

Proxy Voting Administration Through the Institutional Shareholder Services System.  KAM has delegated responsibility for the administration of proxy voting to Rick Metrics Group (“RiskMetrics”), a Delaware corporation, through the Internet-based proxy voting system operated by RiskMetrics.

Accordingly, RiskMetrics:

a.  processes all proxies received in connection with underlying portfolio securities held by KAM’s Clients;

b. applies RISKMETRICS’s proxy voting procedures (hereinafter, the “RISKMETRICS Proxy Voting Guidelines”), which KAM has reviewed, analyzed, and determined to be consistent with the views of KAM on the various types of proxy proposals; and

c.  maintains appropriate records of proxy voting that are easily-accessible by appropriate authorized persons of RISKMETRICS.

Accordingly, the KAM Policies and Procedures incorporate the RISKMETRICS Proxy Voting Guidelines, to the extent appropriate.  A copy of the current RISKMETRICS Proxy Voting Guidelines Summary is attached hereto at Appendix A.

KAM has given an authorization and direction letter to each Client’s custodian, which custodian then forwards all proxy statements received on behalf of the Client directly to RISKMETRICS to vote the proxies.  KAM updates RISKMETRICS’ Client list on a periodic basis.

When (i) the RISKMETRICS Proxy Voting Guidelines do not cover a specific proxy issue, and RISKMETRICS does not provide a recommendation, or (ii) RISKMETRICS recuses itself from voting proxies when it has a material conflict of interest with the company whose proxies are at issue, RISKMETRICS notifies KAM’s Proxy Administrator.  The Proxy Administrator will review the proxy with the Chief Compliance Officer (“CCO”) or Chief Investment Strategist (“CIS”), or their delegate(s) to determine whether KAM should vote the proxy.  In determining whether to vote a particular proxy, KAM will consider a variety of factors, including, but not limited to, the costs associated with voting, whether the proxy is in a foreign market and the feasibility of registering in that market, and the potential benefit derived from the vote.  If KAM determines to vote the proxy, the Proxy Administrator will instruct RISKMETRICS accordingly.  The CCO or CIS will use his or her best judgment in voting proxies on behalf of Clients.

In evaluating how to vote a proxy, the CCO or CIS may consider a variety of factors, including, but not limited to, information from various sources, including management of a company presenting a proposal, shareholder groups, and independent proxy research services.

Proxy Administrator.  KAM designates KAM’s Chief Compliance Officer, or his designee(s) as its Proxy Administrator (“Proxy Administrator”).  In addition to the duties described above, the Proxy Administrator also reviews questions and responds to inquiries from Clients and mutual fund shareholders pertaining to proxy issues and corporate responsibility.

Monitoring the RISKMETRICS Proxy Voting Guidelines.  Periodically, on request, KAM will require RISKMETRICS to provide a report and/or representation that all proxies voted by RISKMETRICS on behalf of KAM’s Clients during the applicable period were voted in accordance with the RISKMETRICS Proxy Voting Guidelines.

The CCO or CIS of KAM and the Proxy Administrator shall review the RISKMETRICS Proxy Voting Guidelines on a yearly basis to determine whether these guidelines continue to be consistent with KAM’s views on the various types of proposals covered by the RISKMETRICS Proxy Voting Guidelines.  The CCO or CIS will also review any material changes made by RISKMETRICS to the RISKMETRICS Proxy Voting Guidelines.

When reviewing the RISKMETRICS Proxy Voting Guidelines, KAM will consider, among other things, whether the Guidelines are designed to vote proxies in a manner consistent with the goal of voting in the best interest of its Clients.  KAM also shall review the KAM Policies and Procedures and the RISKMETRICS Proxy Voting Guidelines to make certain that both comply with any new rules promulgated by, or interpretations issued by, the SEC or other relevant regulatory policies.

Conflicts of Interest

RISKMETRICS issues voting recommendations and casts proxy votes strictly in accordance with pre-determined proxy voting guidelines, which KAM believes are in the best interests of its clients.  The adherence to pre-determined proxy voting guidelines by KAM and RISKMETRICS helps reduce conflicts of interests and helps ensure that proxy votes are cast in accordance with the best interests of KAM Clients.

Nevertheless, if a proxy proposal were to create a conflict of interest between the interests of a Client and those of KAM, the proxy will be voted strictly in conformity with the recommendation of RISKMETRICS.

To monitor compliance with these procedures, any proposed or actual deviation from a recommendation of RISKMETRICS must be reported to the CCO or CIS of KAM.  The CCO or CIS of KAM would then provide guidance concerning the proposed deviation and whether this deviation presents any potential conflict of interest.

In the case of Kinetics Portfolios Trust, KAM shall report each deviation from an RISKMETRICS recommendation regarding a proxy received in connection with underlying portfolio securities held by a Portfolio to the Board of Trustees of Kinetics Portfolios Trust at the next formal meeting of the Portfolio’s Board of Trustees.

In the case of Clients other than Kinetics Portfolios Trust, KAM: (i) shall maintain an appropriate record of each deviation from an RISKMETRICS recommendation regarding a proxy received in connection with underlying portfolio securities held by an Other Client.

As a matter of policy, the employees of KAM who manage proxy voting through RISKMETRICS shall not be influenced by outside sources.

III.	REPORTING AND RECORD RETENTION

KAM or RISKMETRICS will maintain the following records relating to proxy votes cast under these KAM Policies and Procedures.

I.	A copy of these KAM Policies and Procedures.

II.	A copy of the RISKMETRICS Proxy Voting Guidelines.

III.
A copy of proxy statements received regarding underlying portfolio securities held by Clients (received through RISKMETRICS, with either hard copies held by RISKMETRICS or electronic filings from the SEC’s EDGAR system).

IV.
Records of each vote cast on behalf of Clients including: (i) the name of the issuer of the portfolio security; (ii) the exchange ticker symbol of the portfolio security; (iii) the Council on Uniform Security Identification Procedures (“CUSIP”) number for the portfolio security; (iv) the shareholder meeting date; (v) a brief identification of the matter voted on; (vi) whether the matter was proposed by the issuer or by a security holder; (vii) whether KAM cast its vote on the matter; (viii) how KAM cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors); and (ix) whether KAM cast its vote for or against management.

IV.	A copy of any document created by the CCO or Proxy Administrator that was material to making a decision on how to vote proxies on behalf of a Client or that memorialized the basis for the decision.

V.	A copy of each written Client request for proxy voting information and a copy of any written response by KAM.

The foregoing records will be retained for such period of time as is required to comply with applicable laws and regulations.  The Proxy Administrator will cause copies of the foregoing records, as they relate to particular clients, to be provided to those clients upon request.

The most recent copy of the KAM Policies and Procedures are available on KAM’s website at www.kineticsfunds.com.  Questions related to the KAM Policies and Procedures should be directed in writing addressed to the Proxy Administrator at the address below:

Kinetics Asset Management, Inc.
Attn: Proxy Administrator
555 Taxter Road, Suite 175
Elmsford, New York 10523

KINETICS PORTFOLIOS TRUST
PART C
OTHER INFORMATION
Item 28.	Exhibits

(a)	Articles of Incorporation
	(1)	Certificate of Trust and Declaration of Trust1
	(2)	Amendment No. 1 to Declaration of Trust dated January 31, 2006.4
	(3)	Amendment No. 2 to Declaration of Trust dated June 29, 2007.6
	(4)	Amendment No. 3 to Declaration of Trust dated February 7, 2008.7
	(5)	Amendment No. 4 to Declaration of Trust dated March 3, 2008.8
(b)	By-Laws1
(c)	Instruments Defining Rights of Security Holders. Incorporated by reference to the Declaration of Trust and the By-Laws.
(d)	Investment Advisory Agreements between Registrant, on behalf of each series, and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).1
(1)
Investment Advisory Agreement between Registrant, on behalf of its series the Global Portfolio (formerly known as the Internet Emerging Growth Portfolio), and Kinetics Asset Management,LLC (formerly known as Kinetics Asset Management, Inc.).2

(1)(i)
Addendum to Investment Advisory Agreement between Registrant, on behalf of its series the Global Portfolio (formerly known as the Internet Emerging Growth Portfolio), and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).2

(2)
Investment Advisory Agreement between Registrant, on behalf of its series the Kinetics Government Money Market Portfolio, and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).2

(2)(i)
Addendum to Investment Advisory Agreement between Registrant, on behalf of its series the Kinetics Government Money Market Portfolio, and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).2

(3)
Investment Advisory Agreement between Registrant, on behalf of its series the Small Cap Opportunities Portfolio, and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).2

(3)(i)
Addendum to Investment Advisory Agreement between Registrant, on behalf of its series the Small Cap Opportunities Portfolio, and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).2

	(4)	Addendum to Investment Advisory Agreement between Registrant, on behalf of its series the Internet Portfolio, and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).2
	(5)	Addendum to Investment Advisory Agreement between Registrant, on behalf of its series the Medical Portfolio, and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).2

1

(6)
Addendum to Investment Advisory Agreement between Registrant, on behalf of its series the Paradigm Portfolio (formerly known as the New Paradigm Portfolio), and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).2

	(7)	Investment Advisory Agreement between Registrant, on behalf of its series the Market Opportunities Portfolio, and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).5
	(8)	Investment Advisory Agreement between Registrant, on behalf of its series the Water Infrastructure Portfolio, and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).6
	(9)	Investment Advisory Agreement between Registrant, on behalf of its series the Multi-Disciplinary Portfolio, and Kinetics Asset Management, LLC (formerly known as Kinetics Asset Management, Inc.).7
(e)	Underwriting Contracts. Omitted pursuant to paragraph 2(b) of Instruction B to the General instruction to Form N-1A.
(f)	Bonus or Profit Sharing Contracts. Not applicable.
(g)	Custodian Agreements
	(1)	Custody Agreement between Registrant, Kinetics Portfolios Trust and U.S. Bank N.A. dated June 26, 2006.6
(1)(i)
Fourth Amendment dated December 18, 2009 to Custody Agreement between Registrant, Kinetics Portfolios Trust and U.S. Bank N.A. dated June 26, 2006 incorporated by reference to Amendment No. 35 to Registration Statement for Kinetics Mutual Funds, Inc. (File No. 811-09303) filed on December 30, 2009.

(h)	Other Material Contracts
	(1)	Fund Administration Servicing Agreement between Registrant and U.S. Bancorp Fund Services, LLC dated January 1, 2002.3
	(1)(i)	Seventh Amendment dated June 30, 2009 to Fund Administration Servicing Agreement between Registrant and U.S. Bancorp Fund Services, LLC.10
	(2)	Fund Accounting Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated December 15, 2005.4
(2)(i)
Fifth Amendment dated December 18, 2009 to Fund Accounting Servicing Agreement between Registrant, Kinetics Mutual Funds, Inc. and U.S. Bancorp Fund Services, LLC dated December 15, 2006 incorporated by reference to Amendment No. 35 to Registration Statement for Kinetics Mutual Funds, Inc. (File No. 811-09303) filed on December 30, 2009.

	(3)	Placement Agency Agreement between Registrant and Kinetics Funds Distributors, LLC (formerly known as Kinetics Funds Distributors, Inc.).1
	(3)(i)	Schedule A dated December 6, 2007 to Placement Agency Agreement between Registrant and Kinetics Funds Distributors, LLC (formerly known as Kinetics Funds Distributors, Inc.), dated May 1, 2000.7
	(4)	Power of Attorney3
	(5)	Securities Lending Agreement between Registrant and U.S. Bank N.A9

2

(i)	Legal Opinion. Omitted pursuant to paragraph 2(b) of Instruction B of the General Instruction to Form N-1A.
(j)	Other Opinions.
(1) Consent of Independent Registered Public Accounting Firm – filed herewith.
(k)	Omitted Financial Statements. Not applicable.
(l)	Initial Capital Agreements. Not applicable.
(m)	Rule 12b-1 Plan. Not applicable.
(n)	Rule 18f-3 Plan. Not applicable.
(o)	Reserved.
(p)	Code of Ethics9

1	Filed May 1, 2000 with N-1A.
2	Filed May 1, 2002 with the Amendment No. 5.
3	Filed April 29, 2004 with the Amendment No. 8.
4	Filed January 31, 2006 with the Amendment No. 11.
5	Filed March 16, 2007 with the Amendment No. 13.
6	Filed June 29, 2007 with the Amendment No. 16.
7	Filed February 8, 2008 with the Amendment No. 17.
8	Filed May 1, 2008 with the Amendment No. 18.
9	Filed April 30, 2009 with the Amendment No. 19.
10	Filed April 30, 2010 with the Amendment No. 21.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
Registrant is controlled by its Board of Directors.

ITEM 30.	INDEMNIFICATION

Reference is made to Article VIII, Section 8.3 of Registrant’s Declaration of Trust and Article IX, Section 9.2 of Registrant’s By-Laws.  The general effect of these provisions is to indemnify any person (trustee, director, officer, employee or agent, among others) who was or is a party to any proceeding by reason of their actions performed in their official or duly authorized capacity on behalf of the Trust.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER:

Kinetics Asset Management, LLC is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Information regarding the business, vocation or employment of a substantial nature of the Adviser and its officers is incorporated by reference to the information contained in Statement of Additional Information of this Registration Statement.

ITEM 32.	PRINCIPAL UNDERWRITERS:

(a) As of the date of this filing, Kinetics Funds Distributor, LLC (“KFD”), the private placement agent for shares of the Registrant, also serves as the Distributor for shares of Kinetics Mutual Funds, Inc.

(b) To the best of Registrant’s knowledge, the directors and executive officers of KFD are as follows:

Name and Principal Business Address	Position and Offices with Kinetics Funds Distributor, LLC.	Positions and Offices with Registrant
Leonid Polyakov 555 Taxter Road, Suite 175, Elmsford, New York 10523	President	Trustee, Treasurer

(c) None.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS:
All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 as amended (the “Investment Company Act”), and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at the following locations:

4

Records Relating to:	Are located at:
Registrant’s fund accountant, administrator and transfer agent	U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
Registrant’s investment adviser	Kinetics Asset Management, LLC 555 Taxter Road, Suite 175 Elmsford, New York 10523
Registrant’s custodian	U.S. Bank N.A. 1555 N. River Center Drive, Suite 302 Milwaukee, WI 53212

ITEM 34.	MANAGEMENT SERVICES:

Not applicable.

ITEM 35.	UNDERTAKINGS:

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act, the Registrant, Kinetics Portfolios Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Elmsford and State of New York, on the 29th day of April, 2011.

KINETICS PORTFOLIO TRUST

/s/ Peter B. Doyle
Peter B. Doyle, President

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EXHIBIT INDEX

Exhibit No.
Consent of Independent Registered Public Accounting Firm – Tait Weller & Baker LLP	EX-99.j

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